As filed with the Securities and Exchange Commission on May 28, 1999


                                                      Registration No. 333-73415







                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
        (Exact Name of Registrant as Specified in Governing Instruments)

                           3185 Horseshoe Drive South
                              Naples, Florida 34104
                            Telephone: (941) 649-6310
                    (Address of Principal Executive Offices)


                                 A. Jack Solomon
                                    President
                          Ronto Golf Developments, Inc.
                           3185 Horseshoe Drive South
                              Naples, Florida 34104
                            Telephone: (941) 649-6310
            (Name, Address and Telephone Number of Agent for Service)


                                    Copy to:

                        Robert C. Brighton, Jr., Esquire
                Ruden, McClosky, Smith, Schuster, & Russell, P.A.
                           200 East Broward Boulevard
                         Fort Lauderdale, Florida 33301
                                 (954) 764-6660

                              CROSS REFERENCE TABLE

                             LOCATION IN PROSPECTUS
                        OF INFORMATION REQUIRED BY PART I
                                  OF FORM S-11

Item No.            Caption                            Location in Prospectus
--------            -------                            ----------------------



Item 1    Forepart of Registration Statement and       Front Cover
          Outside Front Cover Page of Prospectus

Item 2    Inside Front and Outside Back Cover          Front and Outside Back Cover
          Pages of Prospectus

Item 3    Summary Information, Risk Factors            Questions and Answers; Summary;
          and Ratio of Earnings to Fixed               Risk Factors
          Charges

Item 4    Determination of Offering Price              Determination of Offering Price

Item 5    Dilution                                     N/A

Item 6    Selling Security Holders                     N/A

Item 7    Plan of Distribution                         Plan of Distribution

Item 8    Use of Proceeds                              Use of Proceeds

Item 9    Selected Financial Data                      N/A

Item 10   Management's Discussion and                  N/A
          Analysis of Financial Condition and
          Results of Operation

Item 11   General Information as to Registrant         Questions and Answers; Summary;
                                                       Lely Golf I

Item 12   Policy with Respect to Certain               N/A
          Activities

Item 13   Investment Policies of Registrant            N/A

Item 14   Description of Real Estate                   Questions and Answers; Summary;
                                                       The Resort






Item No.            Caption                            Location in Prospectus
--------            -------                            ----------------------

Item 15   Operating Data                               N/A

Item 16   Tax Treatment of Registrant and Its          Certain Federal Tax Aspects
          Security Holders

Item 17   Market Price of and Dividends on             N/A
          Registrant's Common Equity and
          Related Stockholder Matters

Item 18   Description of Registrant's Securities       Questions and Answers; Summary

Item 19   Legal Proceedings                            N/A

Item 20   Security Ownership of Certain
          Beneficial Owners and Management             Lely Golf I

Item 21   Directors and Executive Officers             Lely Golf I

Item 22   Executive Compensation                       Lely Golf I

Item 23   Certain Relationships and Related            Questions and Answers; Summary;
          Transactions                                 Lely Golf I

Item 24   Selection, Management and Custody            N/A
          of Registrant's Investments

Item 25   Policies with Respect to Certain             N/A
          Transactions

Item 26   Limitations of Liability                     N/A

Item 27   Financial Statements and Information         Financial Statements; Projections

Item 28   Interests of Named Experts and               Experts; Legal Matters
          Counsel

Item 29   Disclosure of Commission Position on         N/A
          Indemnification for Securities Act
          Liabilities

Item 30   Quantitative and Qualitative                 N/A
          Disclosures About Market Risk





                             LOCATION IN PROSPECTUS
                       OF INFORMATION REQUIRED BY PART II
                                  OF FORM S-11

Item No.            Caption                            Location in Prospectus
--------            -------                            ----------------------

Item 31   Other Expenses of Issuance and Distribution  N/A
Item 32   Sales to Special Parties                     N/A
Item 33   Recent Sales of Unregistered Securities      N/A
Item 34   Indemnification of Executive Committee
          Members and Administrative Partner           N/A
Item 35   Treatment of Proceeds from Stock Being
          Registered                                   N/A
Item 36   Financial Statements and Exhibits            Financial Statements;
          Projections
Item 37   Undertakings                                 N/A



       PRELIMINARY PROSPECTUS DATED MAY __, 1999 -- SUBJECT TO COMPLETION

                   FALA BELLA RESORT AND GOLF CLUB OF NAPLES

                          200 Resort Condominium Units
                   Coupled with a Mandatory Rental Agreement

We are Lely Golf Villas I Limited Partnership, a special purpose limited partnership formed to develop, construct and sell up to 200 fully-furnished resort condominium units in the Naples, Florida area. These units are part of a golf resort condominium and related resort properties called Fala Bella Resort and Golf Club of Naples. The units are of various sizes and dimensions and include an undivided interest in common elements and certain rights to use the Flamingo Island and Mustang golf courses located in Lely Resort. If you decide to purchase a unit, you will be required to enter into a rental program agreement with one of our affiliates providing for the rental of your unit.

We are offering these fully-furnished resort condominium units at prices ranging from approximately $139,990 to $240,000, depending upon the size of the specific unit and its location. The aggregate offering price for the sale of units may be up to $38,000,000.

Before purchasing a unit, consider the risk factors beginning on page __. These risk factors include:

o Rental income is not guaranteed. The amount of rental income that you receive can vary depending on various factors. In some circumstances, your rental income may be insufficient to pay all costs of ownership.

o You may act as your own agent in the resale of your unit or use a securities broker. We cannot assure you that there will be an organized market for the resale of units.

o We have engaged MeriStar Management Company, L.L.C., an experienced hotel resort operator, to act as the operator of Fala Bella. The success of Fala Bella depends in significant part on the efforts of the resort operator. One of our general partners is an experienced developer of residential properties in southwest Florida. However, this is our first experience as a developer or manager of resort properties.

o We have entered into an agreement that provides owners of units with preferred rights to the use of two championship golf courses. However, in certain circumstances these rights may be cut off or otherwise materially adversely affected.

o The income tax treatment of your investment in a unit depends on various factors including personal use of your unit.

We will directly offer and sell the units through employees who will not be specially compensated for the sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved nor disapproved the securities, nor determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                             _________________, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              QUESTIONS AND ANSWERS


1.       Q:       What is a resort condominium unit?

         A: A resort condominium unit is a residential condominium unit that is part of a resort facility. The units we are offering are part of the Fala Bella Resort and Golf Club of Naples. If you purchase a unit, your unit will be rented with other units for short-term recreational purposes pursuant to a mandatory Rental Program Agreement between you and our affiliate, Lely Golf Villas II Limited Partnership, as Rental Manager. Each unit is a fully furnished suite that includes a kitchen, living area and either two bedrooms and two bathrooms and three- bedrooms and three-bathrooms. The three-bedroom unit may be used as a two-bedroom, two-bathroom suite with a hotel room that can be rented separately. Each unit includes a washer-dryer, televisions and a fully-equipped kitchen. Under the Rental Program Agreement, you will be paid the rental income derived from your unit, less related expenses. These expenses include a commission paid to the Rental Manager for rental services provided under the Rental Program Agreement, certain Annual Licensing Fees for use by the unit owners of the Flamingo Island and Mustang golf courses (the "Golf Courses") and a reserve for repair and replacement of furnishings, housewares and certain other items (the "Interior Maintenance Fund").


2.       Q:       What kind of resort facility is Fala Bella?

         A: Fala Bella is an upscale resort facility designed primarily for golf enthusiasts. Fala Bella's facilities include a 7,500 square foot practice green, adult and kiddie pools, a cabana, a tanning beach, a volleyball court and two tennis courts. These amenities will be part of the condominium's common elements. Fala Bella will also offer residents and rental guests use of an exercise room, men and women's saunas, a spa and a massage facility, as well as a sports bar and grill. These amenities will be contained in commercial units of the condominium that will be initially owned and operated by the Rental Manager or one of our affiliates. In addition to the condominium, Fala Bella includes a separate check-in facility containing a lobby and reception area and related facilities. This building will initially be owned by us or one of our affiliates. We expect Fala Bella's first residential building to be completed by the end of the second quarter of 1999. Units are expected to be available for rental beginning in November 1999. Except for the check-in facility, we expect to complete the amenities by January 31, 2000.


3.       Q.       What is Lely Resort?

         A: Fala Bella is part of Lely Resort, a 2,900 acre country club community under development by Lely Development Corporation. Lely Development is a leading land developer in Collier County, Florida with over 25 years of experience. Under present plans, Lely Resort will be a mixed-use residential community that includes custom homes, mid-rise condominium units, retail sites and office and commercial properties. Lely Resort currently features two public courses to be served by a 12,000 square foot under air conditioning public clubhouse expected to be completed in 2000. Lely Resort also includes one private 18-hole golf course served by a 27,000 square foot under air conditioning private club house. Owners and


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



                  guests of Fala Bella will be able to use the public clubhouse but will not have access to the private clubhouse. We cannot assure you that Lely Resort will be completed in accordance with present plans.


4.       Q:       What are my rights to use the Golf Courses in season?

         A: Each unit owner has the right to play without the payment of green fees an 18-hole round of golf 42 times each year in season (from November 1 through April 30) on the Golf Courses up to a maximum of 100 rounds for all persons who qualify as a "unit owner" of your unit. You and each other person who qualifies as a "unit owner" of your unit may make reservations for tee times up to one year (but not less than 4 days) in advance for dates during which your unit is not rented. If your unit is rented, you may still play on a space available basis without payment of a green fee up to the number of free rounds per unit owner discussed above. If you own a three-bedroom unit and are occupying the hotel room or the two-bedroom suite while renting the remainder of your unit, your unit is considered "rented" and you will not have reservation privileges. You will be required to pay standard fees and costs charged by the operator of the Golf Courses for golf cart and equipment rental and for goods or services, other than green fees, both in and out of season. You will also be required to pay green fees to play in season in excess of the 42 individual or 100 total free play times. See Question 7 for a discussion of who qualifies as a "unit owner".


5.       Q:       What are my rights to use the Golf Courses out of season?

         A: You may use the Golf Courses and will not be charged green fees for your excess plays out of season during the months of May through October from 1999 to 2004, if you exceed your 42 free play times or 100 rounds for all unit owners of your unit. However, commencing in May 2005, you will be charged one-half of the published resort green fee for uses in excess of your free play times out of season.


6.       Q:       Are there any other limitations on my preferred use of the
                    Golf Courses?

         A: From December 16 through April 15, your ability to play golf without the payment of green fees is limited to a maximum of seven days during any one 30-day period. Once all seven days have been used, you must wait ten days before being eligible to schedule additional tee times, except that there may be one period of up to 14 days of use per season within a particular 30-day period. In addition, you may not use the Golf Courses for ten days before and after the first and last day of this 14-day period. Your total preferred use of the Golf Courses from December 16 through April 15 cannot exceed 28 days. From April 16 through December 15, you may use the Golf Courses as often as you wish, subject to availability of tee times. All use of the Golf Courses, including use by reservation, is subject to availability. To reduce the chance that no tee times will be available when you wish to play, you may reserve a tee time by providing the Resort Operator with written notice up to one year in advance of the date(s) when you wish to play. In any event, if you wish to reserve a tee time, you must reserve at least 4 days in advance. Failure to play at a reserved time without timely cancellation will be charged as a use against your 42 individual and 100 total


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



                  free play times. A "cancellation" or "no show" fee will be assessed if all free play times have been used.


7.       Q:       Who is considered a "unit owner" for purposes of use of the
                    Golf Courses?

         A: A "unit owner" includes (1) one person and that person's immediate family, comprised of a husband, wife and their dependent children under 25, (2) two adults who live together and hold themselves out to the public as the equivalent of a married couple and their dependent children under 25, or (3) two joint tenants. In addition, a corporation operating an ongoing commercial business that owns a unit may designate one person and that person's immediate family or two individuals to have the privileges of a unit owner. These designees may be changed once a year upon payment of a nominal administrative fee.


8.       Q:       Who is going to operate Fala Bella?

         A: The Rental Manager has engaged MeriStar Management Company, L.L.C., an affiliate of MeriStar Hotels & Resorts, Inc., as Resort Operator. The Resort Operator and certain of its affiliates manage and operate various hotel assets, including most of the hotels owned by American General Hospitality Corporation. In southwest Florida, the Resort Operator manages South Seas Plantation, a resort hotel offering numerous amenities including golf and tennis, located in Captiva, Florida, and the Radisson Suites Beach Resort, a resort hotel located in Marco Island, Florida. Subject to the terms of the Resort Management Agreement, you and Fala Bella's hotel guests will be permitted to use the beach facilities of the Radisson Suites Beach Resort.


9.       Q:       What happens if the agreement with MeriStar Management is
                    terminated without another experienced resort operator being available to take over?

         A: In the event that the agreement with MeriStar Management is terminated without an experienced operator being available to take over, the Rental Manager or one of our affiliates will operate Fala Bella until an experienced resort operator can be retained. In the event the Resort Management Agreement is terminated, we would also need to obtain access to other beach facilities.


10.      Q:       What will be the involvement of Lely Golf I and Lely Golf II after the offering?

         A: Lely Golf I will collect a royalty fee from Lely Golf II under the terms of the Assignment and Assumption Agreement. This agreement provides for the assignment of golf and rental rights to Lely Golf II. Lely Golf II will collect user fees for use of the Golf Courses from non-unit owners as provided under the Use and Access Agreement with Golf Enterprises, Inc., as amended. This agreement provides rights to use the Golf Courses. If all of the units constructed are not sold, Lely Golf I will be a unit owner that will generally be treated the same as every other unit owner. Lely Golf I expects in most cases to include these units in the rental program. In addition, we or one of our affiliates will initially own and the Rental Manager will operate four commercial condominium units. These commercial


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



                  condominium units will be used for Fala Bella's bar and grill, an exercise room, a spa, the saunas and the massage room, as well for vending and storage purposes.


11.      Q:       How often can I use my unit?

         A: From December 16 through April 15, you may occupy your unit up to a total of 28 days. During this period, you are also restricted to a maximum of seven days during any one 30- day period. Once all seven days have been used, you must wait ten days before being eligible to occupy your unit again, except that there may be one period of up to 14 days of occupancy within a particular 30-day period. However, you may not occupy your unit for ten days before and after the first and last day of such occupancy. From April 16 through December 15, you may occupy your unit as much as you wish, subject to availability. To reduce the chance that your unit will be unavailable, you may provide the Resort Operator with written notice in advance of the dates during which you wish to use your unit.

                  You should be aware that the amount of your personal usage of your unit may limit your tax deductions relating to your unit. Frequent use of your unit, particularly in season, will also significantly reduce your income from the rental of your unit.


12.      Q:       How does the Rental Program Agreement work?

         A: You are required to enter into a Rental Program Agreement with the Rental Manager when you purchase your unit. Under the Rental Program Agreement you will agree to make your unit available for rental and to limit your use of your unit as described in the answer to Question 11. The Rental Manager, acting through the Resort Operator, will serve as exclusive rental agent for your unit and manage the rental and maintenance of your unit. The Resort Operator will rent your unit on terms and conditions determined by the Rental Manager, including the rental rate. Neither the Rental Manager nor the Resort Operator guarantees a specific rental occupancy rate or a specific level of rental income.


13.      Q:       What are my costs and expenses relating to the rental of my unit?

         A: Gross rental revenue does not include sales taxes, resort taxes or similar taxes or charges. The Rental Manager will deduct from gross rental revenue related travel agent fees, airline booking fees, and credit card and check collection fees and any other applicable collection or booking fees to obtain "Adjusted Gross Rental Revenue". From this Adjusted Gross Rental Revenue, the Rental Manager will subtract an amount initially equal to 3% of the Adjusted Gross Rental Revenue derived from the rental of your unit during the prior month to create and maintain an Interior Maintenance Fund. The Interior Maintenance Fund will be used to pay for the repair or replacement of furnishings, linens, decorative items, accessories, floor and wall coverings, equipment and appliances. The Rental Manager will subtract a rental commission of 50% of Adjusted Gross Rental Revenue to be paid to the Rental Manager for managing the rental and maintenance of your unit. The Rental Manager may in its discretion deduct from your portion of the Adjusted Gross Rental Revenue any costs incurred by Lely Golf I, the Rental Manager or the Resort Operator with respect to your unit. Such costs may include unpaid taxes, assessments, liens, judgments, and


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



                  deficiencies in amounts required to replace, repair and maintain the interior of the units in excess of amounts contained in the Interior Maintenance Fund and your Annual Licensing Fee relating to use of the Golf Courses.


14.      Q:       When will I receive my rental revenue check?

         A: After making the deductions described in Question 13, the Rental Manager will pay you the balance of rental revenue received from the rental of your unit during the preceding month, if any, by check on or about the 20th day of each month. If rental revenues are insufficient to pay the costs described in the answer to Question 13 above, you may be billed by the Rental Manager for the deficiency or it may be deducted from future rental revenues.


15.      Q:       What happens if Fala Bella loses money?

         A: Lely Golf I and Lely Golf II bear any risk of loss for expenses related to the general operation of Fala Bella. You and other unit owners are only responsible for making up any shortfalls related to your unit or the common elements of the condominium, either directly or through the condominium association (the "Association"). Lely Golf I has agreed to guarantee that Association assessments will not exceed $2,800 and $3,500 per annum for two-bedroom and three-bedroom units, respectively, and will pay all Association expenses not paid from dues, other than special assessments, until the end of the "Guarantee Period", defined as the earlier of December 31, 2001 or the "Majority Election Date" (as defined in the Association's Articles of Incorporation). During the Guarantee Period, insofar as we are subsidizing the Association, we will not be required to pay Association assessments for units owned by us.


16.      Q:       Will there be any debt or lien on my unit or the common
                    elements following completion of construction?

         A: At the time you purchase your unit, the only debt that relates to your unit will be debt that you incur in connection with the purchase of your unit, debt related to the Lely Community Development District ("CDD") obligations and real estate taxes as described in Question 17 below. The construction of Fala Bella will be financed by Lely Golf I and unsold units will be subject to the lien of Lely Golf I's lender. At the closing of the sale of your unit, the portion of the debt relating to your unit will be discharged from the sale proceeds and the related lien removed as to your unit and your use of the common elements. In the event that you default on your Association assessments, a lien may be placed on your unit. CDD obligations and real estate taxes are liens on your unit. If these obligations are not paid, action may be taken to foreclose these liens. In addition, if there is a default on Annual Licensing Fees by you or any of the other unit owners, a lien may be placed on your unit.


17.      Q:       What payments will I make as a unit owner?

         A: You must pay any loan you obtain to buy your unit, the real property taxes on your unit and your share of other expenses not paid by the Association or Lely Golf I. In addition, each


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



                  unit owner is required to pay an Annual Licensing Fee of $3,500 (increasing by 4% per year beginning November 1, 2002) payable in ten equal monthly installments from November to August relating to use of the Golf Courses. Based on current estimates, annual real estate taxes will range from approximately $1,800 to $3,000 and quarterly Association assessments initially be $729 per quarter for 2-bedroom units and $907 per quarter for 3- bedroom units, including the $30 annual assessment payable to the Lely Resort Master Property Owners Association, Inc. Debt service on mortgages on your unit, if any, will depend on the particular terms of any individual loan. Net rental revenue from the rental of a unit will likely be insufficient to service a typical mortgage. Unit owners must also pay the CDD obligations of Fala Bella of approximately $2,120 per unit. A unit owner's CDD obligation may be paid in full at closing or at any time thereafter but must be paid over a twelve-year period starting with the year beginning 2000 with unpaid amounts bearing interest at 9% per annum in the amount of $296 per unit each year. The CDD also assesses or taxes the unit owners for the cost for annual operating costs. The current annual assessment is about $282 per unit.


18.      Q:       Are there any other charges that I may be responsible for in connection with using my unit?

         A: If you use your unit's local or long-distance phone service, use housekeeping or laundry services, or charge golf-related expenses or the cost of various sundries to your unit account while occupying your unit, you must pay these amounts to the Rental Manager prior to check-out.


19.      Q:       Is Lely Golf I obligated to complete the construction of my unit and Fala Bella's amenities?

                  Until Lely Golf I has 44 binding contracts to sell units it is not obligated to complete the sale of any unit. However, once Lely Golf I has sold 44 units or waived this condition, it is obligated to complete the construction of at least 44 units and all of Fala Bella's amenities described in this Prospectus, except for the separate check-in facility Lely Golf I may decide to stop construction at any time following completion of 44 units.


20.      Q:       How do I purchase a unit?

         A: You will sign a sales agreement that will be accepted or rejected by us following the effective date of the registration statement of which this Prospectus is a part. At the time that your sales agreement is accepted by us (or after the registration statement is effective, at the time you execute a sales agreement) you will be required to pay a deposit equal to 10% of the purchase price of your unit. An additional 10% deposit is required within ten days after issuance of a building permit provided that construction of your unit has commenced and 44 binding sales agreements have been signed. This money will be held in escrow in an interest bearing account until the completion of your unit. In the event your unit is not completed, the funds deposited by you will be returned with interest and you will have no further obligations. In addition, under Florida condominium law, you are entitled to rescind your sales agreement during a 15-day period commencing on the last of the date of execution of your sales agreement, the date you receive all documents required by law and the date you receive any material amendment to a document previously received that has an adverse effect on you. Your funds cannot be held for more than two years from the date you sign a sales agreement.


21.      Q:       What payments will I be required to make at the closing of the purchase of my unit?

         A: In addition to paying the balance of the purchase price for your unit, you will be required to pay the following: an administrative fee of $500 to the Rental Manager, $550 to the Association as a working fund contribution and closing costs of 1.5% of your purchase price. In addition, you must pay an amount equal to the Annual Licensing Fee of $3,500 (increasing by 4% per year beginning November 1, 2002), representing the prorated amount for the period from closing to October 31 and an advance payment for next year in the amount of the balance. You are also required to pay prorated amounts for Association assessments, and pay all utility deposits. Real estate taxes and CDD assessments will be prorated. If you use an attorney you will be required to pay your attorney's fees and expenses and you will also be required to pay the cost of any financing should you decide to finance the purchase of your unit.


22.      Q:       What is the Association and who runs it?

         A: The Association is the organization that represents the unit owners in managing and maintaining the common elements owned collectively by the unit owners. Each unit owner automatically becomes a member of the Association when the unit owner purchases a unit. The Association is run by its board of directors. Lely Golf I will appoint the initial board of directors. The board will be elected by the unit owners from among the unit owners after control of Fala Bella is passed to the unit owners from Lely Golf I. As units are sold, Lely Golf I will gradually cede control over the Association to the unit owners in accordance with the Florida Condominium Act. Lely Golf I will have the right to elect at least one director as long as it holds for general sale at least 5% of the units. The board approves the annual operating plan and budget for the Association.


23.      Q:       How does the Association work?

         A: The Association is responsible for collecting and paying all common expenses, such as electricity, water, sewer and cable television, and for maintaining common areas, certain amenities and the structural components of your unit's building. The Association is also responsible for collecting and paying the Annual Licensing Fees, if not paid by the individual unit owners. Association assessments will be paid directly by the unit owners to the Association.

                  Lely Golf I will initially guarantee payment of certain Association expenses to the extent not covered by Association assessments. See the answer to Question 15.

24.      Q:       Do I own the contents in my unit?

         A: Yes. The purchase price for your unit includes the initial items of the standard "Furnishings Package" and "Housewares Package" listed in Annex C to this prospectus. However, you may not remove, alter or add to any of these items.


25.      Q:       Who is responsible for maintaining my unit?

         A: Other than certain minor repairs and replacement of the "Housewares Package" made without charge by the Rental Manager, you are responsible for the cost of maintaining your unit and replacing its contents. The cost of maintenance and any repairs or replacements will generally be paid from your Interior Maintenance Fund, but if money in your Interior Maintenance Fund is insufficient, the Rental Manager will bill you directly or deduct the deficiency from future rental revenues. Bills not paid by the unit owner within 30 days may, at the sole discretion of the Rental Manager, be paid by the Rental Manager. In such cases, the Rental Manager will deduct the amount paid, together with a 10% surcharge, from future rental revenues payable to you. In all cases you will remain liable for any amounts unpaid, as well as accrued interest on unpaid amounts at the highest interest rate permitted by law (currently 18% per annum). Maintenance of your unit and repair and replacement of its contents will be determined by the Rental Manager in its sole discretion, although, to the extent practicable, the Rental Manager will attempt to consult with you prior to repairing or replacing any of your unit's contents.


26.      Q:       Who is responsible for insuring my unit?

         A: As the owner you are responsible for insuring the contents of your unit and maintaining a property damage and bodily injury liability policy in the minimum amount of $300,000 per occurrence naming the Rental Manager and the Resort Operator as additional insureds. The Association will maintain insurance covering each building containing commercial and residential units, the amenities owned by the unit owners collectively and the common elements.


27.      Q:       May I sell my unit?

         A: You may sell your unit at any time. However, you must provide prior notice to the Rental Manager and give prior notice and receive the approval of the Association. If the Association does not approve your purchaser, it must provide you with a substitute purchaser. In addition, your purchaser will be subject to the Rental Program Agreement and must sign such documents as the Rental Manager may request as a condition to the transfer. In connection with the sale of your unit, you will also be required to pay a fee of $5,000 to the Rental Manager who is obligated to pay this amount to Golf
                  Enterprises. This fee will be increased by 4% each year beginning on November 1, 2000.

28.      Q:       Is there a market for the resale of units?

         A: Presently there is no market for resales of the units and no organized public market is anticipated to develop. The units will not be listed on any securities exchange or quoted on Nasdaq. Resales must comply with applicable securities and real estate law and are likely to occur only in privately negotiated transactions.


29.      Q:       Is there any risk that my rights to use the Golf Courses could be cut-off?

         A: Your rights to use the Golf Courses are derived from the rights granted to Lely Golf I by Golf Enterprises, the operator of the Golf Courses, under the Use and Access Agreement. These rights terminate on June 30, 2034, the date on which the subleases under which Golf Enterprises operates the Golf Courses expires, unless earlier terminated or revoked in the event of breach of the Use and Access Agreement. Your rights to use the Golf Courses will be automatically extended for so long as the subleases under which Golf Enterprises uses the Golf Courses are extended. However, if these subleases are not extended, Golf Enterprises will not be able to extend the Use and Access Agreement past June 30, 2034. In addition, there is the risk that there could be defaults, either under the subleases or the underlying ground leases, or foreclosure by mortgagees or other lienholders on the Golf Courses that could cause an earlier termination of Golf Enterprises' subleases. Lely Golf I has the right under certain circumstances to cure these defaults, but these rights do not apply in all cases and may be impractical to exercise in some circumstances. If there is a termination of Golf Enterprises' rights under the subleases your rights to use the Golf Courses will be cut-off. In addition, if Annual License Fees, as well as any other payments owed to Golf Enterprises by any party to the Use and Access Agreement, are not paid after expiration of grace periods, your rights to use the Golf Courses may be suspended or terminated.


30.      Q:       How well is the U.S. and Florida resort industry doing?

         A: According to a survey published by PKF Consulting in its 1998 edition of Trends in the Hotel Industry, average daily room rates at all resort properties nationally grew 5.4% in 1997 with increases in the South Atlantic region advancing 3.7% over 1996. These growth rates trailed growth for rates at all hotels. However, the average daily room rate for resort properties exceeded the average daily room rate for all hotels by 34.3%. PKF believes that resort properties will increase in value by 28.8% with a projected 30% increase in profits during the period from 1997 to 2000. According to a report prepared for Lely Golf I by Horwath Landauer Hospitality Consulting, Inc. in late 1997, the market for golf-oriented resort properties in the Naples, Florida area is very strong. Based on published reports and statistical information provided by Landauer, although occupancy rates declined in 1998 slightly from levels reached in 1997, room revenues continued to climb in 1998 in the Naples, Florida area.

31.      Q:       What are the tax implications of owning a unit?

         A: You are responsible for consulting with your own tax adviser to determine your individual tax consequences relating to your purchase of a unit.

                  However, as a matter of general information, you will be required to report on your federal income tax return the income from the rental of your unit. The Rental Manager will provide you with an annual statement describing revenues and expenses that can be used in preparing your federal income tax return.

                  You may be able to deduct property taxes, interest expense and depreciation for your unit. However, your tax deductions may be limited or eliminated by certain provisions of the Internal Revenue Code, including provisions governing vacation home rentals, passive activity losses, interest expense limitations, and at-risk limitations.

                  You will be required to pay any income and/or capital gains taxes and property taxes that may result from the ownership of your unit. Unit owners other than individuals, i.e., corporations, partnerships, limited liability companies, trusts, and foreign individuals and entities, may have additional considerations associated with ownership of a unit, and must consult their tax advisors to determine the proper treatment of income or expense associated with ownership of a unit.

                  Additional information about the tax implications of the purchase of a unit is provided in "Certain Federal Tax Aspects" beginning on page ___ of this Prospectus.


32.      Q:       Are there risks involved in purchasing a Unit?

         A: There are inherent risks in any investment. While we have tried to present as realistic a picture as possible, Fala Bella may not perform as well as anticipated. Conditions that today are favorable to the resort industry both nationally and locally may change substantially before or after Fala Bella opens. There are many factors, including but not limited to local competition, taxes and governmental regulations, and the state of the local, national and international economies that are not within the control of Lely Golf I, Lely Golf II, or the Resort Operator. Even though we believe our analysis points to Fala Bella being successful, we cannot assure you that this will be the case. Several of the specific risks related to a purchase of a unit are described in "Risk Factors" beginning on page ___ of this Prospectus.

                                     SUMMARY

                  This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand what ownership of a unit means and for a more complete description of the legal terms involved, you should read carefully this entire Prospectus, including the financial statements and projections and the documents in the Annexes.

Lely Golf I                The  units are being  offered  by Lely Golf  Villas I
                           Limited Partnership,  a Delaware limited partnership.
                           The  general  partners  of Lely Golf Villas I Limited
                           Partnership  are Ronto  Golf  Developments,  Inc.,  a
                           Florida  corporation,  and Westbrook Lely Golf Villas
                           I,  L.L.C.,  a Delaware  limited  liability  company.
                           Ronto Golf Developments, Inc. is one of the companies
                           of The Ronto  Group,  which is a group of  affiliated
                           private  companies  engaged in land  development  and
                           residential  construction,  consulting  and  advisory
                           services.  The Ronto Group  typically  allies  itself
                           with funding  partners  with real estate  experience.
                           Its  projects  are  located  primarily  in  southwest
                           Florida.  Westbrook  Lely Golf Villas I, L.L.C.  is a
                           special purpose company formed by Westbrook Partners,
                           L.L.C., a Delaware limited liability company,  to act
                           as a  general  partner  of  Lely  Golf  I.  Westbrook
                           Partners,  L.L.C.  is a fully  integrated real estate
                           investment management company that invests in a broad
                           range  of  real   estate   related   properties   and
                           securities,  including office,  retail and industrial
                           properties,   apartments,   hotels,  residential  lot
                           developments,  and  resort  properties,  as  well  as
                           commercial  mortgage-backed  and  other  real  estate
                           investments   and  securities   consistent  with  its
                           investment  objectives.  You  will  not  acquire  any
                           ownership   interest  in  Lely  Golf  I,  Ronto  Golf
                           Developments,  Inc. or Westbrook  Lely Golf Villas I,
                           L.L.C., or any of their affiliated entities, by purchasing a unit.

                           Lely Golf I will be managed and operated by the officers and employees of Ronto and Westbrook, and their affiliated entities. See "Management of Fala Bella."

                           Lely Golf I maintains its principal executive offices at 3185 Horseshoe Drive South, Naples, Florida 34104 and its telephone number is (941) 649-6310. Lely Golf I also has sales offices at 7985 Mahogany Run Lane, Naples, Florida 34113 and its telephone number is
                           (941) 732-9920.

The Units                  Each unit is a  fully-furnished  suite  with  kitchen
                           facilities and living and sleeping  areas. If all 200
                           units are  constructed,  the unit mix will consist of
                           136 two-  bedroom,  two-bathroom  units  having 1,061
                           square   feet  of  air   conditioned   space  and  64
                           three-bedroom,   three-bathroom  units  having  1,320
                           square   feet   of   air   conditioned   space.   The
                           three-bedroom  unit  may be used  as a  three-bedroom
                           suite or as a two- bedroom,  two-bathroom suite, plus
                           a hotel room.  Each unit also  includes an  undivided
                           interest in the common  elements  of the  condominium
                           and certain  rights  with  respect to use of the Golf
                           Courses.  Your  use of your  unit is  subject  to the
                           terms   and   conditions   of  the   Declaration   of
                           Condominium  of Fala  Bella  Resort  and Golf Club of
                           Naples, the Articles of Incorporation and By-laws of the Association and the Rental Program Agreement.
                           Among other things, these documents limit the in season use of a unit by unit owners. See "Summary of Condominium Declaration and Related Documents."

Fala Bella                 Fala Bella  Resort and Golf Club of Naples is part of
                           Lely  Resort  and is located  in the  greater  Naples
                           metropolitan  area of Collier County,  Florida.  Fala
                           Bella consists of the  condominium  and certain other
                           properties that are owned by Lely Golf I or Lely Golf
                           II. The  condominium  includes  both the  residential
                           units  offered  for sale by this  Prospectus  and the
                           commercial  units  which will be  initially  owned by
                           Lely Golf I or Lely Golf II.  The  residential  units
                           will  be  constructed   in  17  phases,   each  phase
                           consisting  of  a  single  two-story  building.   The
                           initial  2  buildings  will  contain  10 units and 15
                           buildings  will contain 12 units.  Offers to purchase
                           at least  44 units  must be  accepted  before  we are
                           obligated to close the sale of any unit. We may waive
                           this  condition but once this  condition is satisfied
                           or waived by us, we are  obligated  to  construct  at
                           least 44 units and to complete amenities described in
                           this  Prospectus.  After  the  initial  44 units  are
                           constructed, we may decide not to construct and offer
                           for sale any additional units. If all of the units in
                           any phase are not sold,  we will hold these units for
                           sale or rent the units pursuant to the Rental Program
                           Agreement  generally on the same terms and conditions
                           applicable  to  other  unit  owners,   including  the
                           payment of Association assessments. However, during the Guarantee Period when we are paying Association deficits, we are not obligated to pay condominium assessments. In addition, we are not obligated to make payments payable to ourselves or one of our affiliates such as the payment of rental commissions.

                           Although Fala Bella's amenities do not include beach access, the Rental Manager currently intends to provide beach access in Collier County for unit owners and guests. The Resort Management Agreement provides that the Resort Operator will allow unit owners and guests use of the beach (located approximately 13 miles from Fala Bella) at its Radisson Suite Beach Resort of Marco Island without charge.

                           Construction of the first phase consisting of ten residential units began in November 1998 and is anticipated to be completed by the end of the second quarter of 1999. Except for the check-in facility, construction of the resort amenities is anticipated to be completed by January 31, 2000. If the reception building is not completed when rental of units commences, we intend to use a portion of the recreation area as a temporary reception and registration area for guests of Fala Bella. See "Fala Bella."

Lely Resort                Lely Resort is a 2,900 acre  country  club  community
                           under development by Lely Development Corporation,  a
                           leading land  developer in Collier County for over 25
                           years.  Upon completion,  Lely Resort will be a mixed
                           use residential community that includes custom homes,
                           mid-rise  condominium units,  retail sites and office
                           and  commercial  property.  The  community  is  being
                           developed  in  three  phases:   Flamingo  Plantation,
                           Mustang  Plantation  and  Classics  Plantation.  Fala
                           Bella  is  part  of  Flamingo.  In  addition  to  the
                           Condominium  Declaration and the Association Articles
                           and Association By-laws, unit owners are also subject
                           to the Declaration of Covenants and  Restrictions for
                           Lely  Resort and the  Articles of  Incorporation  and
                           By-laws   of  Lely   Resort   and  the   Neighborhood
                           Declaration. See "Lely Resort."

The Golf  Courses          Lely  Golf  I  is a  party  to  the  Use  and  Access
                           Agreement for Lely Golf Villas with Golf Enterprises,
                           Inc.,  as  amended,  providing  for  use of the  Golf
                           Courses.

                           Golf Enterprises is a privately-held golf course management company that subleases and manages some of the golf properties of its affiliate, American Golf Corporation. American Golf is a privately-held golf course management company having a portfolio of golf facilities that includes private country clubs, resorts, daily fee public facilities and practice centers located in 29 states and 10 facilities in the United Kingdom.

                           Robert Trent Jones, Sr. designed and built the Flamingo Island Club course, which opened to the public in April 1990. Lee Trevino and W.M. Graves, Inc. designed the Mustang Golf Club course which opened to the public in December 1997. The Flamingo Island course is a 18 hole, par 72 course measuring 6,292 yards in length and the Mustang course is a 18 hole, par 72 course measuring 7,217 yards in length. Both Golf Courses are managed by Golf Enterprises.

                           We have agreed to permit Golf Enterprises to use a portion of the property owned by us adjacent to Fala Bella as a temporary clubhouse. Under the terms of the Use and Access Agreement, Golf Enterprises is obligated to close the temporary clubhouse in 2000 and to construct a permanent clubhouse, which will include a pro shop and restaurant, in 2000. See "The Golf Courses."

The Rental
Program
Agreement                  Each unit owner  must  enter into the Rental  Program
                           Agreement with the Rental  Manager when  purchasing a
                           unit. Under the Rental Program  Agreement,  each unit
                           must be made  available  for rent  whenever it is not
                           occupied  by  the  unit  owner.  The  Rental  Program
                           Agreement also restricts your use of your unit in the
                           peak season.  See  "Management  of Fala  Bella-Rental
                           Program  Agreement".  The number of days a unit owner
                           or certain related parties of the unit owner uses the
                           unit may affect the tax consequences  associated with
                           ownership  of  a  unit.  See  "Certain   Federal  Tax
                           Aspects--Section 280A."

                           Under the Rental Program Agreement, the Rental Manager will be paid a management fee equal to 50% of annual Adjusted Gross Rental Revenue (as defined in the Rental Program Agreement). Each unit owner will also pay an Annual Licensing Fee for use of the Golf Courses, a quarterly Association assessment and an amount to be used as your Interior Maintenance Fund. Regardless of whether a unit owner's unit is rented, the unit owner is responsible for these expenses. Unit owners will be billed directly for any shortfall to the extent that rental revenues are not sufficient to pay allocated expenses. See "Management of Fala Bella -- Rental Program Agreement."

The Resort
Operator The Rental Manager has engaged MeriStar Management Company, L.L.C., an affiliate of MeriStar Hotels & Resorts, Inc., to serve as the operator of Fala
                           Bella. MeriStar Management is included in the MeriStar Group's Resorts division which focuses on sun, golf and ski oriented properties. These resorts are located in California, Florida, Georgia, Massachusetts, Vermont and the U.S. Virgin Islands and are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Doubletree(R)and Radisson(R). The MeriStar

                           Group is the successor to the leasing and management company interests of CapStar Management Company and American General Hospitality Corporation. About half of the hotels leased or managed by the MeriStar group are owned by MeriStar Hospitality Corporation, a real estate investment trust and an affiliate of the MeriStar Group. In southwest Florida, the Resort Operator manages South Seas Plantation, a resort hotel offering numerous amenities including golf and tennis, located in Captiva, Florida, and the Radisson Suites Beach Resort, a resort hotel located in Marco Island, Florida. Under the terms of the Resort Management Agreement, you and Fala Bella's hotel guests will be permitted to use the beach facilities of the Radisson Suites Beach Resort.

                           Under the Resort Management Agreement, the Resort Operator has agreed to manage Fala Bella and perform the Rental Manager's obligations under the Rental Program Agreement until May __, 2004, unless sooner terminated in accordance with the terms of the Resort Management Agreement. Under the terms of the Resort Management Agreement, the Resort Operator may terminate the agreement if at least 150 units are not completed by December 31, 2002. The Rental Manager will be responsible for paying the fees and expenses of the Resort Operator, other than a $15 fee payable by you for each confirmed reservation made through the Resort Operator's Vacation Planning Center. See "Management of The Resort -- Resort Management Agreement."

                           In the event that the agreement with MeriStar Management is terminated without an experienced operator available to take over, Lely Golf II or one of its affiliates will operate Fala Bella. Neither Lely Golf I nor Lely Golf II has any experience managing a resort.

Development of
the Resort                 The  deposits  made  on  units  will  not be  used to
                           finance  construction  of Fala  Bella,  or any of the
                           units or any properties  related to Fala Bella,  such
                           as the Golf Courses or the reception area until after
                           the  closing  of the  purchase  of a  unit.  All  net
                           proceeds of the  offering  representing  the purchase
                           price of the  units  will be paid to Lely Golf I upon
                           the  closing  of each  sale of a unit and will not be
                           available to fund  operation of Fala Bella.  See "Use
                           of  Proceeds."  The  total   estimated   acquisition,
                           construction, development, marketing costs, financing
                           costs,  including  a return on  internally  generated
                           funds,  and  overhead  costs in  connection  with the
                           project are currently  estimated to be  approximately
                           $35,500,000. Actual costs may vary depending on final
                           design,  control of construction costs, the length of
                           time  to   construct   and  market  the  project  and
                           unforeseen   factors   such  as  labor  and  material
                           shortages.

                           If all of the units are sold at prices within the price range set forth on the cover of this Prospectus (which prices may be adjusted within the range upward or downward from time to time based on marketing and other factors), we anticipate gross revenue of up to approximately $38,000,000. The gross revenue less the above total costs represent our pre-tax profit. Pre-tax profits will be available to pay fees and distributions to our general and limited partners and taxes. Lely Golf I and its affiliates will also receive income from (1) development fees, (2) management fees related to the rental of units, (3) the use of the Golf Courses by users pursuant to the rental program and (4) other miscellaneous sources related to the operation of Fala Bella.

                           Ronto will act as administrative partner with respect to the development of Fala Bella. Under the Development Agreement, Ronto will administer the design, construction, marketing, sales and financing of Fala Bella in such capacity. For its services, Ronto will be reimbursed for its allocated overhead costs until all units are sold and occupied. Certain employees of an affiliate of Ronto will be loaned to Lely Golf I and Lely Golf II for certain purposes, including marketing and sales and in connection with rental management.

Certain
Transactions and
Related Parties            Lely Golf I, Lely Golf II, Ronto and certain of their
                           respective   affiliates   are   parties   to  various
                           agreements and will receive various fees for services provided and be reimbursed for various expenses relating to the development and operation of Fala
                           Bella, including the Development Agreement and the Rental Program Agreement as described above. Pursuant to the Assignment and Assumption Agreement, Lely Golf
                           I  assigned  its  rights  under  the Use  and  Access
                           Agreement, other than certain rights associated with a unit owner's rights to use the Golf Courses, including rights relating to the rental of the units and the use of the Golf Courses by certain designated users. In consideration of this assignment, Lely Golf
                           II will pay Lely Golf I quarterly royalties equal to __% of the gross rental fees and __% of the gross fees generated from use of the Golf Courses.

Expenses The amount of the Association assessments (initially $907 per quarter for 2- bedroom units and $729 per quarter for 3-bedroom units and payments into the Interior Maintenance Fund (initially equal to 3% of the Adjusted Gross Revenues for the unit (as defined in the Rental Program Agreement)) will be adjusted periodically. Annual Licensing Fees are initially $3,500 per annum payable in ten equal installments from November through August. At the time of purchase of a unit, you will be required to pay an amount equal to the Annual Licensing Fee representing the prorated amount for the period from closing to October 31 and an advance payment for the next year in the amount of the balance. A unit owner must pay a fee at the time of a transfer of a unit of $5,000, except in the case of transfers to immediate family members and in certain other limited circumstances. Annual Licensing Fees and fees payable upon the transfer of a unit will increase by 4% per year beginning November 1, 2002 and November 1, 2000, respectively.

Distributions              The Rental Manager will distribute to unit owners the
                           net rental revenue obtained from the rental of the unit owner's unit by the 20th day following the end of each month. Net rental revenue is the amount determined by deducting from Adjusted Gross Rental
                           Revenue, the Management Fee, Annual Licensing Fees, payments to the Interior Maintenance Fund and certain other costs and expenses incurred and/or payable by the unit owner. The Rental Manager will provide to the unit owners: an itemized statement of income and expenses relating to rental of a unit; an annual accounting for the Interior Maintenance Fund; and appropriate information for income tax preparation purposes.

Risks of
Projections                Since Fala Bella is a new development project, it has
                           no  operating  history  on which  to  rely.  For this
                           reason,  this Prospectus includes certain projections
                           of operating  results for the rental of units and the
                           costs  of  ownership.   While  we  believe  that  our
                           projections  are  based  on  a  reasonable  range  of
                           assumptions  and  consider  those  factors  that  are
                           likely to impact on the expected income to be derived
                           from  rental  of a unit  and the  expected  costs  of
                           ownership,   projections   are  not   predictions  of
                           anticipated results.  Actual results are likely to be
                           different,  perhaps  materially.  The  selection  and
                           evaluation  of  the  factors  to be  included  in the
                           projections is highly  subjective and the projections
                           do not  consider  all of the factors  that may affect
                           the income you may receive from your  particular unit
                           or  the   costs  of   ownership.   Factors   such  as
                           anticipated occupancy levels and average daily room rates are based on numerous variables, many of which are outside of our ability to control, including the impact of competitive resorts, and local, national and international economic conditions.

Prices of Units            The  initial  range of  purchase  prices of units has
                           been established based on our evaluation of market conditions and our costs. We are not required to maintain the initial price schedule and may adjust the price of individual units up or down from time to time in response to market conditions and demand.
                           Adjustments may not be uniformly applied to all units of the same type. The price of a unit cannot be changed once a purchase agreement has been executed for such unit. The initial range of purchase prices for the first four buildings, totalling 44 units, is set forth in Annex A and a schedule specifying all other payments required to be paid by a purchaser at closing is set forth in Annex F.

Purchase
Procedure                  To  purchase a unit,  you must  execute a real estate
                           sales   agreement  in  the  form   attached  to  this
                           Prospectus  as Annex B.  Following  acceptance  by us
                           your contract is  irrevocable,  subject to the 15-day
                           period   permitted   for   rescission  of  the  sales
                           agreement under Florida law. We will not accept any sales agreement until after the effectiveness of the registration statement of which this Prospectus is a part. You may revoke your sales agreement at any time prior to acceptance.

                           Following execution of a sales agreement, if the registration statement relating to the offering of the units is effective under the Securities Act, you are required to make a down payment in the amount of 10% of the purchase price of your unit. An additional 10% must be paid within ten days after issuance of a building permit provided that construction of your unit has commenced and we have entered into binding sales agreements for the construction of at least 44 units (or waived this condition). Your down payment will be held in an interest bearing escrow account for your benefit until the closing of the purchase of your unit. Your down payment is nonrefundable if you breach the sales agreement but is refundable if your unit is not completed, your offer to purchase the unit is validly revoked or the purchase is rescinded in accordance with Florida law. At closing, you must pay: the balance of the purchase price; a one-time administrative fee of $500; a $550 payment as a Association working fund contribution; $3,500 (increasing by 4% per year beginning November 1,
                           2002), representing your Annual Licensing Fee, prorated from your closing date to October 31, with the balance applied to your next year's

                           Annual Licensing Fee; closing costs in the amount of 1.5% of the purchase price of the unit; all pro rated amounts (e.g., real estate taxes, CDD assessments and Association assessments); and all utility deposits required by any utility company. You also will be responsible for your legal fees, if any, and any costs relating to any financing by you for the purchase of your unit, if applicable. There will be a separate closing for each unit.

                           We are not obligated to close the sale of any unit until 44 units are sold. However, once this condition is satisfied or waived, we are obligated to construct at least 44 units and all of the amenities described in this Prospectus except for the separate check-in facility. We may discontinue the offer and sale of units at any time after satisfying or waiving this condition without notice in our sole discretion.

Financing                  Each  prospective  unit owner will be required to pay
                           the  purchase  price  and all  other  amounts  due at
                           closing  in cash.  However,  prospective  owners  may
                           obtain financing from any available  source.  We may,
                           but  are  not  obligated   to,  make   referrals  for
                           financing in  connection  with a purchase of an unit.
                           Failure to receive financing will not relieve a prospective owner from the obligation to purchase a unit.

Tax
Considerations             You are urged to consult  with your own tax  advisors
                           concerning the tax effect of ownership by you of a unit under federal and applicable state law.

                           Unit owners must report income from the rental of a unit as income for federal and applicable state income tax purposes. You will be entitled to any available deductions associated with ownership of the unit for federal income tax purposes, including deductions for property taxes, investment interest expense and depreciation. However, you should be aware that your use of your unit will impact on the income tax treatment of your ownership of your unit and the availability of such deductions.

                           For a more complete discussion of certain income tax consequences of unit ownership see "Certain Federal Tax Aspects" beginning on page ____.

The Condominium
Association                When you purchase your unit,  you will  automatically
                           become a member of the Association. The Association will supervise the maintenance of the condominium common areas and will pay certain common charges. In addition, the Association will be liable for the payment of the Annual Licensing Fees to the extent not paid by a unit owner.

                           The board of directors is responsible for managing the Association, including preparation of the Association's annual operating plan and budget. The number of directors on the board will initially be three. We will initially appoint all three directors of the Association. Unit owners will elect 1/3 of the directors after we convey 15% of the Total
                           Condominium Units (as defined in the Articles of Incorporation of the Association). Unit owners will elect a majority of the directors after the earliest to occur of the following:

                           (1) Three years after 50% of all units which are to be conveyed have been conveyed;

                           (2) Three months after 90% of all units which are to be conveyed have been conveyed;

                           (3) When all units that are to be conveyed are completed, some are conveyed and no other units are being offered for general sale;

                           (4) When some units have been conveyed and no other units are being constructed or offered for general sale; or

                           (5)      Seven   years  after   recordation   of  the
                                    Condominium Declaration.

                           We may elect at least one director as long as we are offering for general sale at least 5% of the units.

                           Directors will have a two-year staggered term of office once control of the board is transferred to the unit owners. There will be a minimum of three directors.


                                  RISK FACTORS

You are urged to consider carefully the following risk factors, together with the other information contained in this Prospectus, including the financial statements and projections and the documents included in the Annexes, before purchasing a unit.

Revenue Insufficient to Cover Expenses

         Net rental revenue paid to you may be insufficient to pay your mortgage, if applicable. Costs related to your ownership of a unit may also exceed your net rental revenue. You are responsible for ownership costs, including the Annual Licensing Fee, regardless of the amount of rental income received.

         If there is a default on the Annual Licensing Fees by any of the unit owners that is not cured, even though you have paid your own Annual Licensing Fee obligation, Golf Enterprises may impose a lien on your unit that may be foreclosed in the same way as a mortgage. If there is a failure to pay any of the obligations to Golf Enterprises by any of the unit owners or any of the other parties to the Use and Access Agreement, you may lose use of the Golf Courses. In addition, if there is a significant default by unit owners on other fees and expenses, there may be insufficient funds to operate Fala Bella generally. This could make it impossible to operate Fala Bella on a rental basis and could result in a general decline in the value of Fala Bella and the individual units. In such event, while the defaulting unit owners will not be relieved from their obligations to pay delinquencies, the remaining unit owners may be subject to increased or special assessments in order to defray the operating shortfall.

Limited Resale Market

         There will not be an organized resale market for the sale of your unit. The units will not be listed on a national securities exchange or quoted by Nasdaq. Resales will occur only in privately negotiated transactions and may only be made directly by the unit owner or through a sales representative appropriately licensed under applicable federal and state securities and real estate law. Your resale ability could be further diminished if Fala Bella's performance does not reach expectations. You, therefore, may not be able to sell your unit quickly or at a price you feel equal to its value in an emergency. Consequently, the purchase of a unit should be considered only as a long-term investment.


Significant Income Tax Considerations to Owners

         The following is a brief summary of the most significant tax considerations discussed under "Certain Federal and State Income Tax Aspects" involved in an investment in a unit and the rental arrangement contemplated by the Rental Program Agreement.

         You are strongly urged to review this material with your financial advisor and to discuss the tax consequences of an investment in a unit with your own tax advisors.

Section 183 Hobby Loss Rules

         The Internal Revenue Code of 1986, as amended (the "Code"), distinguishes between activities engaged in for profit and activities not engaged in for profit. Your ability to deduct your share of any losses from renting your unit may be limited by Section 183 of the Code, which is commonly called the "hobby loss rule". If the rental program contemplated by the Rental Program Agreement is subject to the hobby loss rules, the amount you will be able to deduct for your share of expenses and losses from renting your unit will be limited to the rental income you receive. See "Certain Federal and State Income Tax Aspects -- Tax Consequences of Renting to Unit Owners -- Section 183."

Vacation Home Rental Rules

         Your share of any losses from the rental of your unit may be further limited by the vacation home rental rules in the Code. Section 280A of the Code establishes a gross income limitation and an expense allocation formula for apportioning deductions between personal (that is, your use of your own unit by you and your family members) and business use of a dwelling unit. Your unit is considered a dwelling unit for federal income tax purposes. You will be permitted to deduct expenses related to the ownership and rental of your unit only to the extent such expenses are allocable to business use of your unit. In addition, if personal use of your unit by you and your family members exceeds the greater of 14 days or 10% of the number of days during the year that your unit is rented for fair value, your deductible expenses will be limited to your income from renting your unit. See "Certain Federal and State Income Tax Aspects -- Tax Consequences of Renting For Unit Owners -- Section 280A."

Passive Activity Rules

                  The rental of your unit under the Rental Program Agreement is considered a passive activity under the Code. Losses from passive activities generally may only be deducted against income from the same or other passive activities. See "Certain Federal and State Income Tax Aspects -- Tax
Consequences of Renting For Unit Owners -- Income and Losses from Passive Activities."

Factors That May Affect Use of Golf Courses

         Golf Enterprises operates the Golf Courses as sublessee under subleases that expire on June 30, 2034. If these subleases are not extended, Golf Enterprises will not be able to extend the Use and Access Agreement past June 30, 2034. In addition, there is the risk that there could be defaults, either under the subleases or the underlying ground leases, or foreclosure by mortgagees or other lienholders on the Golf Courses that could cause an earlier termination of Golf Enterprise's subleases. We have the right under certain circumstances to cure these defaults, but these rights do not apply in all cases and may be impractical to exercise in some circumstances. If there is a termination of Golf Enterprises' rights under the subleases your rights to use the Golf Courses will be cut-off.

         Your rights to use the Golf Courses may also be materially adversely affected by a breach of the Use and Access Agreement by us or our assignee, by the unit owners or otherwise, after expiration of applicable grace periods.


Risks in Relying on Projections

         Since Fala Bella is a new development project, it has no operating history. Therefore, this Prospectus contains projections using hypothetical assumptions about rental income payable to unit owners. These projections do not relate to all units or any specific unit. Projections are not predictions of actual results. Actual results are likely to be different, perhaps materially. Factors that will affect actual performance include, but are not limited to, occupancy rate achieved, actual rental rate, effects of competition, strength of tourism and the strength of the regional, national and international economies. If actual results are materially worse than those set forth in the projections, unit owners may experience material adverse consequences, including the need to pay additional funds to meet ownership costs (such as Annual Licensing Fees and Association assessments), and to make payments on any loan obtained by a unit owner to purchase a unit.


Forward Looking Statements

         Since Fala Bella has not yet been completed or commenced operations, all statements in this prospectus regarding Fala Bella and its operation are forward-looking statements within the meaning of federal securities law. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect" "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the other risk factors contained in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are certain factors such as general economic conditions, local real estate conditions, or weather conditions that might cause a difference between actual results and those forward-looking statements. This discussion should be read in conjunction with a review of our financial statements, including the related notes to the financial statements, and the projections, including the related assumptions, included in this Prospectus beginning at pages F-1 and P-1, respectively.

Year 2000

         The year 2000 issue is the result of computer programs that were written using two digits rather than four to define the year. Management of Lely Golf I and Lely Golf II are aware of the potential problems, including the inability to collect and maintain the information necessary to operate the rental program, and is currently assessing the potential impact on Fala Bella. One factor in evaluating candidates to serve as resort operator is the preparations that the resort operator candidate has taken with respect to the potential problems attendant to a failure to be year 2000 compliant. Since we have not completed our evaluation, we are currently unable to estimate the cost of compliance.

         Our goal is to ensure that all of our critical systems and those of the resort operator are under their respective direct control and remain operational. However, certain systems and processes may be interrelated with systems outside their control, such as the systems and operations of travel agents, tour group operators and other booking agencies, and their can be no assurance that all implementations will be successful. Under our present analysis of the most reasonable likely worst case scenario for year 2000 disruptions, there is the concern that telecommunications and electric industries serving Fala Bella may fail, causing temporary disruptions in the construction of Fala Bella and the ability of the Rental Manager to rent units.

         We are currently unable to estimate the cost of becoming year 2000 compliant, but do not anticipate that it will have a material adverse effect on the construction and operation of Fala Bella.


Dependence on the Resort Operator

         The success of Fala Bella will depend to a great extent on the efforts and abilities of the Resort Operator. The Resort Operator has been engaged for a five-year term commencing May 1999, subject to earlier termination under certain circumstances. In particular, the Resort Operator may terminate the Resort Management Agreement if at least 150 units are not sold by December 31, 2002.

         If the Resort Operator were to terminate its arrangement to manage Fala Bella, and another experienced resort operator was not immediately available, Lely Golf II or one of its affiliates would operate Fala Bella. Lely Golf II has no experience managing a resort.

         If Lely Golf II is required to operate Fala Bella for an interim period, Fala Bella may be without the benefits of an advanced reservation booking system and national advertising that is generally provided by an experienced operator and otherwise at a disadvantage with respect to some of its competition.


Experience of Lely Golf I and the Lely Golf II

         The Ronto Group has more than 20 years' experience in developing and constructing residential real estate properties in Florida. However, Fala Bella is the first resort condominium project and rental program developed or managed by the management of Lely Golf I or Lely Golf II.

Dependence on Golf Enterprises

         Fala Bella's ability to attain satisfactory occupancy and room rates is dependent on access to the Golf Courses, which has been arranged with Golf Enterprises under the Use and Access Agreement. Neither we nor the unit owners will have any ability to control or direct the operations of Golf Enterprises or the use or condition of the Golf Courses, except to the limited extent set forth in the Use and Access Agreement. If Golf Enterprises fails to properly operate or maintain the Golf Courses, occupancy and room rates of Fala Bella could be materially adversely affected.


Competition

         The success of Fala Bella will be determined by, among other things, its location, quality of accommodations, room rate structure and the quality and availability of play on the Golf Courses. Fala Bella will compete with existing hotels and resorts, as well as with future hotels and resorts that may be developed in proximity to Fala Bella. Visit Naples, Inc. reported that in 1998 there were 5,398 hotel rooms in Naples among 72 hotels and motels. According to a report prepared for us by Horwath Landauer Hospitality Consulting, Inc., in 1996 there were 2,309 comparable resort-oriented rooms in the Naples hotel supply. These rooms compete with Fala Bella in varying degrees on the basis of location, potentially common customer base, quality level of facilities and room rate structure. However, the majority of these hotels are located on beachfront, a factor that mitigates seasonality and attracts a different market. According to the Landauer Report, outside of the Naples area, there are Florida golf resort properties with rooms totaling 3,609 in 1996. The majority of these resorts are much larger than Fala Bella and generally are located in the interior of Florida. In addition, most of these properties provide significant amounts of meeting space in order to capitalize on the meeting group market to supplement golf demand. As a result, the majority of demand is meeting group oriented. In the Naples area we believe that there are currently only three resorts that are directly competitive with Fala Bella. None of these resorts currently provide privileged access to golfing. However, additional projects for resort facilities have been announced that may compete with Fala Bella, if completed. Competition in the future may be affected by changes in the hotel and resort market in the Naples area, changes in local or regional population patterns, changes in disposable income characteristics, changes in travel patterns and preferences, and periodic over-building that can adversely affect patronage levels. See "The Resort Industry -- Resort Market; and -- The Naples Market."


Potential Liability of Ownership

         Included in your Association assessments will be a share of insurance premiums for property damage, public liability and fire and other hazard insurance carried by the Association against certain risks of operating the condominium. In addition, under the Rental Program Agreement, each unit owner is required to carry property, casualty and liability insurance of at least $300,000. However, the amount of insurance carried by the Association, the unit owner or Rental Manager may prove inadequate. There are certain risks which may be uninsurable or not insurable on reasonable terms. In the event insurance is unavailable for any reason, the Association will have to self-insure for all or part of any potential loss or to seek coverage at higher rates from alternative carriers.

         You may personally have joint and several liability for tort and contract claims as a result of ownership of your unit or as a party to the Rental Program Agreement. You are urged to consult an insurance advisor or attorney with respect to the nature and extent of such personal liability and to determine what additional liability insurance coverage, if any, may be necessary or appropriate for your particular circumstances.


Seasonal Fluctuations

         The Naples resort market is seasonal, with demand fluctuating at different levels throughout the year. This seasonality will cause fluctuations in the gross revenue generated from the rental of your unit. See "The Resort Industry -- The Naples Market -- Seasonality".


Operating Uncertainties

         The value of Fala Bella and an investment in the units will depend in part on the ability of the Resort Operator to achieve, maintain or increase gross revenue sufficient to cover operating expenses and generate a reasonable return for the unit owners. Income from an investment in the units may be adversely affected by a range of factors in addition to increased competition as discussed above. These factors include, but are not limited to, increases in operating costs as a result of inflation and other factors, which the Rental Manager may determine cannot be offset by increased revenue, strikes and other labor disturbances by Fala Bella's employees, increases in energy costs and other expenses of travel, weather conditions (including the impact of damages caused by hurricanes, tornadoes and floods) and adverse effects on general and local economic conditions. Due to the orientation of Fala Bella to use of the Golf Courses, Fala Bella is particularly dependent upon the quality and availability of play on the Golf Courses. Occupancy by tourists who do not play golf is expected to be minimal. All of these and other factors could reduce Fala Bella's ability to generate revenue.


Potential Liability for Violation of Environmental Laws

         Under various federal, state, and local environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances. Such laws, ordinances and regulations often impose liability, whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. We are not aware of any material violations of currently applicable environmental laws. However, violations may occur in the future or more stringent laws may be enacted. If this occurs, Lely Golf I, Lely Golf II or the unit owners could suffer material adverse consequences as a result.


Risks in Relying on Industry Data

         We have obtained various industry data set forth in this Prospectus regarding the golf and resort industry from PKF Consulting's report on Trends in the Hotel Industry, a report prepared for us by Horwath Landauer Hospitality Consulting, Inc., information provided by MeriStar Management Company and from certain public sources. Industry information as a whole or on specific markets may not be indicative of results that can be achieved in the Naples market or by Fala Bella and may not be applicable to a resort focused on golf or which includes a rental program. We have not independently verified the resort industry data contained in the national studies cited or obtained from other sources. The sources of this information are not affiliated with us or associated in any way with this offering.

Experience of Association Directors

         Following relinquishment of control of the Association by Lely Golf I, the Association will be controlled by the unit owners sitting on the board of directors. These directors will not be full-time residents of Fala Bella and may have little or no experience in operating a resort or a rental program between unit owners and tenants. The operating inexperience of the directors may result in the directors not being able to recognize or take corrective action if and when required.


                                   FALA BELLA

General

         Fala Bella is a golf-oriented condominium-hotel. It is currently anticipated that Fala Bella will consist of 200 fully furnished suites located in 2 buildings of 10 units and 15 buildings containing 12 units each, complemented by resort and recreational facilities, on a site of approximately 20 acres in the Naples, Florida area. Fala Bella is part of Lely Resort and is located approximately five miles from the Naples airport and 37 miles from the Fort Myers/Southwest Florida International Airport. Each building of the condominium will be two stories. Lely Golf I will construct a check-in facility. Separate commercial condominium units will house certain recreational amenities, including a bar and grill, his and her saunas, a spa, massage facilities and an exercise room. In addition, there will be a golf practice area, a cabana, adult and kiddie swimming pools, tanning beach, a volleyball court, two tennis courts and parking facilities.

         In response to our market studies, we have determined that a mix of two- and three-bedroom units with certain amenities and recreational activities will be most attractive to potential users of Fala Bella.

         We believe that Fala Bella will fill a void in the Naples market for resort facilities that cater to the golf enthusiast. According to market research conducted for us, the mix of the facilities provided at Fala Bella and located nearby, including the Golf Courses, comprises an ideal setting that is not duplicated at other area resorts or at golf resorts located inland.

         The floor plans for the units and the building layouts indicating the location of the units and other resort facilities are set forth in Annex D to this Prospectus.



                                THE GOLF COURSES

         Golf Enterprises is the operator of the Golf Courses. It is a privately held golf course management company that subleases and manages some of the golf properties of its affiliate, American Golf Corporation. American Golf is a privately held golf course management company having a portfolio of golf facilities that include 260 private country clubs, resorts, daily fee public facilities and practice centers located in 29 states and 10 facilities in the United Kingdom.

         The Golf Courses are included in American Golf Country Clubs ("AGCC"). AGCC is a separate and distinct operating division of American Golf dedicated to private club acquisition, management and member service in the United States and abroad. AGCC's portfolios include over 60 private country clubs. According to American Golf, these country clubs are considered by the industry to be among the most desirable golf properties in the country.

         Robert Trent Jones, Sr. designed and built the Flamingo Island course, which opened to the public in April, 1990 and Lee Trevino and W.M. Graves, Inc. designed the Mustang Golf course which opened to the public in December, 1997. The Flamingo Island course is a 18 hole, par 72 course measuring 6,292 yards in length and the Mustang course is a 18-hole, par 72 course measuring 7,217 yards in length. Both Golf Courses are managed by Golf Enterprises.

         Golf Enterprises will erect a temporary club house, that will include a restaurant and pro shop, on property owned by Lely Golf I that is adjacent to Fala Bella. Under the Use and Access Agreement, Golf Enterprises has agreed to complete a permanent club house in 2000. This clubhouse will be available to those persons staying at Fala Bella and the general public.



                                   LELY RESORT

         Lely Resort is a 2,900 acre country club community under development by Lely Development Corporation, a leading land developer in Collier County for over 25 years. Upon completion, Lely Resort will be a mixed use residential community that includes custom homes, mid-rise condominium units, retail sites and office and commercial property. The community is being developed in three phases: Flamingo Plantation, Mustang Plantation and Classics Plantation. Fala Bella is part of Flamingo Plantation.



                               THE RESORT INDUSTRY

General

         The resort industry is very cyclical and profitability is determined in part by the relative availability of supply to demand. Demand is closely linked to the strength of the economy. The growth of supply, however, is closely linked to the availability of capital, which may be less or more than existing demand.

         According to the report prepared for Lely Golf I by Horwath Landauer Hospitality Consulting, Inc. (the "Landauer Report"), Fala Bella is comparable and may be considered to compete with three distinct groups of properties. The first group consists of resort-oriented hotels in the local Naples-Marco Island area that attract leisure and group demand. The second group consists of inland Florida resorts which are golf- oriented, some of which feature organized rental pool programs. The third group includes other Florida resorts, many of which are located beachfront and cater to upscale meeting groups, as well as discretionary leisure travelers.

         The performance of the U.S. or Florida resort industry as a whole may not be indicative of results that can be achieved in the Naples area. Factors that would not necessarily have a material effect on the national industry because it is geographically diverse may have a significant impact on a smaller market. Individual resort markets may underperform or outperform the industry as a whole. In addition, the results of resort hotels in the Naples area or golf oriented resorts located inland are not directly comparable to the market for a Naples-based golf oriented property such as Fala Bella. Finally, condominium hotel properties included in a rental program or pool are affected by factors that may not be applicable to these other properties.

Resort Market

         Resorts  that are focused on a  particular  area of  interest,  such as golf, sometimes experience results that contrast with the performance of the resort market generally. Resort properties in the Naples area generally feature waterfront locations, some with direct golf access, and offer luxury accommodations and services. In addition, many of these hotels are considered "flagship" properties or destination resorts. As such they cater to upscale meeting groups and discriminating leisure travelers and command higher room rates compared to other properties, including Fala Bella. This would be true of two of the golf-oriented resorts currently planned for the Naples area.

         Currently, we believe there are no condominium hotel resorts that include golfing arrangements in the Naples market.


Florida

         Tourism is Florida's second largest industry and plays a significant economic role throughout the state. We believe that the growth of the tourism industry in Florida is based on the following:

                  o         Favorable climate
                  o         Natural beauty
                  o         More leisure time
                  o         Number  and  quality of resort  hotels and
                              championship golf courses
                  o         Development of new tourist attractions
                  o         Low airfare structure
                  o         Expansion of sporting events
                  o         Shopping
                  o         Healthy economy
                  o         Aggressive tourism development


Comparable Resort Properties Operating Performance

         The performance, measured by annual occupancy percentage and average daily rate (ADR), of a representative set of Naples/Marco Island hotel resort properties, according to the Landauer Report, as updated by information provided by Landauer, is as set forth in the following table:


                             Naples/Marco Island Resort Hotels
--------------------------------------------------------------------------------
                      YEAR               OCCUPANCY              ADR
--------------------------------------------------------------------------------
                      1995                  69%                $142
                      1996                  72%                $144
                      1997                  72%                $155
                      1998                  71%                $164
--------------------------------------------------------------------------------
         Note: The hotel resort properties represented include Registry Resort Naples, Naples Beach Hotel and Golf Club, Marriott's Marco Island Beach Resort & Golf Club, Inn at Pelican Bay Edgewater Beach Hotel, Radisson Suite Beach Hotel and Marco Island Hilton Beach Resort.

                  These properties had a total of 2,310 rooms in 1998. In the first three months of 1999 occupancy at these hotels equaled 80% and ADR was $235 compared to 82% and $229, respectively, in 1998.


         The performance of a representative set of Florida golf resort properties, according to the Landauer Report, as updated by information provided by Landauer, is as set forth in the following table:


                                   Florida Golf Resorts
--------------------------------------------------------------------------------
                      YEAR               OCCUPANCY              ADR
--------------------------------------------------------------------------------
                      1995                  55%                 $115
                      1996                  56%                 $121
                      1997                  58%                 $134
                      1998                  58%                 $150
--------------------------------------------------------------------------------

         Note: The golf resort properties represented include Westin Innisbrook Resort, Marriott at Sawgrass Resort, PGA National West Palm Beach, Saddlebrook, Wyndham Resort and Spa Fort Lauderdale and Doral Golf Resort. These properties had a total of 3,552 rooms in 1998. In the first three months of 1999, occupancy at these golf resorts equaled 69% and ADR was $210 compared to 75% and $191, respectively, in 1998.


The Naples Market

Naples

         Fala Bella is located in Collier County within the Naples metropolitan area, a residential and resort community located on the southwest coast of Florida.

         According to the Landauer Report, Naples has experienced growth in nearly all sectors of its economy that is above the growth rate for Florida and the United States. The majority of this growth has been concentrated in the central and western portions of Naples near the commercial business district and along the gulf coast. The highest rate of growth has been experienced in retail sales and in sales by eating and drinking establishments located in the area. According to information provided by National Decision Systems, retail sales and sales by eating and drinking places in Naples are anticipated to continue to grow at a relatively high rate compared to Florida and the United States through 2003.

         Golf is a major attraction in Naples and contributes to the health of the tourism sector. Naples is second in the nation for the highest number of golf holes per capita and hosts an annual Senior PGA and a LPGA event each winter.

Competition

         We believe that three condominium hotel properties in the southwest Florida market are directly competitive with Fala Bella. These are Pointe Estero Resort, Gullwing Beach Resort and Marco Beach Ocean Resort. The following chart sets forth some of the characteristics of these properties:


Property                                 Year Opened             No. of Rooms       Facilities/Amenities
-----------------------------------------------------------------------------------------------------------------------------------
Pointe Estero Resort                         1988                     60            - TV's in every bedroom and
                                                                                      living room
                                                                                    - Swimming pool
                                                                                    - Jacuzzi
                                                                                    - Recreational activities
                                                                                    - Cookouts
Gullwing Beach Resort                        1998                     66            - Beach access
                                                                                    - Swimming pool
                                                                                    - Decorator designed rooms
                                                                                    - Guest services
                                                                                    - Turnkey ownership
Marco Beach Ocean Resort                      *                      103            - Six floor plan choices
                                                                                    - Two swimming pools
                                                                                    - Restaurant building
                                                                                    - Concierge service
                                                                                    - Health spa
                                                                                    - Fitness training
                                                                                    - Two jacuzzi spas
                                                                                    - Reciprocal membership
                                                                                       with
                                                                                       Royal Tarpon Yacht Club
---------------
* Anticipated for 2000.

          The factors considered in determining this competitive supply included: (1) the number of rooms and amount and quality of meeting space, (2) quality and value of overall facilities and amenities, (3) character and style of Fala Bella, (4) rate structure and market position, and (5) location factors such as surrounding land uses.

          These properties are competitive largely based upon their size, price points and location. Each offers certain amenities comparable to the amenities offered by Fala Bella. However, none of these properties offer privileged access to golf, though golf facilities are available at local public courses. The cost of tee times at these public golf facilities is approximately equal to prices that will be paid by Fala Bella's guests, though less than amounts that will be paid by a unit owner when such prices are calculated as part of the price of ownership of a unit. The quality of the golf facilities themselves are generally of lower caliber than the Flamingo and Mustang golf courses.

          In addition, there are a number of condominiums and hotels in the Naples area that offer golf as one of their featured recreational activities such as the Naples Beach & Golf Hotel, Fiddler's Creek and Naples Heritage. Lely Resort also includes condominium units that offer access to the Lely golf courses.

Resort Market Seasonality

          The Naples resort market is affected by seasonality with demand fluctuating at different levels throughout the year. The severity of demand fluctuation has lessened in recent years as a result of the increasing popularity of the area. Strongest demand occurs from January through April. According to information provided by the Economic Development Council of Collier County, Inc., during peak periods in 1998, occupancy in Naples ranged from 78.3% to 85.5%. During this period, there is less disparity between weekend and weekday demand. As a result, the resort market experiences numerous fill nights (periods in which the market is at capacity). Moderate demand occurs during the months of May, October and November. In 1998, occupancy percentages ranged from 70% to 74.3%. The resort market experiences numerous fill nights on the weekends during this period. The slow season is from June through September. In 1998, market occupancy ranged from 49% to 66%. December is in a category of its own and in 1998 had an occupancy rate of 60%.


Unsatisfied Demand

          As a result of significant tourist activity and a strong demand for proximity to the area's high quality golf facilities, Naples experiences high levels of unsatisfied demand during certain times of the year. Unsatisfied demand is that demand which is not able to be accommodated in the direct market area due to facility size or capacity constraints and exists whenever a market experiences periods of 100% occupancy. As a result of seasonality, unsatisfied demand can exist even though the average annual occupancy for the market is less than 100%.


Market Demand

          The overall demand for resort lodging accommodations in the Naples area is generated primarily by leisure destination travelers and the meeting group market. However, because of the number and quality of the golf facilities in the Naples area, lodging demand by golf enthusiasts who come to the area primarily to play golf is high.


Future Demand Growth

          We believe that room demand in the Naples/Marco Island area will grow in the beginning years of the millennium, notwithstanding the slower demand growth experienced in 1997 and the slight decline seen in 1998. We presently anticipate that new additions to the competitive supply will induce demand into the market. Induced demand is new demand that enters a market as a direct result of the introduction of a new hotel product. This demand is over and above the normal demand growth experienced by the marketplace. As a result of their more unique physical attributes, variety of amenities, and ability to cater to all demand segments, resort oriented hotels, more than any other lodging type, possess the ability to induce new demand into a marketplace.

Prospective New Resort Supply

          We estimate that approximately 1,000 new hotel rooms (excluding Fala Bella's 200 units) will be constructed in the Naples market within the next three years, including both resort hotels and golf-oriented resorts. This is in addition to the approximately 550 new rooms added to the Naples hotel supply in 1998 and 1997.

          Plans for the construction of three significant golf resort properties have been announced. Florida Panthers Holdings, a publicly-held sports and leisure company, announced a project for the construction of a world-class golf resort and country club in Naples. The project will include a semi-private, 18-hole golf course and a luxury 250-room hotel. Plans to construct a 295-room golf lodge that will be operated by the Ritz-Carlton luxury hotel chain have also been announced. In addition, WCI Communities and Hyatt Equities announced an agreement for the development of a 450-room Hyatt Regency resort hotel in southern Lee County (between Naples and Fort Meyers) that will include an 18-hole championship golf course that will primarily serve guests of the hotel, but which will also be open to the public for daily-fee play.

          In addition, a Doubletree Hotel having 101 rooms and a 250-room Pulling Hotel is planned for Naples and a Staybridge Suite Hotel is planned for Bonita Springs.


                       PROJECTED PERFORMANCE OF FALA BELLA

          The following represents the base projected financial performance of two- and three-bedroom units for the fifth year of operations of Fala Bella. Currently we believe rental operations will stabilize in the fourth year of operations when all of the units are expected to be completed and available for rental. We believe that rental revenues will show continued improvement in the fifth year of operations. These projections of financial performance are the mid-point of the range of projections of occupancy and rental rates appearing on page P-1 and should be read in conjunction with the projections, including the assumptions underlying the projections. Investors who plan to finance the purchase of their unit should also review the Debt Service Matrix included with the projections.

          Investors should recognize that the projections are not intended to be predictions about the performance of Fala Bella. We believe that the assumptions on which the projections are based are reasonable. At our request, Landauer has reviewed our base projections for Fala Bella's fifth year of operations and, based on their assessment of economic and market conditions as of May 11, 1999, concluded that our projections for occupancy and room rate levels for Fala Bella in its fifth year of operations appear reasonable. However, actual results will differ from the results contained in the projections, perhaps materially. Investors are encouraged to consult with their own advisors with respect to the assumptions upon which the projections are based and are encouraged to review the discussion of risk factors regarding Fala Bella and its operations set forth under "Risk Factors" beginning on page __. Investors who require financing to purchase a unit should understand that net cash available is unlikely to be sufficient to amortize a typical mortgage.

                           BASE PROJECTIONS OF ANNUAL
                               INCOME AND EXPENSES
                                   (UNAUDITED)


                                 RENTAL REVENUES

2 BEDROOM UNIT

GROSS INCOME1                                                  $32,068

LESS:
          Travel Agent Commissions          (1.80%)               (577)
          Credit Card Fees                  (1.90%)               (609)
          VPC Reservation Expense2                                (654)
                                                           ------------

ADJUSTED GROSS INCOME                                          $30,228

LESS:

          Management Fee3                                      (15,114)
          Interior Maintenance Fund4                              (907)

NET RENTAL REVENUES PAYABLE TO OWNER                           $14,207
                                                           ============




--------

1    Assumes an  annualized  occupancy  rate of 55.68% and an average daily rate
     (ADR) of $158. Personal usage is not considered as affecting occupancy.

2 Under the Resort Management Agreement, the Resort Operator will be paid a fee of $15 per confirmed reservation placed through its Vacation Planning Center (VPC). The projected fee assumes 75% of all bookings are derived through the VPC with an average length of stay of 3.5 nights per booking.

3 Under the Rental Management Agreement, the Rental Manager will be paid a management fee equal to 50% of Adjusted Gross Income (as defined in the Rental Management Agreement) for securing and servicing rentals.

4 The Interior Maintenance Fund will be funded with 3% of Adjusted Gross Income payable monthly. Assumes expenditures for repair or replacement of furnishings, linens, floor and wall coverings, equipment and appliances will equal the amount funded.

                               OWNERSHIP EXPENSES
                                   (UNAUDITED)


2 BEDROOM UNIT

NET RENTAL REVENUES PAYABLE TO OWNER:                          $14,207

LESS OWNERSHIP EXPENSES:

          Annual Condominium Assessment1                        (3,126)
          Real Estate Taxes2                                    (2,025)
          CDD3                                                    (623)
          Insurance4                                              (150)
          Annual Licensing Fee5                                 (3,786)

NET CASH AVAILABLE6                                             $4,497
                                                                ======


--------

1 Based on a budget for 1999, which includes the $30 current annual assessment for the Lely Resort Master Property Association, Inc., and assumes a constant assessment for the year 2000 increased at a 3% compounded annual rate for each year thereafter.

2 Assumes tax rate of 1.5% on an assessed value equal to 90% of $150,000 (assumed purchase price of $165,000 less $15,000 for furnishings).

3 A Lely Resort Community Development District operating assessment of $327 (based on 1999 budget, increased 3% per year compounded rate) is assumed for year 2004 plus a maximum of $296 for annual amortization of existing CDD indebtedness of $2,120 per unit at Jan. 1999.

4 Estimated annual premium payable for the minimum $300,000 per occurrence coverage for property damage and bodily injury liability insurance required by the Rental Program Agreement.

5 An Annual Licensing Fee is payable to Golf Enterprises for golf privileges of $3,500 per year increasing 4% per year after November 1, 2002.

6 Does not include costs incidental to use of a unit by the unit owner such as laundry, housekeeping, telephone, etc. Net Cash Available is before debt service, if any.

                           BASE PROJECTIONS OF ANNUAL
                               INCOME AND EXPENSES
                                   (UNAUDITED)

                                 RENTAL REVENUES

3 BEDROOM UNIT

GROSS INCOME1                                                  $40,090

LESS:
          Travel Agent Commissions          (1.80%)               (722)
          Credit Card Fees                  (1.90%)               (762)
          VPC Reservation Expense2                                (984)
                                                            -----------

ADJUSTED GROSS INCOME                                           37,622

LESS:

          Management Fee3                                      (18,811)
          Interior Maintenance Fund4                            (1,129)

NET RENTAL REVENUES PAYABLE TO OWNER                           $17,682
                                                           ============

--------


1 Assumes hotel rooms always separately rented. Also assumes an annualized occupancy rate of 55.68% and an average daily rate (ADR) of $158 for two-bedroom units and, 28.12% annualized occupancy rate and a $78 ADR for hotel rooms. Personal usage is not considered as affecting occupancy.

2 Under the Resort Management Agreement, the Resort Operator will be paid a fee of $15 per confirmed reservation placed through its Vacation Planning Center (VPC). The projected fee assumes 75% of all bookings are derived through the VPC with an average length of stay of 3.5 nights per booking.

3 Under the Rental Management Agreement, the Rental Manager will be paid a management fee equal to 50% of Adjusted Gross Income for securing and servicing rentals.

4 The Interior Maintenance Fund will be funded with 3% of Adjusted Gross Income payable monthly. Assumes expenditures for repair or replacement of furnishings, linens, floor and wall coverings, equipment and appliances will equal the amount funded.

                               OWNERSHIP EXPENSES
                                   (UNAUDITED)


3 BEDROOM UNIT

NET RENTAL REVENUES PAYABLE TO OWNER:                          $17,682




LESS OWNERSHIP EXPENSES:

          Annual Condominium Assessment1                        (3,891)
          Real Estate Taxes2                                    (2,498)
          CDD3                                                    (623)
          Insurance4                                              (150)
          Annual Licensing Fee5                                 (3,786)

NET INCOME6                                                     $6,734


--------


1 Based on Association's budget for 1999, which includes the $30 current annual assessment for the Lely Resort Master Association Property, Inc., and assumes a constant assessment for the year 2000 increased at a 3% compounded annual rate for each year thereafter.

2 Assumes tax rate of 1.5% on an assessed value equal to 90% of a $185,000 ($200,000 purchase price less $15,000 for furnishings).

3 A Lely Resort Community Development District operating assessment of $327 (based on 1999 budget, increased 3% per year compounded rate) is assumed for each year 2004 plus a maximum $296 for annual amortization of existing CDD indebtedness of $2,120 per unit at Jan., 1999.

4 Estimated annual premium payable for the minimum $300,000 per occurrence coverage for property damage and bodily injury liability insurance required by the Rental Program Agreement.

5 An Annual Licensing Fee is payable to Golf Enterprises for golf privileges of $3,500 per year increasing 4% per year after November 1, 2002.

6 Does not include other costs incidental to use of a unit by the unit owner such as laundry, housekeeping, telephone, etc. Net Cash Available is before debt service, if any.



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



Golf Vacation Benefits

          The use of your unit for a golf vacation destination provides substantial savings compared to a stay at a golf-oriented resort. These benefits should be considered, together with the ownership costs and rental revenues related to ownership of a unit.

          As a primary benefit of ownership of a unit, each unit owner possesses preferred rights to use of the Golf Courses. These rights entitle a unit owner to play an aggregate of 100 rounds or 42 rounds of golf per individual unit owner per year (with reservations up to a year in advance) without payment of any green fees. For a more complete discussion of these rights and certain limitations on their use, see Questions 4 through 7 under "Questions and Answers". These rights translate into substantial savings for a unit owner who plays golf.

          As an example, assume a unit owner elects to play 7 rounds each month for a year, a total of 84 rounds. Based on the 1999 green fee schedule of the Golf Enterprises, the savings to an owner would be over $6,000. These savings exceed the current Annual Licensing Fee of $3,500.

          A unit owner who uses his unit also enjoys substantial savings compared to someone who rents. Each unit owner is entitled to free use of his unit, subject to incidental charges and certain seasonal restrictions discussed in Question 11 under "Questions and Answers". As an example, assume a unit owner elects to use his unit two days each month for a year. The savings at the projected rates for a two-bedroom unit would be over $3,500 for the twenty-four room nights. If instead a unit owner chooses to use his unit one week a month in January, February and March the savings would be over $4,200.

          You should note that rental revenues may be adversely affected by owner use, especially in periods of high occupancy levels by hotel guests. Moreover, projected unit expenses do not include costs incidental to owner use such as laundry, housekeeping, and telephone.


Market Penetration

          The operating results set forth in the projections are predicated on a number of assumptions relating to the physical and locational characteristics of Fala Bella. These assumptions include Fala Bella's overall facility, as well as the fact that Fala Bella has a preferential use and access agreement with Golf Enterprises providing unit owners and guests with access to quality golf facilities. We believe that resort-oriented facilities and the Use and Access Agreement with Golf Enterprises providing preferred rights to the use of the Golf Courses will provide a significant competitive advantage for Fala Bella in the Naples marketplace. Additionally, we considered the following factors in preparing the projections:

          o the estimated future performance of the overall competitive lodging market

          o the advantages and disadvantages of Fala Bella relative to the existing and future competitive market (assuming its location, overall facilities, and access to the Golf



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



                   Courses with the rights provided to unit owners under the Use and Access Agreement)

          o        the estimated mix of different types of demand for Fala Bella

          o        the estimated rate structure for Fala Bella

          o the impact of potential new resort supply in the competitive market


          Different assumptions about market penetration serve as a basis for the projections of future occupancy performance for Fala Bella. Market penetration is a measurement of the level of demand captured by a given resort in relation to its fair market share based on the number of resort rooms it has relative to the number of rooms in the market. Market penetration is expressed as a percentage, with a resort capturing its fair market share having a market penetration rate of 100%.


Occupancy

          Our projections assume that occupancy of the units will increase as construction and marketing of Fala Bella is completed and will stabilize in the fourth year of operations. We project continued growth in rental revenues in the fifth year of operations. We believe that Fala Bella is competing in a growing market for both generalized resort facilities and golf-oriented resort facilities. For this reason, we expect to attain a relatively high occupancy rate even though Fala Bella's market penetration of the general resort market in the Naples area may not be significant. By working with MeriStar Management, we expect to penetrate the group and meeting market, as well as the market for golf enthusiasts, both locally and nationally. We expect demand growth in the group and meeting market in particular to increase occupancy in years three and four of operations.


Conclusion

          We believe that the Naples market for resort facilities, as well as the market for resort facilities that cater to golf enthusiasts, to experience continued growth into the foreseeable future. Factors contributing to the strength of the market and its overall potential growth are:

          o        Growth of southwest Florida as a resort destination

          o        Local municipal commitment to aggressive tourism marketing

          o        Positive   economic   trends  within  the  State  of  Florida
                   generally and southwest Florida particularly

          o Continued growth in interest in golf as a recreational activity

          o Growth and greater service capacity of the Southwest Florida International Airport





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



          Fala Bella provides a unique blend of location and facilities. Unit owners and guests will have the benefit of access to two championship golf courses. We expect that Fala Bella will be positioned below the midpoint rate range for comparable resort hotels and will achieve occupancy levels above the competitive supply.



                               THE RESORT OPERATOR

          The Rental Manager has engaged MeriStar Management Company, L.L.C., an affiliate of MeriStar Hotels & Resorts, Inc., as Resort Operator. The Resort Operator and certain of its affiliates manage and operate various hotel assets, including most of the hotels owned by American General Hospitality Corporation, making it one of the largest independent hotel management companies in the United States based on number of rooms under management. The Resort Operator is included in the MeriStar Group's Resorts division which focuses on sun, golf and ski oriented properties. These resorts are located in California, Florida, Georgia, Massachusetts, Vermont and the U.S. Virgin Islands and are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Doubletree (R) and Radisson(R). The MeriStar group is the successor to the leasing and management company interests of CapStar Management Company and American General Hospitality Corporation. About half of the hotels leased or managed by the MeriStar group are owned by MeriStar Hospitality Corporation, a real estate investment trust and an affiliate of the MeriStar group. In southwest Florida, the Resort Operator manages South Seas Plantation, a resort hotel offering numerous amenities including golf and tennis, located in Captiva, Florida, and the Radisson Suites Beach Resort, a resort hotel located in Marco Island, Florida. Subject to the terms of the Resort Management Agreement, you and Fala Bella's hotel guests will be permitted to use the beach facilities of the Radisson Suites Beach Resort.


                            MANAGEMENT OF FALA BELLA

          The Resort Operator will manage the rental of the units, and maintain the units on behalf of the Rental Manager and the unit owners pursuant to the Resort Management Agreement and the Rental Program Agreement. The Resort Management Agreement does not provide for the management of the condominium or the Association. The following discussion is a summary of these agreements. Please refer to Annexes E-1 and E-2 to this Prospectus for the full text of these agreements.


Rental Program Agreement

          Each unit owner is required to enter into the Rental Program Agreement with Lely Golf II as Rental Manager. A unit may not be rented to anyone except pursuant to the Rental Program Agreement. Under the Rental Program Agreement, you agree to make your unit available for rental whenever you are not occupying your unit. Personal use of a unit is subject to certain restrictions in season (December 16 to April 15). During this period, you may occupy your unit for up to 28 days, but may not stay for more than seven days during any one 30-day period. Once all seven days have been used, you must wait ten more days before using your unit. However, once during this period, you may use your unit for one 14-day period provided that you have not used your unit for the prior 10-day period and do not use it again for an additional ten days. The Rental Manager will seek suitable renters to rent the unit who will pay a rental rate set by the Rental Manager.

          The amount of your personal use of your unit may affect the deductibility of certain expenses associated with ownership of your unit. Use of your unit, particularly in season will also reduce your rental income.


Rental Revenue

          Rental revenue does not include funds collected for taxes or other governmental requirements, including sales tax and tourist taxes. The rental revenue you receive will be adjusted by deduction of all applicable travel agent fees, airline booking fees, credit card and check collection fees, and any other applicable collection or booking costs. This Adjusted Gross Rental Revenue is subject to other deductions described below.


Interior Maintenance Fund

          The Rental Manager will deduct 3% of Adjusted Gross Rental Revenue from the prior month's Adjusted Gross Rental Revenue to hold in the Interior Maintenance Fund. The Interior Maintenance Fund will bear interest that will be added to the Fund. The Interior Maintenance Fund will be used by the Rental Manager to repair or replace furnishings, linens, decorative items, accessories, floor and wall coverings, equipment and appliances as the Rental Manager may deem necessary. In making these repairs, the Rental Manager will consult with you to the extent practicable. If amounts in the Interior Maintenance Fund are insufficient, you are responsible for paying any shortfall. The Rental Manager may, but is not obligated to, advance funds that may be repaid from future rental revenues or billed to you. The Rental Manager will provide you with an annual accounting of all monies held or disbursed from the Interior Maintenance Fund.


Management Fee

          For its services under the Rental Program Agreement, you will pay the Rental Manager a management fee equal to 50% of the Adjusted Gross Rental Revenue derived from the rental of your unit (the "Management Fee"). The Rental Manager will deduct the Management Fee from the Adjusted Gross Rental Revenue received in the previous month.





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



Distributions

          The Rental Manager will distribute to you by check the balance of Adjusted Gross Rental Revenue for the preceding month remaining after payment of the Interior Maintenance Fund amount and the Management Fee on or about the 20th day of each month. The Rental Manager reserves the right to deduct for other costs or expenses incurred by the Rental Manager with respect to the unit, including without limitation, unpaid taxes, assessments, judgments, deficiencies in the amount available from the Interior Maintenance Fund for the repair, replacement and maintenance of the units, Annual Licensing Fees, and other charges payable by the unit owner or guests for use of services or the purchase of goods while in residence in the unit.


Reports to Unit Owners

          Under the Rental Program Agreement, the Rental Manager will provide you with monthly statements of revenues derived from the rental of your unit and the amount deducted from the gross revenues in arriving at your Adjusted Gross Rental Revenue. In addition, the Rental Manager will provide each of you with information by January 31 of each year for purposes of preparing your tax returns. The Rental Manager will also provide you with an annual statement of income and expenses charged to the Interior Maintenance Fund and any other expenditures made for the maintenance, repair or replacement of your unit and its contents.


Indemnification

          The Rental Program Agreement provides that you will indemnify the Rental Manager and the Resort Operator against losses or damages resulting from their performance under the Rental Program Agreement, including claims arising out of neglect or misconduct by you or your guests and for damage to any person or property.


Administrative Fee

            The Rental Program Agreement provides for the payment of a one-time administrative fee at the closing of the purchase of a unit of $500 to defray the cost of the computerized rental and income tax reporting systems, administrative expenses related to initial set-up and management of the computer system, and set-up of the telephone systems.

Insurance and Other Provisions

          The Rental Program Agreement requires you to maintain property and casualty insurance that covers the contents of your unit and liability to guests and others in the amount of $300,000 per occurrence, as well as provisions regarding assignment of your unit, electronic services, pest control and certain other matters.


Sale of a Unit

          Prior to entering into an agreement to resell your unit, you must provide the proposed purchaser with a copy of the Rental Program Agreement. You must notify the Rental Manager within five days after putting your unit up for sale. You must also notify the Rental Manager of the proposed conveyance ten days in advance of closing. In addition, you must pay a fee of $5,000 to the Rental Manager which is obligated to pay Golf Enterprises a transfer fee in this event. The transfer fee will increase annually by 4% beginning on November 1, 2000.

          Under the Condominium Declaration, when you enter into an agreement to sell your unit, you must furnish to the Association written notice of the name of the proposed purchaser within ten days after the execution of the sales agreement, together with a copy of the purchase agreement. The Association must approve or disapprove the proposed purchaser within 20 business days after receipt of notice. If the Association disapproves the purchase, it must within 30 days after the Association received notice of the proposed sale, furnish you with an approved purchaser who will purchase the your unit on terms as favorable to you as the terms set forth in your notice to the Association. If the Association fails to furnish a substitute purchaser, your may sell your unit to the originally proposed purchaser.


Resort Management Agreement

          Under the Resort Management Agreement, MeriStar Management has agreed to manage Fala Bella and perform the Rental Manager's obligations under the Rental Program Agreement for a five-year term ending May __, 2004, subject to earlier termination under certain circumstances, including termination by the Resort Operator if at least 150 units are not completed on or before December 31, 2002.


Compensation

          The Rental Manager will pay to the Resort Operator each month in arrears a management fee (the "Basic Fee") equal to the sum of (1) 2.5% of Total Non-Golf Revenues (as defined in the Resort Management Agreement) plus (2) 0.5% of Total Net Golf Revenues (as defined in the Resort Management Agreement), subject to a guaranteed minimum monthly payment of $7,500 until the later to occur of (x) the first anniversary of the commencement of the Resort Management

Agreement and (y) the date on which all the units have been completed. In addition, the Rental Manager will pay the Resort Operator an incentive fee for each fiscal year equal to 15% of the amount by which Net Operating Income (as defined in the Resort Management Agreement) with respect to such fiscal year exceeds $900,000 (pro rated for each partial year), up to 4% of Total Revenues (as defined in the Resort Management Agreement), including the Basic Fee. The Resort Operator will also be paid a monthly fee of $3,000 for provision of its centralized accounting services.

          You must pay the Resort Operator a fee of $15 for each confirmed reservation for your unit placed through its Vacation Planning Center. This fee will be deducted from your rental revenues and is in addition to the Management Fee payable to the Rental Manager under the Rental Program Agreement.


Beach Access

          The Resort Management Agreement provides that so long as the Rental Manager is not in default under the Resort Management Agreement, the Resort Operator will permit unit owners and their guests to use the beach at the Resort Operator's Radisson Suite Beach Resort of Marco Island without charge. The costs of such access, including transportation to the beach, will be absorbed by the Rental Manager as an operating expense under the Resort Management Agreement. In some circumstances, the Resort Operator will receive the right to use the Golf Courses that could limit the privileged use of the Golf Courses by you and the guests of Fala Bella.


            SUMMARY OF CONDOMINIUM DECLARATION AND RELATED DOCUMENTS

          As described elsewhere in this Prospectus, Fala Bella is a part of Lely Resort. Each unit is also subject to the Declaration of General Covenants, Conditions and Restrictions for Lely Resort (the "Community Declaration") and the Neighborhood Declaration (as defined in the Condominium Declaration), as well as the Condominium Declaration, the Association Articles and the Association By-laws (collectively, the "Documents"). The Documents impose certain covenants, conditions and restrictions on the units and unit owners. The following discussion of these Documents is a summary of the material terms of these Documents but does not purport to be complete and is qualified in its entirety by reference to such Documents, which are included as Exhibits to the registration statement of which this Prospectus is a part. Capitalized terms used without definition have the meanings provided in the Document that is being described.


The Community Declaration

The Community Declaration provides for the following:

          o       covenants and easements that run with the land comprising Lely
                  Resort,   creating   certain   community   standards  for  all
                  communities within Lely Resort

          o       a plan of development for Lely Resort

          o        Neighborhoods  within  Lely  Resort  operated  by  individual
                   homeowner  or  Associations   within  the  framework  of  the
                   Community Association

          o        maintenance  of the  community  Common Areas by the Community
                   Association

          o        rights  and   representation  of  Members  of  the  Community
                   Association, whether or not resident in an area designated as a Neighborhood

          o assessment and lien rights of the Community Association against units within Lely Resort

          o functional and aesthetic use restrictions (e.g., requires approval for modifications to the water management system and changes in the color of the exteriors of residential units)


The Community Articles

          The Community Articles are the organizational document for a Florida not-for-profit corporation named Lely Resort Master Property Owners Association (the "Community Association"). The creation of the Community Association is required under the Community Declaration. The Community Articles authorize and empower the Community Association to perform the maintenance, administration and other responsibilities required under the Community Declaration. The initial Board of Directors and officers of the Community Association are appointed in the Community Articles. Under the Community Articles all owners of residential dwelling units with Lely Resort are given the status of Members of the Association and one vote on Community Association matters.


The Community By-Laws

          The Community By-Laws provide for the formal administration of the Community Association, including enforcement of the provisions of the Community By-Laws, the rules and regulations adopted by the Community Association and the enforcement of the provisions of the Community Declaration. The Community By-Laws also provide for:

          o requirements for the election and terms of the members of the board of directors and officers of the Community Association

          o procedures in the event of vacancy, replacement or removal of members of the board of directors and officers of the Community Association

          o        powers of the board,  including  specific  powers to levy and
                   collect  assessments  for  the  Community  Association,   and
                   officers of the Community Association

          o       meetings of the board of directors and members

          o       requirements for membership in the Community Association


The Neighborhood Declaration

          The Neighborhood Declaration designates Fala Bella as a Neighborhood under the provisions of the Community Declaration.


Condominium Declaration

          The Condominium Declaration describes the phases of the condominium development, including the residential units offered hereby and the commercial units. The Condominium Declaration also describes and sets forth the rights of unit owners with respect to common elements, provides for voting rights with respect to the units and sets forth the plan for development of the condominium units and common elements and amenities to be owned by the unit owners. Generally, the Condominium Declaration sets forth provisions regarding insurance requirements, condemnation and casualty occurrences and certain other events affecting the condominium units generally. Among other things, the Condominium Declaration provides for occupancy and use restrictions, sets forth the rights of unit owners to use the Golf Courses, sets restrictions on sale of units, signs, pets, clotheslines, litter and other external and aesthetic aspects of Fala Bella. We provide additional information about the Condominium Declaration under the captions "Voting Rights", "Meetings", "Board of Directors" and "Insurance".


The Association

          The Association will be formed as a Florida non-profit corporation to perform various management and supervisory functions at the condominium on behalf of the unit owners pursuant to the Condominium Declaration. The Condominium Declaration, established by Lely Golf I as developer, will create the condominium, including the units and the common elements. A unit owner automatically becomes a member of the Association. Membership in the Association may not be transferred or retained separately from any unit.

          The Association will supervise and assure the performance of all appropriate maintenance, management, repair, and administration of the common elements of the condominium. Operation



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



of the rental aspects of Fala Bella will be the responsibility of the Resort Operator and Rental Manager, pursuant to the terms of the Resort Management Agreement and the Rental Program Agreement.


Voting Rights

          All voting rights are vested exclusively in the members of the Association. The Association Articles and the Condominium Declaration provide that there will be a period of control of the board of directors of the Association by Lely Golf I until the earliest to occur of the following:

          Unit owners will elect 1/3 of the directors after Lely Golf I sells 15% of the Total Condominium Units (as defined in the Association Articles). Unit owners will elect a majority of the directors after the earliest to occur of the following:

                           (1) Three years after 50% of all Units which are to be conveyed have been conveyed;

                           (2) Three months after 90% of all Units which are to be conveyed have been conveyed;

                           (3) When all Units that are to be conveyed are completed, some are sold and no Units are being offered for general sale;

                           (4) When some of the Units have been conveyed and no other Units are being constructed or offered for general sale; or

                           (5)      Seven   years  after   recordation   of  the
                                    Condominium Declaration.

          Lely Golf I may elect at least one director as long as it is offering for general sale at least 5% of the units.

          Directors will have a two-year staggered term of office once control of the board is transferred to the unit owners. There will be a minimum of three directors.

          Board members and officers appointed by Lely Golf I while in control are not required to be unit owners. Each unit owner will be entitled to cast one vote for each unit owned by such owner in all meetings of the members of the Association. Only a single vote may be cast for each unit, regardless of how title is held. If a unit is owned by more than one person and the unit owners are unable to agree among themselves as to how their vote or votes shall be cast, they will lose their right to vote on the matter in question.

          Under the Condominium Declaration, a special assessment exceeding $50,000 may be levied only upon an affirmative vote of 51% of the unit owners entitled to vote on such matters except to
replace  or  repair  Condominium  property  or  property   contemplated  by  the
Condominium Declaration to be owned by the Association. The Condominium Declaration may only be amended or modified by an affirmative vote of 90% of the owners entitled to vote thereon, except where applicable law otherwise requires or in cases involving the exercise of development rights by the developer, interference with Fala Bella as a transient resort facility, eminent domain, relocation of limited common elements or boundaries between units, subdivision of units, or termination of the condominium.


Meetings

          Under the Association by-laws, meetings of the members of the Association will be held annually commencing in 2000. The purpose of the annual meeting is to hear reports of the officers, elect members of the board of directors and transact other appropriate business. Special meetings of the members may be called by the President or Vice President of the Association or by a majority of the board of directors or at the request of 1/3 of the members.

          Meetings of the board of directors of the Association will be held annually to elect officers of the Association. Regular meetings of the board of directors shall be held at such time and place as determined by a majority of the board of directors and special meetings of the board of directors may be called by the Secretary at the request of one-third of the directors.


Board of Directors; Officers

         The initial members of the board of directors of the  Association  are:
A. Jack Solomon, Mark S. Taylor and Karen Welks. The initial officers of the Association are: President - A. Jack Solomon; Vice President - Mark S. Taylor; and Secretary and Treasurer - Karen Welks. Each of these individuals are employees of Ronto or one of its affiliates.


Insurance

          The Association will maintain property and casualty insurance on the exterior of the buildings, common elements of Fala Bella and the amenities that are owned by the unit owners. The amount of the insurance coverage, as well as other terms of coverage will be determined by the board of directors in accordance with the requirements of the Condominium Declaration.



                                   LELY GOLF I

Management

          Lely Golf I is a limited partnership and its management is determined in accordance with the provisions of the Agreement of Limited Partnership (the "Partnership Agreement") by and among Westbrook and Ronto as general partners, and Westbrook Real Estate Fund II, L.P. and Westbrook Real Estate Co-Investment Partnership II, L.P. as limited partners. Under the terms of the Partnership Agreement, management of Lely Golf I is vested in an Executive Committee. The Executive Committee has three members, two of which are appointed by Westbrook and one of which is appointed by Ronto.

Executive Committee

          The initial members of the Executive Committee are Jonathan H. Paul and Richard P. Hoch, as Westbrook's appointees, and A. Jack Solomon, as Ronto's appointee.


                                               Occupation and
Name                      Date Appointed     Business Experience          Age
----                      --------------     -------------------          ---
Richard P. Hoch                1998          Director-Acquisitions         38
                                             of   Westbrook    Real
                                             Estate       Partners,
                                             L.L.C.,  a real estate
                                             investment  management
                                             company,         since
                                             February  1995.   From
                                             January     1990    to
                                             February   1995,   Mr.
                                             Hoch was  employed  by
                                             Price       Waterhouse
                                             L.L.P.   as  a  Senior
                                             Manager     performing
                                             real  estate  advisory
                                             services  for  pension
                                             funds,      investment
                                             companies, real estate
                                             developers/operators
                                             and              other
                                             institutions.


Jonathan H. Paul               1998          Principal and Managing        34
                                             Principal of Westbrook
                                             Real Estate  Partners,
                                             L.L.C. since May 1994.
                                             From September 1990 to
                                             May 1994 Mr.  Paul was
                                             employed   by   Morgan
                                             Stanley & Co., Inc. as
                                             a   Senior   Associate
                                             engaged in real estate
                                             and          corporate
                                             investment banking and
                                             principal activities.

                                               Occupation and
Name                      Date Appointed     Business Experience          Age
----                      --------------     -------------------          ---
A. Jack Solomon                1998          President   and  Chief        52
                                             Executive  Officer  of
                                             Ronto       Management
                                             Group,  Inc.,  a  real
                                             estate  management and
                                             development consulting
                                             company,  as  well  as
                                             other companies in The
                                             Ronto     Group     of
                                             companies operating in
                                             the   United    States
                                             since June 1995.  From
                                             1967 to June 1995, Mr.
                                             Solomon    served   in
                                             various         senior
                                             executive   capacities
                                             for The Ronto Group of
                                             companies operating in
                                             the United States,  as
                                             well  as   serving  as
                                             Chief        Executive
                                             Officer  of the  Ronto
                                             Group   of   companies
                                             operating  in  Canada.
                                             In such  capacities he
                                             performed
                                             administrative     and
                                             analytical services in
                                             connection   with  the
                                             identification,
                                             development,
                                             construction       and
                                             marketing           of
                                             commercial         and
                                             residential       real
                                             estate.


          As provided under the Partnership Agreement, the Executive Committee has designated Ronto as the initial Administrative Partner. The Administrative Partner conducts the day-to-day business of Lely Golf I and performs asset management services for Lely Golf I. The Administrative Partner has the power and authority to enter into contracts and take other actions on behalf of Lely Golf I that have been authorized by the Executive Committee specifically or in the context of approval of Lely Golf I's budget. The Administrative Partner also has authority regarding matters requiring expenditures up to $5,000 or for budget items in an amount up to 5% above the amounts authorized in the budget approved by the Executive Committee, whichever is greater.


Executive Officers

          In its capacity as Administrative Partner, Ronto has appointed the following individuals, each of whom is employed by Ronto or one of its affiliates, to act in executive capacities on behalf of Lely Golf I:

                                               Occupation and
Name                      Date Appointed     Business Experience          Age
----                      --------------     -------------------          ---

A. Jack Solomon               President      See above under Executive        52
                                             Committee.

Karen E. Welks                Secretary and  Treasurer of Ronto Management    40
                              Treasurer      Group, Inc. and other companies
                                             in The Ronto Group since
                                             December 1993.

Kenneth C. Torrens            Vice President Vice President - Marketing/Sales 52
                                             of Ronto Management Group,
                                             Inc. and other companies in The
                                             Ronto Group since June 1998;
                                             from January 1997 to June 1998,
                                             Director of Sales for F.D.C.; and
                                             from June 1996 to June 1998,
                                             Director of Sale/Marketing for
                                             Black Diamond Ranch.

Mark S. Taylor                Vice President Vice President - Land          42
                                             Development of Ronto
                                             Management Group, Inc. and
                                             other companies in The Ronto
                                             Group since 1997; from October
                                             1986 to October 1997,
                                             Superintendent of Land
                                             Development of Ronto
                                             Management Group, Inc. and
                                             other companies in The Ronto
                                             Group.

Security Ownership of Certain Beneficial
Owners and Management


Name                                   Beneficial Ownership Interest
----                                   -----------------------------
A. Jack Solomon                        general partnership interest1, 2
Ronto                                  general partnership interest2
Westbrook                              general partnership interest3
Richard P. Hoch                        general partnership interest3, 4
Jonathan H. Paul                       general partnership interest3, 5
Westbrook Real Estate Fund II, L.P. general partnership interest3, 6 Westbrook Real Estate Partners, L.L.C. general partnership interest3, 6



Development of Fala Bella

          Lely Golf I, organized in February 1998, was formed solely to design, develop, finance, construct and market Fala Bella. Lely Golf I will finance the construction of Fala Bella through third-party construction financing, internally generated equity funds and loans from its partners. The total estimated acquisition, construction, development (including funding of the obligation for a
--------

1 Mr. Solomon is the President, sole director and, together with his wife, owns 26.5% of the voting stock of Ronto, a general partner of Lely Golf I. Under the terms of the Partnership Agreement, Mr. Solomon has been appointed the representative of Ronto on the Executive Committee of Lely Golf I.

2 Ronto is a general partner and the acting administrative partner of Lely Golf I. Under the terms of the Partnership Agreement, Ronto is entitled to 25% of partnership distributions.

3    Westbrook  is a  general  partner  of Lely  Golf I.  Under the terms of the
     Partnership   Agreement,   Westbrook  is  entitled  to  1%  of  partnership
     distributions.

4 Under the Partnership Agreement, Mr. Hoch has been appointed one of the two representatives of Westbrook on the Executive Committee of Lely Golf I.

5 Under the Partnership Agreement, Mr. Paul has been appointed one of the two representatives of Westbrook on the Executive Committee of Lely Golf I.

6 Westbrook Real Estate Fund II, L.P. and Westbrook Real Estate Co-investment Partnership, L.P. are the managing members of Westbrook.

break-even  cash flow for the first  year),  marketing  costs,  financing  costs
(including a return on internally generated funds), and overhead costs in connection with the project are estimated to be approximately $35,500,000. Actual costs may vary depending on final design, control of construction costs, the length of time to construct and market the project and unforeseen factors such as labor and material shortages. Any deposit paid prior to closing will not be used to finance construction of your unit. Management of Lely Golf I includes certain members of management of Ronto and Westbrook and, together with certain other officers of Ronto and its affiliates, will provide Lely Golf I with expertise in project development, finance, marketing and administration. Lely Golf I will fund any amount required to keep Association assessments under $2,800 and $3,500 for each two- and three-bedroom unit, respectively, per year during the Guarantee Period from net proceeds of the offering and other sources, if required.

Prior Developments by The Ronto Group

          The Ronto Group of companies has developed and constructed a variety of projects, primarily in southwest Florida, including: Royal Marco Point, a beach-front development in Hideaway Beach, Marco Island, Florida consisting of villas, cottages and mid-rise condominiums; The Habitat, also in Hideaway Beach, a golf course condominium; Forest Glen of Naples, a residential golf course community in Naples, Florida; Independence Bay in Deerfield Beach, Florida, a land development and construction program consisting of single family villas and garden apartments; Silverlake in Boynton Beach, Florida, a single-family home subdivision; The Gates of Hillsboro in Deerfield Beach, Florida, a single family home subdivision involving both land development and home building; The
Crestview at Heritage Greens in Naples, Florida, a community development consisting of coach homes and luxury villas; and The Shores at Gulf Harbour in Fort Myers, Florida, mid-rise luxury condominium development.


                         DETERMINATION OF PURCHASE PRICE

          The initial purchase price of the units has been determined by Lely Golf I solely on the basis of its subjective evaluation of marketing considerations and construction and development costs. No independent valuations have been obtained for purposes of determining the value of the units. Lely Golf I may increase or lower the purchase price in response to market conditions and demand based on configuration, view or location. Adjustments could be applied in different amounts to the same type of units based on location and may not be uniformly applied to all units of the same type. The price of a unit cannot be changed once a sales agreement has been executed for such unit. There can be no assurance that units can be resold at or in excess of the purchase price. No organized market for the trading of units is expected to develop as a result of this offering. Units may only be offered for resale personally or through securities broker-dealers that satisfy applicable Florida real estate sale requirements.

                                 USE OF PROCEEDS

          Assuming that the maximum number of units offered hereby are sold at the highest price in the proposed range of prices for each unit category, the gross proceeds from the sale of units will be approximately $38,000,000 million exclusive of offering expenses estimated at $_________. All of the net proceeds of this offering will be paid to Lely Golf I except for amounts paid in addition to the purchase price for closing costs that are payable to third parties and for the amount paid to fund the Association deficits. None of the net proceeds representing the purchase price of the units will be available to fund operations of Fala Bella. The net proceeds of the offering less total estimated costs of $35,500,000 represent Lely Golf I's pre-tax profit and are available to pay management fees to Ronto under the Development Agreement, distributions to Lely Golf I's general and limited partners and income taxes. Lely Golf I and Lely Golf II will derive income from Fala Bella's operations, in addition to income received from the offering.


                              PLAN OF DISTRIBUTION

          The units are being offered directly by Lely Golf I through employees of Ronto, one of its general partners. Neither Lely Golf I nor these employees are licensed as broker-dealers under the Securities Exchange Act of 1934, as amended. In connection with the offering of the units, Lely Golf I has registered as an issuer-dealer under the laws of the State of Florida and has registered its employees participating in the sale of units as sales associates under Florida securities law. These employees will not be specially compensated for serving as sales agents in connection with the offer and sale of the units. Lely Golf I will pay finders fees to real estate brokers in connection with the offering of the units.


                                 HOW TO PURCHASE

          To purchase a unit, you must execute a sales agreement in the form attached as Annex B and agree to be bound by its terms. All sales agreements are subject to review, approval and acceptance by Lely Golf I, whose decision shall be final. You must pay a down payment of 10% of the purchase price for your unit following acceptance by Lely Golf I (or, after effectiveness of the registration statement, at the time you sign the sales agreement). You must pay an additional deposit of 10% of the purchase price within 10 days after the issuance of a building permit if construction of your unit has commenced and the last day of the Presale Period has passed. Checks must be made payable to "Ruden, McClosky, Smith, Schuster & Russell, P.A., Escrow Account."

          Under Florida condominium law you have the right to rescind the purchase for a 15-day period commencing on the last to occur of the date of execution of your sales agreement, the date you receive all documents required by law and the date you receive any material amendment to a document previously received by you that has an adverse effect on you.

          Funds deposited as down payments will be held by Ruden, McClosky, Smith, Schuster & Russell, P.A., as escrow agent (the "Escrow Agent"), in an interest-bearing escrow account for your benefit until the closing of your unit when these funds will be released to Lely Golf I. In the event your unit is not completed or Lely Golf I rejects your sales agreement, all funds held in escrow, together with accrued interest thereon, if any, will be refunded. Amounts held in escrow are non-refundable if you breach the sales agreement.

          Upon completion of your unit, you will be required to pay to the closing agent the balance of the purchase price and closing costs of 1.5% of the purchase price, prorated amounts (for example, real estate taxes) and other costs, including the costs of attorney and financing fees, if any. See Annex F for estimated amounts. Upon payment of the balance of the purchase price, the closing agent will record a deed to you from Lely Golf I and the Escrow Agent will disburse the purchase proceeds to Lely Golf I, net of all closing costs. The Rental Program Agreement shall be recorded prior to any mortgage or other lien you create on the unit.

          You may procure financing from any available source and will be required to qualify for financing based on the requirements of the particular lender. Your inability to obtain financing will not excuse or delay your obligation to purchase your unit. Lely Golf I may, but is not obligated to, refer you to a source of financing. All financing costs will be your obligation if you elect to finance the purchase of your unit.


                           CERTAIN FEDERAL TAX ASPECTS

          Set forth below is a summary of the material federal income tax considerations related to the offering, but does not address all tax considerations that may apply to a particular owner. This summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the "Code"), on existing Treasury Department regulations ("Regulations"), and on administrative rulings and judicial decisions interpreting the Code. Legislative amendments, administrative changes and judicial decisions could modify or change completely statements and opinions expressed below about the federal income tax consequences of the purchase and rental of a unit. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of a unit owner's individual return.

          The following summary of tax aspects generally assumes that the investor is an individual and is a United States citizen or resident. The following discussion is only a summary and is limited to those areas of federal income tax law that are considered to be most important to individual investors owning interests in the units. Although the Rental Manager will furnish the unit owners with such information regarding the units as is required for income tax purposes, each unit owner will be responsible for preparing and filing his own tax returns.

          Accordingly, prospective investors are urged to consult, and must depend upon, their tax advisors regarding their individual circumstances (especially if the prospective investor is not an individual) and the federal, state, local and other tax consequences arising out of their participation as unit owners.


Tax Consequences to Unit Owners of Rental of Units

General

          Each unit owner will be required to report his rental income with respect to his unit on his individual return. The extent to which a unit owner may deduct his or her unit's expenses will depend upon: (1) whether the rental activity engaged in is with the intent of making a profit (Code Section 183);
(2) whether the unit constitutes a "dwelling unit" (Code Section 280A); (3) whether the rental activity is a "passive activity" (Code Section 469); (4) whether the taxpayer is "at risk" with respect to the activity (Code Section
465); and (5) the limitations on interest deductions. Additional provisions of the Code may also limit a specific taxpayer's deductions. Moreover, to the extent that a unit owner's share of losses exceeds the basis of his unit, such excess losses cannot be utilized in that year by that unit owner for any purpose, but are suspended and allowed as a deduction (subject to the limitations described above) when the unit owner's adjusted basis for his unit at the end of any year exceeds zero (before reduction by the suspended loss).


Section 183

          Section 183 of the Code provides that, in the case of an activity engaged in by an individual or an S corporation, certain deductions attributable to such activity will be limited to the gross income generated by such activity if the activity is not engaged in for profit. Losses disallowed under Section 183 are not merely suspended but are permanently denied. The Regulations under
Section 183 provide a three-tier system of permitted deductions up to a maximum of the gross income from the activity. The Regulations also provide rules for allocation of expenses to the specific tiers.

          Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or combination of factors is determinative. The Regulations list nine factors that will generally be considered, but caution that other factors may also be relevant. Because the presence or absence of a profit objective is in part a factual issue which depends upon the individual circumstances of each unit owner, it is impossible to presently predict with accuracy whether a particular unit owner will be able to establish that he or she has a profit objective.

          Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carryforwards) is realized in three out of five consecutive years. To allow the presumption to work, a unit owner is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he first purchased his unit and engaged in rental activity. A unit owner should consider making an election as prescribed in the Regulations to preserve the ability to take advantage of this presumption and the delay in determining its application. A unit owner should note that we are not giving any assurances or making any representations concerning whether a unit owner can expect a profit from the rental of a unit within four years.


Section 280A

          The Section 280A home business expense disallowance rule applies to any "dwelling unit" used by the taxpayer as a residence. For these purposes, "taxpayers" include individuals, partnerships, trusts, estates, and S corporations. Section 280A does not apply to a C corporation, except in its capacity as a member of a partnership or S corporation or as a beneficiary of a trust or estate. A "dwelling unit" includes a house, apartment, condominium, mobile home, boat or other similar property that provides basic living accommodations. The Regulations provide an objective standard for determining whether a taxpayer's use of a dwelling unit causes it to be considered a residence.

          The Code and Regulations impose a gross income limitation upon deductions for any owner whose unit is used by the unit owner for personal use for a number of days during a taxable year which exceeds the greater of (i) 14 days, or (ii) 10% of the number of days during the year for which the unit is rented for fair value. Personal use includes use by the taxpayer, use by the taxpayer's family, use by an individual pursuant to a reciprocal arrangement that permits the taxpayer use of another unit, days on which the unit is rented for less than fair rental, use by other unit owners in a time sharing arrangement or use by the taxpayer of other units in the rental arrangement, and use of the unit as a result of a charitable donation by the taxpayer. If a unit owner's use exceeds the greater of (i) 14 days or (ii) 10% of the number of days during the year for which the unit is rented for fair value, the Section 280A gross income limitation will apply and a unit owner's use of the available deductions from the rental of a unit will be limited to the expenses incurred by a unit owner in connection with the rental of the unit owner's unit. If a unit owner escapes the Code Section 280A limitation, the availability of deductions is determined by the Hobby Loss rules of Code Section 183, above.

          Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Section 280A applies. The expense allocation formula permits deduction of the fraction of expenses associated with the property (other than those expenses that are otherwise deductible even if a property is used for personal use such as mortgage interest and real estate taxes) of which the numerator is the number of days the property is rented at fair market value, and the denominator of which is the total of the days the property is actually used (either for business or personal use).


Income and Losses from Passive Activities

          The Code characterizes certain activities as producing either passive or portfolio income and loss. Deductions of passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations, may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive income, not wages or portfolio income (such as dividends, interest, annuities and royalties). The passive activity rules do not apply to regular C corporations, other than personal service corporations or certain closely-held corporations. For ownership of units by a pass-through entity, such as a partnership, S corporation, or grantor trust, the passive loss rules apply (if at all) to owners or beneficiaries, with a separate determination being made for each separate taxpayer.

          In general, a passive activity is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity.

          Investments in rental activities generally produce passive income and loss. Rental activities are treated as passive without regard to whether they involve the conduct of trade or business or whether the taxpayer materially participates. The Regulations provide that where the actual or prospective customer's payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease. There are several exceptions provided by the Regulations to treatment as a rental activity; however, we do not believe that any of the exceptions apply to the rental of a unit. Therefore, we believe that income from the rental of a unit will most likely be treated as passive income.

          To the extent that a unit owner has passive losses from other activities, he should be able to offset those passive losses against income and profits from the rental of a unit. Losses and credits disallowed by the passive activity rules are suspended and may be carried forward and treated as losses and credits from passive activities in each successive taxable year until offset by income from passive activities or allowed against other income as a result of the complete disposition of the taxpayer's interest in that activity. When a taxpayer's entire interest in an activity is disposed of in a fully taxable transaction (other than to a related party), any remaining suspended loss incurred in connection with that specific activity is allowed in full, first against income or gain from such activity during the year of disposition, second against net income or gain from all other passive activities, and thereafter against income from all sources, including active income.


Application of At-Risk Limitations

          Generally, Code Section 465 limits losses that a taxpayer can claim in real estate and other enumerated activities to the amount that the taxpayer has at risk with respect to such activities. Losses that are disallowed in any year because of the "at-risk" limitations are carried over to succeeding years and can be used in those years to the extent that the partner's at-risk amount has increased. A taxpayer is considered at risk in any activity with respect to (i) the net amount of money and the adjusted basis of property contributed by the taxpayer to the activity, (ii) any amount with respect to the activity if the taxpayer is considered personally liable for the repayment of that amount, and
(iii) the taxpayer's proportionate share of any amount borrowed with respect to the activity of holding real property if the lender is an institutional lender or government or guaranteed by the government and the loan is secured by real property used in the activity ("qualified nonrecourse financing"). A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements or similar agreements. A taxpayer's at-risk amount is increased by profits earned in the activity and decreased by losses occurring in the activity. In determining the amount of loss, if any, disallowed under Section 465, Sections 183 (hobby loss provisions) and 280A (limitations on personal use of Units) are applied prior to the application of
Section 465, and Section 469 (passive loss rules) is applied after any limitation under Section 465 is determined.


Limitation on Interest Deductions

          The deductibility of any interest expense incurred by a unit owner in purchasing a unit may be limited by the Code. Generally, investment interest may be deducted to the extent of a taxpayer's net investment income. Investment interest expense does not include any interest expense which is taken into account in determining the income or loss from a passive activity, but does include (i) interest on indebtedness incurred or continued to purchase or carry property held for investment, (ii) a partnership's interest expense attributable to portfolio income under the passive loss rules, and (iii) the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity to the extent attributable to portfolio income (within the meaning of the passive loss rules). Net investment income includes gross income from property held for investment, gain attributable to the disposition of property held for investment, and amounts treated as gross portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income. Investment interest deductions which are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in such years.

          In addition, interest expense associated with the purchase and finance of a unit may constitute as "qualified residence interest" if (i) a unit owner's personal use of a unit exceeds the greater of 14 days or 10% of the number of days it is rented out for a fair rental in any year, (ii) the Owner elects to treat the unit as the unit owner's second residence, and (iii) the loan is secured by the unit. Note that "qualified residence interest" may only be claimed by a taxpayer with respect to his principal residence and one other residence used by the taxpayer for personal use.

          Owners who intend to finance the purchase of their units with borrowed funds should consult their own tax advisors before borrowing such funds and should maintain careful records of any debt they incur to carry or acquire their units, because the interest on such debt may be interest which is taken into account under Code Section 469 (passive activity rules) in computing income or loss from a passive activity, or under certain circumstances, may qualify as qualified residence interest.

Depreciation / Amortization

          Each unit owner will separately determine the applicable allowance for depreciation with respect to such unit and any tangible personal property associated with such unit for any year, subject to the limitations described above. Applicable conventions for depreciation generally require that residential rental property be depreciated on the straight-line basis over 27 1/2 years, while tangible personal property is generally depreciated over a 5-year period on an accelerated basis. Section 179 of the Code allows a taxpayer (other than trusts, estates and certain noncorporate lessors) to expense certain depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election are made are allowed for the tax year in which the Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Section 179. The deduction which may be taken under Section 179 is subject to yearly dollar limitations; the limits for 1999 and 2000 are $19,000 and $20,000, respectively.

          Depreciation deductions available to a unit owner may not exceed the taxable income to a unit owner from the rental of his unit. Each unit owner should consult with his tax advisor to determine the availability of depreciation deductions based upon unit ownership.


Sale of a Unit

          If a unit is held solely for business purposes for more than one year by an owner who is not a dealer with respect to such unit, gain or loss realized on the sale of such unit generally will be considered gain or loss from the sale of a Section 1231 asset and will be so taken into account in computing the taxpayer's net Section 1231 gain or loss for the taxable year. A net Section 1231 gain generally is treated as a long-term capital gain, while a net Section 1231 loss is treated as an ordinary loss. Any gain on the sale of a unit that is treated as "unrecaptured Section 1250 gain" (essentially, the depreciation claimed with respect to a unit which is not required to be recaptured) will be taxed at rates that are greater than the tax rate applicable to long term capital gains. For example, the maximum rate on long term capital gains realized by an individual is 20%, while the maximum tax rate on unrecaptured Section 1250 gain is 25%. If any gain on the sale of a unit represents recapture of depreciation of personal property, that portion of the gain will be taxable as ordinary income.

          No loss will be allowed in connection with the sale of a unit held for personal use. Any gain realized on the sale of a unit held for personal use will be a long-term or a short-term capital gain, depending upon whether the unit was held for more than one year. If a unit is held partly for personal use and partly for business use, an apportionment of the gain or loss will be required and each portion will be reported in accordance with the principles stated above.

          In the event of a unit owner's sale or other transfer of a unit, the unit owner will report all income, gain, loss, deduction or credit only for the time period that he owned the unit.

Possible Changes in Federal Tax Laws

          The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Regulations and by the Service through its audit policy, announcements, and published and private rulings. Such changes may be retroactive. Accordingly, the ultimate effect on an owner's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be. Although significant changes historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in a unit would be limited to prospective effect.


Investment by Foreign Persons

          The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign investors ("foreign persons") are complex, and no attempt has been made herein to discuss such rules. Potential investors that are foreign persons should consult with their tax advisors to fully determine the impact on them of United States federal, state and local income tax laws.

          It should be noted, however, that there is imposed a withholding requirement on distributions of rental income and dispositions of a United States real property interest, which includes United States real estate and interests in entities, such as partnerships, holding United States real estate. Therefore, distributions of rental income and disposition of the property or disposition of a unit will give rise to a withholding requirement.


Corporate Investors

          The tax consequences of ownership of a unit by a corporation may differ significantly from the tax rates applicable to individuals. Code Section 183 (the hobby loss rules) does not apply to corporate owners. Code Section 280A (limitations on personal use of units) does not apply to corporations that are not electing S corporations. Code Section 469 (the passive loss rules) applies only to certain closely held C corporations and personal service corporations. However, deduction of expenses associated with the acquisition and ownership of a unit by a corporation may be disallowed or restricted under other Code sections. Corporations that purchase units should consult their own tax advisor regarding the application of Section 274 of the Code, which prohibits the deduction of certain expenses incurred with respect to facilities used for entertainment, amusement or recreation. There are numerous issues involved in corporate ownership, and corporations should obtain tax advice from their own counsel before purchasing a unit.

State and Local Taxes

          Presently, Florida imposes no state income taxes on individuals, partnerships, or limited liability companies treated as partnerships under federal law, but it does impose an income tax on all corporations (regardless of where incorporated) at the rate of 5.5% on the net income deemed to be earned in Florida. For this purpose, corporate unit owners would be liable for Florida income tax on their taxable income from the rental of their units.

          A unit owners' taxable income (or loss) from the rental of their units may have to be included in determining their reportable income for state or local tax purposes in the jurisdiction in which they are residents or are domiciled. However, such state and local income taxes will normally be deductible for federal income tax purposes. Depending upon the applicable state and local laws, tax benefits which are available to unit owners for federal income tax purposes may not be available for state or local income tax purposes.

          Because the state and local income tax liabilities will vary with the facts of each unit owner's particular circumstances, prospective unit owners are urged to consult with their own tax advisers regarding the state and local income tax consequences of ownership and rental of their unit.



                                  LEGAL MATTERS

          Ruden McClosky Smith Schuster & Russell, P.A. will pass upon the validity of the offering of units for Lely Golf I. Prospective owners should not consider Ruden McClosky Smith Schuster & Russell, P.A. to be their legal counsel with respect to this offering or any other related matter and are strongly encouraged to seek the advice of qualified and independent legal counsel with respect to entering any of the agreements or contracts contemplated by this offering and any other related matters, including the tax implications of the purchase of a unit. No opinion shall be rendered as to the tax consequences of the purchase or ownership of a unit.


                                  AUDIT MATTERS

          The financial statements of Lely Golf I for the period from inception (February 12, 1998) through December 31, 1998, appearing in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  OTHER EXPERTS

          The tables on pages ___ setting forth the historical operating performance of the comparable resort supply has been derived from the report prepared for Lely Golf I by Horwath Landauer Hospitality Consulting, Inc. Landauer has expressed no opinion on the information presented on the resort market and has neither provided any analysis with respect thereto nor conducted any audit or other procedure to independently verify the information obtained from sources other than Landauer. The conclusions contained in this Prospectus regarding the information presented are those of Lely Golf I. Landauer is not affiliated with Lely Golf I or associated in any way with this offering.


                              USE OF SALES MATERIAL

          Sales materials may be used in connection with this offering only when accompanied or preceded by the delivery of this Prospectus. Such sales materials may include a booklet, slides, films, video, disk "fact" sheets, articles, publications, and brochures describing the offering, and Fala Bella. Units may be offered only by means of the Prospectus.


                             ADDITIONAL INFORMATION

          This Prospectus may be supplemented or amended. For further information with respect to the units offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. Please obtain and review the actual agreement for further information. The Registration Statement, together with exhibits thereto, may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, without charge and copies of the material contained therein may be obtained at prescribed rates from the Commission's public reference facilities in Washington, D.C. The Commission also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov. Lely Golf I has filed a registration statement which includes this Prospectus with the Securities and Exchange Commission. This registration statement contains information not included in the Prospectus, including copies of most of the agreements described in the Prospectus.

          Copies of documents referred to in this Prospectus not included in the Annexes may be obtained by written request made to Lely Golf I at 7985 Mahogany Run Lane, Naples, Florida 34113, Attention: Ms. Shirley Calhoun.

          We cannot accept your offer to buy a Unit until the SEC declares the registration statement effective or at any time when the SEC has suspended the effectiveness of the registration statement. Moreover, we cannot offer or sell the Units in any state until the offer is registered or qualified under the laws of that state. Units may only be offered by Prospectus.

                              FINANCIAL STATEMENTS


                          Index to Financial Statements



Document                                                    Page
--------                                                    ----
Report of Independent Certified Public
Accountants                                                 F-2
Balance Sheet as at December 31, 1998                       F-3
Statement of Expenses for the period from                   F-4
inception (February 12, 1998) through
December 31, 1998
Statement of Changes in Partners' Capital for               F-5
the period from inception (February 12, 1998)
through December 31, 1998
Statement of Cash Flows for the period from                 F-6
inception (February 12, 1998) through
December 31, 1998
Notes to Financial Statements                               F-7

                               ARTHUR ANDERSEN LLP







               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Lely Golf Villas I Limited Partnership:

We have audited the accompanying balance sheet of Lely Golf Villas I Limited Partnership (a Delaware limited partnership in the development stage) (the "Partnership") as of December 31, 1998, and the related statements of expenses, changes in partners' capital, and cash flows for the period from inception (February 12, 1998), through December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lely Golf Villas I Limited Partnership as of December 31, 1998, and its expenses and its cash flows for the period from inception (February 12, 1998), through December 31, 1998, in conformity with generally accepted accounting principles.


/S/ ARTHUR ANDERSEN LLP

Miami, Florida,
February 23, 1999

                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
                (A Limited Partnership in the Development Stage)

                                  BALANCE SHEET
                                  -------------


                                     ASSETS
                                     ------

                                                    December 31        March 31,
                                                       1998               1998
                                                       ----               ----
                                                                     (Unaudited)
DUE FROM AFFILIATES                                 $  180,973        $   96,780

CONSTRUCTION IN PROCESS                              6,130,463         7,283,074

OTHER ASSETS                                             1,562            89,578
                                                    ----------        ----------

                  Total assets                      $6,312,998        $7,469,432
                                                    ==========        ==========



                        LIABILITIES AND PARTNERS' CAPITAL
                        ---------------------------------


ACCOUNTS PAYABLE AND ACCRUED LIABILITIES       $  471,971   $  357,190

BONDS PAYABLE                                     443,323      424,009

NOTES PAYABLE TO PARTNERS                       4,035,750    5,451,255
                                               ----------   ----------

     Total liabilities                          4,951,044    6,232,454

PARTNERS' CAPITAL                               1,361,954    1,236,978
                                               ----------   ----------

     Total liabilities and partners' capital   $6,312,998   $7,469,432
                                               ==========   ==========



       The accompanying notes are an integral part of this balance sheet.

                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
                     --------------------------------------
                (A Limited Partnership in the Development Stage)


                              STATEMENT OF EXPENSES
                              ---------------------





                                  FROM
                                INCEPTION
                             (February 12,
                                  1998)     FOR THE THREE
                                 THROUGH    MONTHS ENDED
                               December 31, March 31,
                                   1998       1999
                                 --------   --------
                                          (Unaudited)

MARKETING AND SELLING EXPENSES   $ 21,754   $124,976
                                 --------   --------
NET LOSS                         $ 21,754   $124,976
                                 ========   ========














    The accompanying notes are an integral part of this financial statement.

                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
                     --------------------------------------
                (A Limited Partnership in the Development Stage)


                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                    -----------------------------------------

                                                                                                   Westbrook
                                                            Westbrook          Westbrook          Real Estate
                                        Ronto Golf          Lely Golf         Real Estate        Co-Investment
                                    Developments, Inc.   Villas I, L.L.C.    Fund II, L.P.   Partnership II, L.P.       Total
                                    ------------------   ----------------    -------------   --------------------       -----
CAPITAL CONTRIBUTIONS                    $183,708            $16,000          $1,055,256           $128,744             $1,383,708
    Net Loss                              (5,438)              (218)            (14,348)            (1,750)               (21,754)
                                          -------             ------            --------           --------           ------------
BALANCE, December 31, 1998                178,270             15,782           1,040,908            126,994             $1,361,954
                                         --------            -------          ----------           --------             ----------
    Net Loss                             (31,244)             (1,250)           (82,426)            (10,056)             (124,976)
                                         --------             -------           --------           ---------           -----------
BALANCE, March 31, 1999                  $147,026            $14,532           $958,482            $116,938             $1,236,978
                                         ========            =======           ========            ========             ==========
(Unaudited)









    The accompanying notes are an integral part of this financial statement.

                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
                     --------------------------------------
                (A Limited Partnership in the Development Stage)


                             STATEMENT OF CASH FLOWS
                             -----------------------

                                                                                FROM
                                                                               INCEPTION           For
                                                                          (February 12, 1998)  Three Months
                                                                               THROUGH             Ended
                                                                          December 31, 1998    March 31, 1999
                                                                         -------------------   --------------
                                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                            $   (21,754)   $  (124,976)
         Adjustments to reconcile net loss to net cash provided by
           (used in) operating activities, net of noncash transactions-
                  Increase in due from affiliates                               (180,973)        84,193
                  Increase in other assets                                        (1,562)       (88,016)
                  Increase in accounts payable and accrued liabilities           471,971       (114,781)
                                                                             -----------    -----------

                       Net cash provided by (used in) operating activities       267,682       (243,580)
                                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase and improvement of real estate                              (5,230,125)      (971,425)
                                                                             -----------    -----------

                  Net cash used in investing activities                       (5,230,125)      (971,425)
                                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Proceeds from notes payable to partners                               3,578,735      1,234,319
         Payments on bonds payable                                                  --          (19,314)
         Capital contributions from partners                                   1,383,708           --
                                                                             -----------    -----------

                           Net cash provided by financing activities           4,962,443      1,215,005
                                                                             -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           --             --

CASH AND CASH EQUIVALENTS, beginning of period                                      --             --
                                                                             -----------    -----------

CASH AND CASH EQUIVALENTS, end of period                                     $      --      $      --
                                                                             ===========    ===========

NONCASH TRANSACTIONS:

         Land improvements acquired by assumption of liability for
             Community Development District Bonds                            $   443,323    $      --
                                                                             ===========    ===========
         Capitalized interest on notes payable and bonds payable             $   457,015    $   181,186
                                                                             ===========    ===========



    The accompanying notes are an integral part of this financial statement.

                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
                     --------------------------------------
                (A Limited Partnership in the Development Stage)


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1998
                                -----------------

1.       ORGANIZATION:

Lely Golf Villas I Limited Partnership (a Delaware limited partnership, ) (the "Partnership") was formed on February 12, 1998, to acquire and develop land into a resort and condominium units in Naples, Florida (the "Project"), by Ronto Golf Developments, Inc. ("Ronto"), a Florida corporation, as a 25% general partner, Westbrook Lely Golf Villas I, L.L.C. ("Westbrook GP"), a Delaware limited liability company and an affiliate of the limited partners, as a 1 % general partner; and Westbrook Real Estate Fund II, L.P. ("Westbrook"), a Delaware limited partnership; and Westbrook Real Estate Co-Investment Partnership II, L.P. ("WRECIP"), a Delaware limited partnership, as 65.95351 % and 8.04649% limited partners, respectively.

In accordance with the partnership agreement (the "Agreement"), Ronto is to contribute $185,000. Westbrook GP, Westbrook, and WRECIP (collectively, the "Westbrook Partner Group") are to make initial contributions of $3,700,000 less the amount of the Westbrook and WRECIP loans described below. Additionally, if needed, and at the discretion of the Westbrook Partner Group, additional funds may be advanced to the Partnership by the Westbrook Partner Group in the form of shortfall loans, as defined, or as additional capital contributions at the ratio of 95% by the Westbrook Partner Group to 5% by Ronto. Pursuant to the terms of a bridge loan as discussed in note 5, the Westbrook Partner Group agreed to advance up to an additional $3,000,000 to the Partnership, which is expected to provide funding for costs until a construction loan with a third-party lender is obtained.

The Partnership plans to develop and sell 200 resort condominium units in 17 phases. Phase one, which commenced construction in November 1998, consists of ten residential units. Development has not yet begun on the remaining 16 phases expected to include 190 units. The Partnership is also constructing a recreation area and parking facilities that will be owned as a common area by the purchasers of the units. The purchaser of each unit must enter into a rental agreement with an affiliate of the Partnership providing for the rental of the unit. The purchasers of the units will be granted golf privileges for an additional annual fee at two nearby golf courses which are not assets of the Partnership.
As of December 31, 1998, no condominium units had been sold.

The Partnership is in the development stage, has yet to generate any revenues, and has no assurance of future revenues. The Partnership's ability to complete its development plans depend on continued funding by the Westbrook Partner Group, its ability to obtain additional construction financing and its ability to generate sales of condominium units.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation and Use of Estimates
------------------------------------------

The accompanying financial statements were prepared in conformity with generally accepted accounting principles. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

The Partnership considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. At December 31, 1998, the Partnership's cash was included in the account of a related partnership, and is included in due from affiliates in the accompanying financial statements.

Construction in Process
-----------------------

The Partnership's real estate inventories consist of land and development in process. The balance includes direct and indirect land costs and onsite improvement costs which are capitalizable to the Project. The Partnership carries its real estate inventories at historical cost, which is not in excess of net realizable value.

Real estate taxes and interest associated with the property under development are capitalized until the development is complete or development activities have ceased. Real estate taxes of $37,411 in 1998 were capitalized to the Project. Interest in the amount of $457,015 was capitalized in 1998.

Accounting for the Impairment of Long-Lived Assets
--------------------------------------------------

In accordance with Statement of Financial Accounting Standards No.121, "Accounting for the Impairment of Long- Lived Assets and Long-Lived Assets to be Disposed Of," the Venture records impairment for losses on its real estate assets when events or circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. No such impairment losses have been recognized to date.

Revenue Recognition
-------------------

The Partnership will recognize profit from the sale of condominium units when adequate down payment is obtained, the collectibility of the remaining sale price is assured, and the Partnership is not obligated to perform significant activities after the sale. Accordingly, profit on condominium unit sales will generally be recognized upon delivery of completed units to third party purchasers. Profit on sales which do not meet the criteria for profit recognition will be deferred and recognized when the criteria for profit recognition have been satisfied. The Partnership had not sold any units as of December 31, 1998.

Marketing and Selling Expenses
------------------------------

Costs incurred to market and sell the Project are generally expensed, except for those costs reasonably expected to be recovered form the sale of the Project which are incurred for tangible assets to be used throughout the selling period, such as sales facilities, model units, semi-permanent signs, and legal fees for the preparation of prospectuses.

Income Taxes
------------

No provision for income taxes has been recorded in the financial statements as the partners are required to report their share of the Partnership's earnings in their respective income tax returns. The Partnership's tax returns and the amounts of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

Distributions of Cash Flow and Allocation of Net Income or Loss
---------------------------------------------------------------

Net income or loss shall be allocated in accordance with the provision of the Agreement, including provisions related to preferred returns.

Cash available for distribution is to be distributed in accordance with the provisions of the Agreement, which requires the repayment of any letter of credit reimbursement, shortfall loans, and all amounts due and payable under the

Westbrook and WRECIP loans, as described below, before net cash flow, as defined, is distributed to the partners. No cash was available for distribution during 1998.

3.       CONSTRUCTION IN PROCESS:

On March 3, 1998, the Partnership purchased approximately 20 acres of land. Subsequently, the Partnership began construction of a resort consisting of 200 lodging units to be built in 17 phases, and a resort center and recreation area including a golf practice area, a pool and spa, tennis courts, and a bar and grill. At December 31, 1998, costs capitalized to construction in process totaled $6,130,463, including the purchase price of the land.


4.       BONDS PAYABLE:

The land purchased by the Partnership ties within the Lely Community Development District ("CDD") and is subject to special assessments. The total special assessment relating to the Series 1991 Bond issue designated at closing was $443,323 and bears interest at 9% per annum. The Lely CDD assesses the Partnership annually for debt service on the bonds, including accrued interest and principal sufficient to fully amortize the bonds at their maturity in 2011. The CDD also assesses the Partnership for certain administrative fees and annual operating and maintenance costs. Associated land improvements totaling $443,323 are included in construction in process.

The combined principal maturities of the CDD bonds payable and the related party notes payable discussed in Note 5 are as follows:


                              Year          Amount
                           ----------    ----------
                              1999      $1,098,048
                              2000         621,052
                              2001         622,947
                              2002         625,012
                              2003         627,263
                           hereafter       884,751
                                        ----------

                                        $4,479,073
                                        ==========


5.       RELATED-PARTY TRANSACTIONS:

Due from affiliates includes $81,500 and $99,471 due from two partnerships affiliated with Ronto and Westbrook.

Effective March 4,1998, the Partnership entered into promissory note agreements with Westbrook (the "Westbrook Note") and with WRECIP (the "WRECIP Note") in the amounts of $2,228,159 and $271,841, respectively. The Westbrook and WRECIP Notes have a maturity date of the earlier of the date the last remaining condominium unit is sold or March 4, 2005, and bear interest at the rate of 20 % per annum, compounded quarterly, and added to the principal balance of the note. Quarterly interest payments are required beginning December 4,1999. Semiannual principal payments of $267,379 and $32,621, respectively, are required beginning March 4, 2000. During 1998, interest of $384,193 and $46,873, respectively, was accrued and added to the principal balance of the Notes.

Both the Westbrook Note and the WRECIP Note are secured by a pledge agreement (the "Pledge Agreement") from Ronto to Westbrook of all of Ronto's interests in the Partnership.

Effective July 6,1998, the Partnership began receiving additional advances from Westbrook and WRECIP under a separate bridge loan agreement (the "Bridge Loan"). Advances pursuant to the Bridge Loan totaled $961,437 and

$117,298 from Westbrook and WRECIP, respectively, at December 31, 1998. The advances bear interest at the greater of 10.5% per annum or the 30 day LIBOR plus 500 basis points per annum. Interest of $23,127 and $2,822 was accrued and added to the principal balance of the Westbrook and WRECIP Bridge Loans, respectively, at December 31, 1998. The Bridge Loan is payable in full at its maturity on August 31, 1999, which date may be extended until November 30, 1999, at the option of Westbrook. The Bridge Loan is secured by the Pledge Agreement. Subsequent to December 31,1998, and through, February 23, 1999, an additional $720,633 has been advanced to the Partnership pursuant to the Bridge Loan.

The Partnership accrued a development fee of $343,496 which is defined as the actual costs incurred by Ronto attributable to the Partnership for the period ended December 31, 1998, which was capitalized to construction in process. The unpaid portion at December 31, 1998, of $5,996 is included in accrued expenses.

                                   PROJECTIONS
                                   (UNAUDITED)


                              Index to Projections



Document                                                   Page
--------                                                   ----
Significant Projection Assumptions                         P-2
Summary of Base Projections                                P-6
Base Projections                                           P-10
Projections Over Base                                      P-11
Projections Under Base                                     P-12
Notes to Debt Service Matrix                               P-13
Debt Service Matrix                                        P-14

                    FALA BELLA RESORT AND GOLF CLUB OF NAPLES

                       SIGNIFICANT PROJECTION ASSUMPTIONS
                                   (UNAUDITED)


         The following financial projections present projected financial results for two- and three-bedroom units, with the three-bedroom unit rented as a two-bedroom suite and a separate hotel room, for the Fala Bella Resort and Golf Club of Naples. These financial results are for the year ending December 31, 2004. The projections present a base case using certain base hypothetical assumptions about room occupancy and rental rates. In addition to the base case, we have included two other scenarios of projected financial results derived by increasing and decreasing our base hypothetical assumptions about occupancy and rates by 7%, but employing the same other hypothetical assumptions.

         We have also included with these projections an analysis of debt service of a mortgage on the units using different assumptions about interest rates and loan to value ratio. Finally, our projections include an analysis that ascribes a value to the golf use rights and occupancy rights for a unit based upon certain assumptions described in greater detail below.

         Management of Fala Bella believes that the hypothetical assumptions used in the projections represent facts and conditions which are material to projected financial results and are reasonable as of May 1999 in light of information then available to management.

         In May 1999, Landauer updated specific market area data used in its November 1997 report, evaluating local lodging and market conditions and the local forces influencing property performance and reviewed our projected financial results for Fala Bella's stabilized fifth year of operations. Based upon this review, Landauer concluded that our projected occupancy and room rate levels for Fala Bella's stabilized fifth year of operations appear reasonable.

         Projected financial results are results that are derived based on the hypothetical assumptions used, not predictions of actual results. Actual financial results can and will be different from projected financial results. Factors that will affect actual performance include, but are not limited to, occupancy rate achieved, actual rental rates, effects of competition, strength of tourism and the strength of the local, regional, national and international economies.

         Fala Bella is not yet completed and has not yet commenced operations. For this reason, and because of the nature of projected financial results, the following projections are forward-looking statements within the meaning of the federal securities laws. We urge you to review the entire Prospectus of which these projections are a part and consider in particular the risk factors beginning on page __ of the Prospectus before purchasing a unit.

         Capitalized terms used herein without definition have the same meanings as those terms have when used in the Prospectus.

         The following financial projections have not been audited by Arthur Andersen, L.L.P.


1.       Project Description and Basis of Hypothetical Assumptions:

         Lely Golf I, a special purpose limited partnership, owns a parcel of land in Lely Resort near Naples, Florida. Lely Golf I is offering for sale up to 200 fully-furnished resort condominium units that are being constructed on that parcel. In addition to the resort condominium units, Lely Golf I is building certain amenities on the parcel. Unit owners are required to make their units available for rental in a mandatory rental program pursuant to a Rental Program Agreement with Lely Golf II, an affiliate of Lely Golf I.

         Management has reviewed and evaluated numerous sources of information that they believe to be relevant to support the assumptions for revenues and expenses in these projections. These sources include, but are not limited to, a project specific market study by Horwath Landauer Hospitality Consulting, Inc., industry publications, market data for the Naples resort market and the Florida golf resort market and certain facility requirements, plans, cost analyses, site surveys, related budgets and real estate consultation. Management has analyzed this information for consistency and completeness in developing these projections. See discussion in the Prospectus under the captions "The Resort Industry" and "Projected Performance of Fala Bella".

2.       Summary of Significant Assumptions:

         * Fala Bella will be developed as a destination golf resort condominium with all of the amenities described in the Prospectus.

         * The anticipated date for rental of the initially completed units is November, 1999.

         * 200 units are projected to be in the rental program by the end of 2002, consisting of 136 two bedroom and 64 three bedroom units (rentable as 64 two-bedroom units and 64 hotel rooms).

         * Occupancy and average daily room rates will be as shown in the Base Projections and as shown in the Over-Base Projections and Under Base Projections.

         * Qualified, competent, and efficient management personnel will be operating the rental program. See the discussion in Questions 8 and 9 of the "Questions and Answers" and under the caption "Resort Operator" in the Prospectus.

         * Rights to use the Golf Courses will be as provided in the Use and Access Agreement and the Rental Program Agreement. See the discussion in Questions 4 through 7 of the "Questions and Answers" and under the caption "Management of Fala Bella Rental Program Agreement" in the Prospectus.

         * The projections presented assume inflation rates varying between 3 to 3.5% per annum with corresponding increases in revenues and expenses.

         *        Lely Golf I will retain ownership of any unsold units and will
                  include  the  unsold  units  in  the  rental   program   while
                  continuing to market the unsold units.

3.       Occupancy Rates and Average Daily Room Rates:

         * Owner usage is assumed to take place when units are otherwise vacant. Maximum permitted utilization by an owner in months of highest occupancy will result in a decrease in rental revenue.

         * Average daily rates and occupancy levels are averages and do not attempt to differentiate between units based on potential rate differences associated with location, view or floor. It is generally assumed that any higher rates will be largely offset by lower overall occupancy levels. Moreover, because units with preferred locations have higher selling prices, projected returns on investment are not anticipated to vary materially.

         * The hotel facilities and amenities described in this Prospectus and the hiring of an experienced management group are anticipated to allow Fala Bella to competitively participate in the destination resort marketplace in the Naples, Florida area. The projections assume fluctuating occupancy levels and average daily rates in the first three years following commencement of operations during which time Fala Bella will bring additional units into the rental program and establish its niche in the marketplace. The projections assume that financial results will stabilize in the fourth year of operations but that results will continue to improve through the fifth operating year (the year ending December 31, 2004) as the marketing initiatives of the resort manager, particularly with respect to groups, help Fala Bella to penetrate the market.

         * The alternative projections, "Projections Over Base" and "Projections Under Base" show the combined effects of a 7% increase in average daily rates and a 7% increase in the assumed occupancy levels or a 7% combined decrease in both factors, respectively.

         For  purposes of  alternative  analysis  and by  reference  to the Base
Projections:

         o A 1% increase in overall occupancy levels for 2-bedroom units given a constant $158 average daily rate would increase the net due owner by $261 per year.

         o A 1% increase in the average daily rate for a 2-bedroom unit given a constant 55.68% occupancy level would increase the net due owner by $299 per year.

         o For a 3-bedroom unit, the increase in net due owner for a 1% increase in occupancy levels at a constant average daily rate would be $387 per year and a 1% increase in the average daily rates at a constant occupancy level would increase net due owner by $329 per year.

                                   SUMMARY OF
                           BASE PROJECTIONS OF ANNUAL
                               INCOME AND EXPENSES
                                   (UNAUDITED)


                                 RENTAL REVENUES

2 BEDROOM UNIT

GROSS INCOME1                                                    $32,068

LESS:
         Travel Agent Commissions   (1.80%)                       (577)
         Credit Card Fees           (1.90%)                       (609)
         VPC Reservation Expense2                                 (654)
                                                            ------------

ADJUSTED GROSS INCOME                                          $30,228

LESS:

         Management Fee3                                       (15,114)
         Interior Maintenance Fund4                               (907)

NET RENTAL REVENUES PAYABLE TO OWNER                           $14,207
                                                           ============




--------

1    Assumes an  annualized  occupancy  rate of 55.68% and an average daily rate
     (ADR) of $158. Personal usage is not considered as affecting occupancy.

2 Under the Resort Management Agreement, the Resort Operator will be paid a fee of $15 per confirmed reservation placed through its Vacation Planning Center (VPC). The projected fee assumes 75% of all bookings are derived through the VPC with an average length of stay of 3.5 nights per booking.

3 Under the Rental Management Agreement, the Rental Manager will be paid a management fee equal to 50% of Adjusted Gross Income (as defined in the Rental Management Agreement) for securing and servicing rentals.

4 The Interior Maintenance Fund will be funded with 3% of Adjusted Gross Income payable monthly. Assumes expenditures for repair or replacement of furnishings, linens, floor and wall coverings, equipment and appliances will equal the amount funded.

                               OWNERSHIP EXPENSES


2 BEDROOM UNIT

NET RENTAL REVENUES PAYABLE TO OWNER:                          $14,207

LESS OWNERSHIP EXPENSES:

         Annual Condominium Assessment1                         (3,126)
         Real Estate Taxes2                                     (2,025)
         CDD3                                                     (623)
         Insurance4                                               (150)
         Annual Licensing Fee5                                  (3,786)

NET CASH AVAILABLE6                                             $4,497


--------

1 Based on the proposed separate budget for year 2000 increased at a 3% compounded annual rate, includes assessments for Lely Resort Master Property Association, Inc. of $30 per annum.

2 Assumes tax rate of 1.5% on an assessed value equal to 90% of $150,000 (assumed purchase price of $165,000 less $15,000 for furnishings).

3 A Lely Resort Community Development District operating assessment of $327 (based on 1999 budget, increased 3% per year compounded rate) is assumed for year 2004 plus a maximum of $296 for annual amortization of existing CDD indebtedness of $2,120 per unit at Jan. 1999.

4 Estimated annual premium payable for the minimum $300,000 per occurrence coverage for property damage and bodily injury liability insurance required by the Rental Program Agreement.

5 An Annual Licensing Fee is payable to Golf Enterprises for golf privileges of $3,500 per year increasing 4% per year after November 1, 2002.

6 Does not include costs incidental to use of a unit by the unit owner such as laundry, housekeeping, telephone, etc. Net Cash Available is before debt service, if any.

                           BASE PROJECTIONS OF ANNUAL
                               INCOME AND EXPENSES
                                   (UNAUDITED)


                                                  RENTAL REVENUES

3 BEDROOM UNIT

GROSS INCOME1                                                  $40,090

LESS:
         Travel Agent Commissions   (1.80%)                       (722)
         Credit Card Fees           (1.90%)                       (762)
         VPC Reservation Expense2                                 (984)
                                                            -----------

ADJUSTED GROSS INCOME                                           37,622

LESS:

         Management Fee3                                       (18,811)
         Interior Maintenance Fund4                             (1,129)

NET RENTAL REVENUES PAYABLE TO OWNER                           $17,682
                                                           ============

--------

1 Assumes hotel rooms always separately rented. Also assumes an annualized occupancy rate of 55.68% and an average daily rate (ADR) of $158 for two-bedroom units and, 28.12% annualized occupancy rate and a $78 ADR for hotel rooms. Personal usage is not considered as affecting occupancy.

2 Under the Resort Management Agreement, the Resort Operator will be paid a fee of $15 per confirmed reservation placed through its Vacation Planning Center (VPC). The projected fee assumes 75% of all bookings are derived through the VPC with an average length of stay of 3.5 nights per booking.

3 Under the Rental Management Agreement, the Rental Manager will be paid a management fee equal to 50% of Adjusted Gross Income for securing and servicing rentals.

4 The Interior Maintenance Fund will be funded with 3% of Adjusted Gross Income payable monthly. Assumes expenditures for repair or replacement of furnishings, linens, floor and wall coverings, equipment and appliances will equal the amount funded.

                               OWNERSHIP EXPENSES

3 BEDROOM UNIT

NET RENTAL REVENUES PAYABLE TO OWNER:                          $17,682




LESS OWNERSHIP EXPENSES:

         Annual Condominium Assessment1                         (3,891)
         Real Estate Taxes2                                     (2,498)
         CDD3                                                     (623)
         Insurance4                                               (150)
         Annual Licensing Fee5                                  (3,786)

NET INCOME6                                                     $6,736



--------

1 Based on the proposed separate budget for year 2000 increased at a 3% compounded annual rate, includes assessments for Lely Resort Master Property Owners Association, Inc. of $30 per annum.

2 Assumes tax rate of 1.5% on an assessed value equal to 90% of a $185,000 ($200,000 purchase price less $15,000 for furnishings).

3 A Lely Community Development District operating assessment of $327 (based on 1999 budget, increased 3% per year compounded rate) is assumed for each year 2004 plus a maximum $296 for annual amortization of existing CDD indebtedness of $2,120 per unit at Jan., 1999.

4 Estimated annual premium payable for the minimum $300,000 per occurrence coverage for property damage and bodily injury liability insurance required by the Rental Program Agreement.

5 An Annual Licensing Fee is payable to Golf Enterprises for golf privileges of $3,500 per year increasing 4% per year after November 1, 2002.

6 Does not include other costs incidental to use of a unit by the unit owner such as laundry, housekeeping, telephone, etc. Net Cash Available is before debt service, if any.

                         FALA BELLA RESORT AND GOLF CLUB
                                BASE PROJECTIONS
                           (For Year 5 of Operations)
                                   (UNAUDITED)



AVAILABILITY          JAN       FEB       MAR     APR     MAY      JUN     JUL      AUG      SEP     OCT     NOV     DEC     TOTAL
------------          ---       ---       ---     ---     ---      ---     ---      ---      ---     ---     ---     ---     -----
DAYS                    31        28        31      30      31       30      31       31       30      31      30      31      365
2 BDRM       200     6,200     5,600     6,200   6,000   6,200    6,000   6,200    6,200    6,000   6,200   6,000   6,200    73,000
HOTEL ROOM    64     1,984     1,792     1,984   1,920   1,984    1,920   1,984    1,984    1,920   1,984   1,920   1,984    23,360
TOTAL AVAIL          8,184     7,392     8,184   7,920   8,184    7,920   8,184    8,184    7,920   8,184   7,920   8,184    96,360
OCCUPANCY
2 BDRM (%)              65%       85%       85%     65%     50%      45%     50%      45%      30%     45%     50%     55%    55.68%
HOTEL (%)               40%       60%       60%     60%     25%      10%     15%      10%      10%     20%     15%     15%    28.12%
2 BDRM (Days)        4,030     4,760     5,270   3,900   3,100    2,700   3,100    2,790    1,800   2,790   3,000   3,410    40,650
HOTEL ROOM (Days)      794     1,075     1,190   1,152     496      192     298      198      192     397     288     298     6,570
TOTAL OCCUPIED       4,824     5,835     6,460   5,052   3,596    2,892   3,398    2,988    1,992   3,187   3,288   3,708    47,220
PERCENT OCCUPIED        59%       79%       79%     64%     44%      37%     42%      37%      25%     39%     42%     45%       49%
AVERAGE DAILY
RATE ($)
2 BDRM              185.00    210.00    210.00  190.00  135.00   115.00  113.00   110.00   105.00  115.00  115.00  170.00    157.78
HOTEL ROOM           70.00     95.00     95.00   80.00   75.00    60.00   65.00    60.00    60.00   60.00   60.00   60.00     78.14
BLENDED RATE        166.08    188.81    188.81  164.92  126.72   111.35  108.80   106.68   100.66  108.15  110.18  161.17    146.70
ROOM REVENUE ($)
2 BDRM             745,550   999,600 1,106,700 741,000 418,500  310,500 350,300  306,900  189,000 320,850 345,000 579,700 6,413,600
HOTEL ROOM          55,552   102,144   113,088  92,160  37,200   11,520  19,344   11,904   11,520  23,808  17,280  17,856   513,376
TOTAL              801,102 1,101,744 1,219,788 833,160 455,700  322,020 369,644  318,804  200,520 344,658 362,280 597,556 6,926,976
AVERAGE RENTAL
($ per Unit)
AVG 2 BDRM REVENUE   3,728     4,998     5,534   3,705   2,093    1,553   1,752    1,535      945   1,604   1,725   2,899     32,068
AVG HOTEL REVENUE      868     1,596     1,767   1,440     581      180     302      186      180     372     270     279      8,022
AVG 3 BDRM REVENUE   4,596     6,594     7,301   5,145   2,674    1,733   2,054    1,721    1,125   1,976   1,995   3,178     40,090



                         FALA BELLA RESORT AND GOLF CLUB
                              PROJECTIONS OVER BASE
                           (For Year 5 of Operations)
              (Occupancy and Room Rates Increased by 7% Over Base)
                                   (UNAUDITED)




AVAILABILITY          JAN       FEB       MAR     APR     MAY      JUN     JUL      AUG      SEP     OCT     NOV     DEC     TOTAL
------------          ---       ---       ---     ---     ---      ---     ---      ---      ---     ---     ---     ---     -----
DAYS                     31        28        31      30      31       30      31       31       30      31      30      31      365
2 BDRM         200    6,200     5,600     6,200   6,000   6,200    6,000   6,200    6,200    6,000   6,200   6,000   6,200   73,000
HOTEL ROOM      64    1,984     1,792     1,984   1,920   1,984    1,920   1,984    1,984    1,920   1,984   1,920   1,984   23,360
TOTAL AVAIL           8,184     7,392     8,184   7,920   8,184    7,920   8,184    8,184    7,920   8,184   7,920   8,184   96,360
OCCUPANCY
2 BDRM (%)            69.55%    90.95%    90.95%  69.55%  53.50%   48.15%  53.50%   48.15%   32.10%  48.15%  53.50%  58.85%   59.58%
HOTEL (%)             42.80%    64.20%    64.20%  64.20%  26.75%   10.70%  16.05%   10.70%   10.70%  21.40%  16.05%  16.05%   30.09%
2 BDRM (Days)         4,312     5,093     5,639   4,173   3,317    2,889   3,317    2,985    1,926   2,985   3,210   3,649   43,496
HOTEL ROOM (Days)       849     1,150     1,274   1,233     531      205     318      212      205     425     308     318    7,029
TOTAL OCCUPIED        5,161     6,244     6,913   5,406   3,848    3,094   3,635    3,198    2,131   3,410   3,518   3,967   50,525
PERCENT OCCUPIED         63%       84%       84%     68%     47%      39%     44%      39%      27%     42%     44%     48%   52.43%
AVERAGE DAILY
RATE ($)
2 BDRM               197.95    224.70    224.70  203.30  144.45   123.05  120.91   117.70   112.35  123.05  123.05  181.90    168.82
HOTEL ROOM            74.90    101.65    101.65   85.60   80.25    64.20   69.55    64.20    64.20   64.20   64.20   64.20     83.61
BLENDED RATE         177.71    202.03    202.03  176.46  135.59   119.14  116.41   114.15   107.71  115.72  117.90  172.45    156.97
ROOM REVENUE ($)
2 BDRM              853,580 1,144,442 1,267,061 848,371 479,141  355,491 401,058  351,370  216,386 367,341 394,991 663,699 7,342,931
HOTEL ROOM           63,601   116,945   129,474 105,514  42,590   13,189  22,147   13,629   13,189  27,258  19,784  20,443   587,764
TOTAL               917,182 1,261,387 1,396,535 953,885 521,731  368,681 423,205  364,999  229,575 394,599 414,774 684,142 7,930,695
AVERAGE RENTAL
($ per Unit)
AVG 2 BDRM REVENUE    4,268     5,722     6,335   4,242   2,396    1,777   2,005    1,757    1,082   1,837   1,975   3,318    36,715
AVG HOTEL REVENUE       994     1,827     2,023   1,649     665      206     346      213      206     426     309     319     9,184
AVG 3 BDRM REVENUE    5,262     7,549     8,358   5,891   3,061    1,984   2,351    1,970    1,288   2,263   2,284   3,638    45,898


                         FALA BELLA RESORT AND GOLF CLUB
                             PROJECTIONS UNDER BASE
                           (For Year 5 of Operations)
              (Occupancy and Room Rates Decreased by 7% From Base)
                                   (UNAUDITED)


AVAILABILITY          JAN     FEB      MAR     APR       MAY      JUN     JUL      AUG       SEP      OCT      NOV     DEC     TOTAL
------------          ---     ---      ---     ---       ---      ---     ---      ---       ---      ---      ---     ---     -----
DAYS                   31       28       31       30       31       30       31      31        30      31       30     31       365
2 BDRM      200     6,200    5,600    6,200    6,000    6,200    6,000    6,200   6,200     6,000   6,200    6,000  6,200    73,000
HOTEL ROOM   64     1,984    1,792    1,984    1,920    1,984    1,920    1,984   1,984     1,920   1,984    1,920  1,984    23,360
TOTAL AVAIL         8,184    7,392    8,184    7,920    8,184    7,920    8,184   8,184     7,920   8,184    7,920  8,184    96,360
OCCUPANCY
2 BDRM (%)          60.45%  79.05%    79.05%   60.45%   46.50%   41.85%   46.50%  41.85%    27.90%  41.85%  46.50%  51.15%    51.79%
HOTEL (%)           37.20%  55.80%    55.80%   55.80%   23.25%    9.30%   13.95%   9.30%     9.30%  18.60%  13.95%  13.95%    26.15%
2 BDRM (Days)       3,748   4,427     4,901    3,627    2,883    2,511    2,883   2,595     1,674   2,595   2,790   3,171    37,805
HOTEL ROOM (Days      738   1,000     1,107    1,071      461      179      277     185       179     369     268     277     6,110
TOTAL OCCUPIED      4,486   5,427     6,008    4,698    3,344    2,690    3,160   2,779     1,853   2,964   3,058   3,448    43,914
PERCENT OCCUPIED       55%     73%       73%      59%      41%      34%      39%     34%       23%     36%     39%     42%    45.57%
AVERAGE DAILY
RATE ($)
2 BDRM             172.05  195.30    195.30   176.70   125.55   106.95   105.09  102.30     97.65  106.95  106.95  158.10    146.73
HOTEL ROOM          65.10   88.35     88.35    74.40    69.75    55.80    60.45   55.80     55.80   55.80   55.80   55.80     72.67
BLENDED RATE       154.45  175.59    175.59   153.37   117.85   103.55   101.18   99.21     93.62  100.58  102.47  149.89    136.43
ROOM REVENUE ($)
2 BDRM            644,826 864,554   957,185  640,891  361,961  268,551  302,974 265,438   163,466 277,503 298,391 501,383 5,547,123
HOTEL ROOM         48,047  88,344    97,810   79,709   32,174    9,964   16,731  10,296     9,964  20,592  14,945  15,444   444,019
TOTAL             692,873 952,898 1,054,995  720,600  394,135  278,515  319,705 275,734   173,430 298,095 313,336 516,826 5,991,142
AVERAGE RENTAL
($ per Unit)
AVG 2 BDRM REVENUE  3,224   4,323     4,786    3,204    1,810    1,343    1,515   1,327       817   1,388   1,492   2,507    27,736
AVG HOTEL REVENUE     751   1,380     1,528    1,245      503      156      261     161       156     322     234     241     6,938
AVG 3 BDRM REVENUE  3,975   5,703     6,314    4,450    2,313    1,498    1,776   1,488       973   1,709   1,725   2,748    34,673





                          Notes to Debt Service Matrix


Mortgage financing is available from a number of institutional lenders for qualified individuals purchasing an investment property.

It is your decision whether to finance a portion of the purchase price of your unit.

Mortgage programs and interest rates vary from lender to lender, as do the related costs and fees charged by each lender.

Net financing cost as presented in the matrix is projected in the fifth year of a thirty year loan and excludes the principal portion of total annual cost. The amount of the total annual payment attributable to principal reduction increases each year of the loan and therefore the amount paid as interest or the net financing cost will decline.

Net financing cost is also exclusive of any loan fees or costs charged by the lender.

To use the debt service matrix, first select a projected interest rate on the loan, determine the purchase price on the unit and then the amount of the mortgage to find the associated total annual net financing cost. For example, given a 7 percent interest rate, a $150,000 purchase price and a 60 percent or $90,000 mortgage, the fourth year net financing cost is $5,933.

With a 6 1/2 percent interest rate mortgage, a $180,000 purchase price and a 70 percent or $126,000 mortgage, the fourth year net financing cost is $7,681.




                               DEBT SERVICE MATRIX



Interest Rate         6 1/2%
                 -------------


               40%        Net Financing        50%        Net Financing        60%        Net Financing       70%     Net Financing
             Mortgage      Cost - Yr. 5       Mortgage     Cost - Yr. 5       Mortgage      Cost - Yr. 5    Mortgage   Cost - Yr. 5
          -------------  ---------------  -------------- ---------------  -------------- ---------------- ----------- -------------

Sale Price
$140,000      $56,000      $3,414          $70,000         $4,267          $84,000          $5,121         $98,000          $5,974
$150,000      $60,000      $3,658          $75,000         $4,572          $90,000          $5,486         $105,000         $6,401
$160,000      $64,000      $3,901          $80,000         $4,877          $96,000          $5,852         $112,000         $6,828
$170,000      $68,000      $4,145          $85,000         $5,182          $102,000         $6,218         $119,000         $7,254
$180,000      $72,000      $4,389          $90,000         $5,486          $108,000         $6,584         $126,000         $7,681
$190,000      $76,000      $4,633          $95,000         $5,791          $114,000         $6,949         $133,000         $8,108
$200,000      $80,000      $4,877          $100,000        $6,096          $120,000         $7,315         $140,000         $8,534
$210,000      $84,000      $5,121          $105,000        $6,401          $126,000         $7,681         $147,000         $8,961
$220,000      $88,000      $5,364          $110,000        $6,706          $132,000         $8,047         $154,000         $9,388



Interest Rate         7%
                 -------------


               40%        Net Financing        50%        Net Financing        60%        Net Financing     70%       Net Financing
            Mortgage      Cost - Yr. 5       Mortgage     Cost - Yr. 5       Mortgage      Cost - Yr. 5   Mortgage     Cost - Yr. 5
          -------------  ---------------  -------------- ---------------  -------------- ---------------- --------    -------------

Sale Price
$140,000      $56,000    $3,692          $70,000         $4,614          $84,000          $5,537         $98,000          $6,460
$150,000      $60,000    $3,955          $75,000         $4,944          $90,000          $5,933         $105,000         $6,922
$160,000      $64,000    $4,219          $80,000         $5,274          $96,000          $6,328         $112,000         $7,383
$170,000      $68,000    $4,483          $85,000         $5,603          $102,000         $6,724         $119,000         $7,844
$180,000      $72,000    $4,746          $90,000         $5,933          $108,000         $7,119         $126,000         $8,306
$190,000      $76,000    $5,010          $95,000         $6,262          $114,000         $7,515         $133,000         $8,767
$200,000      $80,000    $5,274          $100,000        $6,592          $120,000         $7,910         $140,000         $9,229
$210,000      $84,000    $5,537          $105,000        $6,922          $126,000         $8,306         $147,000         $9,690
$220,000      $88,000    $5,801          $110,000        $7,251          $132,000         $8,701         $154,000         $10,152



Interest Rate         7 1/2%
                 -------------


                40%        Net Financing        50%        Net Financing        60%        Net Financing     70%       Net Financing
             Mortgage      Cost - Yr. 5       Mortgage     Cost - Yr. 5       Mortgage      Cost - Yr. 5   Mortgage    Cost - Yr. 5
           -------------  ---------------  -------------- ---------------  -------------- ---------------- --------    ------------

Sale Price
$140,000      $56,000         $3,976          $70,000         $4,970          $84,000          $5,964         $98,000     $6,958
$150,000      $60,000         $4,260          $75,000         $5,325          $90,000          $6,390         $105,000    $7,455
$160,000      $64,000         $4,544          $80,000         $5,680          $96,000          $6,816         $112,000    $7,952
$170,000      $68,000         $4,828          $85,000         $6,035          $102,000         $7,242         $119,000    $8,449
$180,000      $72,000         $5,112          $90,000         $6,390          $108,000         $7,668         $126,000    $8,946
$190,000      $76,000         $5,396          $95,000         $6,745          $114,000         $8,094         $133,000    $9,443
$200,000      $80,000         $5,680          $100,000        $7,100          $120,000         $8,520         $140,000    $9,940
$210,000      $84,000         $5,964          $105,000        $7,455          $126,000         $8,946         $147,000    $10,437
$220,000      $88,000         $6,248          $110,000        $7,810          $132,000         $9,372         $154,000    $10,934





                                      P-14






Interest Rate         8%
                 -------------


                40%        Net Financing        50%        Net Financing        60%        Net Financing     70%       Net Financing
             Mortgage      Cost - Yr. 5       Mortgage     Cost - Yr. 5       Mortgage      Cost - Yr. 5   Mortgage     Cost - Yr. 5
           -------------  ---------------  -------------- ---------------  -------------- ---------------- --------     ------------

Sale Price
$140,000      $56,000         $4,316          $70,000         $5,396          $84,000          $6,475         $98,000     $7,554
$150,000      $60,000         $4,625          $75,000         $5,781          $90,000          $6,937         $105,000    $8,093
$160,000      $64,000         $4,933          $80,000         $6,166          $96,000          $7,400         $112,000    $8,633
$170,000      $68,000         $5,241          $85,000         $6,552          $102,000         $7,862         $119,000    $9,173
$180,000      $72,000         $,5,550         $90,000         $6,937          $108,000         $8,325         $126,000    $9,712
$190,000      $76,000         $5,858          $95,000         $7,323          $114,000         $8,787         $133,000    $10,252
$200,000      $80,000         $6,166          $100,000        $7,708          $120,000         $9,250         $140,000    $10,791
$210,000      $84,000         $6,475          $105,000        $8,093          $126,000         $9,712         $147,000    $11,331
$220,000      $88,000         $6,783          $110,000        $8,479          $132,000        $10,175         $154,000    $11,870





                                     ANNEXES


Annex                                            Description
-----                                            -----------
Annex A                                 Schedule of Purchase Prices
Annex B                                 Form of Sales Agreement
Annex C                                 Furnishings, Fixtures and Housewares
Annex D                                 Floor Plans
Annex E-1                               Form of Rental Program Agreement
Annex E-2                               Resort Management Agreement
Annex F                                 Estimated Closing Costs

================================================================================

                                TABLE OF CONTENTS

                                                     Page
Questions and Answers....................................
Summary..................................................
Risk Factors.............................................
Fala Bella...............................................
The Golf Courses.........................................
The Lely Resort..........................................
The Resort Industry......................................
Projected Performance
   of Fala Bella.........................................
The Resort Operator......................................
Management of Fala Bella.................................
Summary of Condominium
   Declaration and Related
   Documents.............................................
Lely Golf I..............................................
Determination of Purchase Price..........................
Use of Proceeds..........................................
Plan of Distribution.....................................
How to Purchase..........................................
Certain Federal and State
   Income Tax Aspects....................................
Legal Matters............................................
Audit Matters............................................
Other Experts............................................
Use of Sales Materials...................................
Financial Statements..................................F-1
Projections...........................................P-1
Annexes...............................................A-1

Until __________, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


                          200 Resort Condominium Units
                            Coupled with a Mandatory
                            Rental Program Agreement




                                   ----------
                                   PROSPECTUS
                                   ----------




                                Fala Bella Resort
                             and Golf Club of Naples



                              ______________, 1999
================================================================================



                                                                         ANNEX A

                                LELY GOLF VILLAS
                           SUGGESTED UNIT PRICING GRID
                      Seventeen Buildings - Multiple Phases



Projected Unit Mix
                         3 Bedroom                                                   64
                         2 Bedroom                                                  136
                                                    1st Floor2nd Floor                1st Floor2nd Floor  Total per
                                                                3 BDRM                            2 BDRM  Building
Number of Units --
               Typical                         2              2                4               4                 12
             Initial***                        2              0                4               4                 10
BUILDING #                                                                 UNIT PRICING
----------                                                                 ------------
               ***     1                         179990             --           139990           144990
               ***     2                         179990             --           139990           144990
                       3      BASE               184990         191990           149990           154990
                              ----
                       4                         196990         206490           161990           169490
                       5                         198990         208490           163990           171490
                       6                         198990         207990           163990           170990
                       7                         192990         199990           157990           162990
                       8                         202990         211990           167990           174990
                       9                         196990         203990           161990           166990
                      10                         206990         215990           171990           178990
                      11                         100990         207990           165990           170990
                      12                         210990         219990           175990           182990
                      13                         204990         211990           169990           174990
                      14                         214990         223990           179990           186990
                      15                         208990         215990           173990           178990
                      16                         218990         227990           183990           190990
                      17                         217990         226990           182990           189990

                         AVERAGE UNIT PRICE                                                       180590
                         ------------------                                                       ------
                         AVERAGE 2 BEDROOM PRICE                                                  168519
                         -----------------------                                                  ------
                         AVERAGE 3 BEDROOM PRICE                                                  206240
                         -----------------------                                                  ------

                                                                         ANNEX B

                           REAL ESTATE SALE AGREEMENT
            FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM

         This is a Real Estate Sale Agreement to acquire a condominium parcel in a Florida condominium. As such, Florida law requires the following to be placed on the first page of the Agreement:

         ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY STATING THE REPRESENTATIONS OF DEVELOPER. FOR CORRECT REPRESENTATIONS, REFERENCE SHOULD BE MADE TO THIS AGREEMENT AND THE DOCUMENTS REQUIRED BY SECTION 718.503, FLORIDA STATUTES, TO BE FURNISHED BY A DEVELOPER TO A BUYER OR LESSEE.

         ANY PAYMENT IN EXCESS OF TEN PERCENT (10%) OF THE PURCHASE PRICE MADE TO DEVELOPER PRIOR TO CLOSING PURSUANT TO THIS AGREEMENT MAY BE USED FOR CONSTRUCTION PURPOSES BY DEVELOPER.

         This Real Estate Sale Agreement ("Agreement") is made __________ , 19__ between LELY GOLF VILLAS I LIMITED PARTNERSHIP, a Delaware limited partnership having offices at 3185 Horseshoe Drive South, Naples, Florida 34104 ("Seller" or "Developer") and ______________ , residents of __________ with a mailing address of ________________________ ("Buyer"), (whether one or more).

                              W I T N E S S E T H :

         Seller agrees to sell and Buyer agrees to purchase the condominium parcel hereinafter described:

         Buyer agrees to buy a condominium parcel ("Condominium Parcel") in FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM ("Condominium"). The Condominium Parcel shall consist of: (i) Resort Unit of Phase (Building ) (hereinafter referred to as the "Resort Unit") in the Condominium; (ii) a percentage of undivided ownership interest in the common elements; and (iii) other appurtenances as described in and subject to the Declaration of Condominium of Fala Bella Resort and Golf Club Naples, A Condominium ("Declaration") and any amendments thereto, as recorded or to be recorded in the Public Records of Collier County, Florida ("County"), and the other "Governing Documents" (as hereinafter defined) furnished pursuant to Section 718.503, Florida Statutes.

The sale and purchase will be made upon, subject to and in accordance with the following terms and conditions.

1.       Purchase Price and Closing Costs

         A.       Purchase Price

                  The "Purchase Price" for the
                  Resort Unit (exclusive of closing costs).........$___________

         B.       Payment of Purchase Price

                    i.     Deposit:

                           (1)Initial deposit due upon
                                    the execution hereof............$___________

                           (2)      Balance of Ten Percent (10%)
                                    due within fifteen (15) days of
                                    Buyer's execution
                                    of this Agreement...............$___________

                           (3) Additional Ten Percent (10%) deposit due the later of:

                                    (a) ten (10) days after the due date of the first Ten Percent (10%); (b) the Presale Requirement has been satisfied, or has been waived by Seller; or (c) ten (10) days after notification that the building permit has been issued.

                   ii. Balance of Purchase Price at closing by cash or cashier's check (subject to prorations and closing expenses).......................$___________

         C. Notwithstanding the statutory language providing that deposits above ten percent (10%) shall be used for cash reserves, all deposits shall be held in escrow as set forth in the Standards.

         D.       Title Insurance

                  Prior to closing Seller will cause a title insurance commitment to be issued to Buyer to insure title to the Resort Unit subject to no exceptions other than those matters contained in Article IV of the Standards, standard printed exceptions and exclusions, and other matters affecting title which are to be released of record at the closing.

         E. Estimated Completion Date Seller estimates that the Resort Unit will be completed and ready for occupancy on or before subject to
Article II of the Standards.

         F.  Brokerage  The  provision  initialed  below is selected by
Buyer:

                ___  Buyer  hereby  represents  that  the  sale  of the
                  Condominium Parcel pursuant to this Agreement was facilitated by the following brokerage company:
                  ("Broker").

                ___ Buyer hereby represents that no Broker was involved
                  in facilitating this Agreement.

         G.       Rental Program Agreement and Owner Occupancy

         At closing, Buyer agrees to execute the Rental Program Agreement in substantially the form of Exhibit "A" attached to this Agreement. Buyer acknowledges that the Rental Program Agreement shall be recorded prior to any mortgage obtained by Buyer. Buyer's failure or refusal to execute the Rental Program Agreement shall allow Seller, at Seller's option, to declare Buyer in default, and to immediately terminate this Agreement. Buyer acknowledges that owner occupancy of the Resort Unit is limited by the terms of the Declaration and the Rental Program Agreement; specifically waives any objection, standing, or right to challenge or question such limitations; and acknowledges that the terms of this Agreement provide for adequate and full consideration for the terms of same, notwithstanding the limitations on owner occupancy of the Resort Unit.

         The terms of this Paragraph F shall be deemed to survive the closing of the purchase of the Resort Unit and the default of either party. It is binding on Seller and Buyer and on their respective successors and assigns.

         H.       Miscellaneous

                  1. Purchaser acknowledges that the Condominium will contain a minimum of forty-four (44) Units and shall contain two hundred four (204) Units if all phases of the Condominium are submitted to condominium ownership as planned. The legal description of the portion of the land constituting the initial phase of the Condominium ("Phase 1") is described in Exhibit B, attached to the Declaration and made a part thereof. The legal descriptions of the portions of the land constituting each subsequent phase of the Condominium are also described in Exhibit B of the Declaration.

                  2. (Strike inapplicable wording) Seller warrants that the Condominium Parcel (has/has not) been occupied. In the event the inapplicable wording is not stricken, the Condominium Parcel has been occupied.

2. STANDARDS AND OTHER BUYER OBLIGATIONS. The parties hereby agree that Seller shall sell and Buyer shall buy the Condominium Parcel upon the foregoing terms and conditions and the Standards for Real Estate Transactions ("Standards"), consisting of eight (8) pages, which are attached hereto and made a part hereof, the form of Rental Program Agreement which is attached hereto and made a part hereof as Exhibit "A", and riders and addenda to this Agreement. Buyer acknowledges that Buyer is obligated to comply with the terms of the Standards, the Rental Program Agreement, and all other documents attached to this Agreement which are incorporated into this Agreement and all Governing Documents.

         IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals on the day and year set forth under their respective names.

                  Lely Resort Community Development District imposes taxes or assessments, or both taxes and assessments, on this property through a special taxing district. These taxes and assessments pay the construction, operation, and maintenance costs of certain public facilities of the district and are set annually by the governing board of the district. These taxes and assessments are in addition to county and all other taxes and assessments provided for by law.

                  ANY PAYMENT IN EXCESS OF TEN PERCENT (10%) OF THE PURCHASE PRICE MADE TO DEVELOPER PRIOR TO CLOSING PURSUANT TO THIS CONTRACT MAY BE USED FOR CONSTRUCTION PURPOSES BY DEVELOPER.

BUYER:                                 SELLER:

                                       LELY GOLF VILLAS I LIMITED PARTNERSHIP,
                                       a Delaware limited partnership
Print Name:
Social Security Number:                By:      RONTO GOLF DEVELOPMENTS, INC.,
Date:                                  a Florida corporation, a General Partner
Home Telephone:
Office Telephone:
Facsimile:                             By:
                                       Print Name:
                                       Title:
Print Name:
Social Security Number:                (Corporate Seal)
Date:
Home Telephone:
Office Telephone:
Facsimile:

                     STANDARDS FOR REAL ESTATE TRANSACTIONS

                           I. ESCROW OF DEPOSIT MONIES

                  Seller has established an escrow account or accounts in accordance with Section 718.202 of the Act (as hereinafter defined) with RUDEN, McCLOSKY, SMITH, SCHUSTER & RUSSELL, P.A., located at 5150 North Tamiami Trail, Suite 602 Newgate Tower, Naples, Florida 34103 (the "Escrow Agent"), pursuant to an agreement between the Escrow Agent and Seller dated ___________________, 1999, as the same may be amended (the "Escrow Agreement"), as a deposit on account of the Purchase Price and pursuant to the terms and conditions of the Agreement, the Escrow Agreement, and in accordance with the provisions of
Section 718.202, Florida Statutes(which accounts shall hereinafter be referred to as the "Escrow Accounts"). Seller reserves the right to designate a different Escrow Agent ("New Escrow Agent") provided the New Escrow Agent is one of the parties designated by Section 718.202 of the Act. In the instance where the Agreement is executed prior to the Completion Date, all deposit monies received by Seller from Buyer prior to closing pursuant to the Agreement shall be deposited in an Escrow Account (the "Escrow Account"). Such payments shall be held in the Escrow Account, together with payments of other purchasers of condominium parcels in the Condominium. Buyer may, upon written request to the Escrow Agent, obtain a receipt for his or her deposit(s). Buyer, by his or her execution of the Agreement, expressly authorizes the Escrow Agent to disburse Buyer's payments held in the Escrow Account to Seller upon written notice to the Escrow Agent by Seller that closing has occurred or that Buyer is in default as provided herein, whichever shall first occur. Escrow Agent is hereby authorized to act and rely exclusively on this last stated authorization as its instruction from Buyer to so release such payments held in the Escrow Account. Interest, if any, earned on the Escrow Account shall be paid to Buyer unless there is a default by Buyer whereupon the interest, if any, shall be paid to Seller. The funds shall only be placed in an interest bearing account if Buyer provides the necessary W-9 and any other forms required by Escrow Agent's Bank. Buyer and Seller agree to indemnify and hold Escrow Agent harmless from any claims or damages which may result from Escrow Agent's escrowing or disbursing of Buyer's payments held in the Escrow Account other than those claims or damages resulting from Escrow Agent's gross negligence or willful malfeasance.

                               II. THE RESORT UNIT

         A. Seller will build the Resort Unit substantially in accordance with plans and specifications, and amendments thereto, pertaining to such Resort Unit (the "Plans"). The Plans are on file with Seller and are available for inspection by Buyer during business hours.

                  (i) If the Resort Unit is not yet built, Seller may substitute materials, fixtures, equipment and appliances of substantially equal quality as those specified in the Plans. Seller may also make changes in construction as may be required by its mortgage lender(s), or any governmental authority having jurisdiction over the Condominium Parcel, or as may be otherwise required by material shortages, drainage considerations, work stoppages or emergencies. In the event of a conflict between the Plans and any model unit inspected by Buyer, the Plans will control.

                  (ii) Buyer acknowledges that no oral representations as to the design or construction of the Resort Unit may be relied upon.

                  (iii) Prior to the signing of the Agreement, Seller will have furnished to Buyer a floor plan of the Resort Unit. Such floor plan represents only a graphic approximation of the scale and dimensions designated therein; construction is controlled by the Plans, which provide much greater detail and exactitude. The completed Resort Unit may vary from the floor plan, the model (if any) and the Plans as provided above and also to an extent consonant with normal trade, custom, practice and tolerance in the construction industry.

         B. Notwithstanding any other provisions of the Agreement and the Governing Documents (as hereinafter defined), Seller shall not be required to commence or complete construction of the proposed improvements, or to convey the Condominium Parcel to Buyer, until forty-four (44) units in the Condominium which is the subject of the Agreement have been contracted for purchase, pursuant to legally enforceable purchase agreements between Seller and purchasers ("Presale Requirement"). Once the Presale Requirement has been satisfied, Seller shall send written notice thereof to Buyer. The day the Presale Requirement has been satisfied or waived by Seller as hereinafter set forth is referred to herein as the "Sales Date." Buyer acknowledges that no right of cancellation exists for the period of time prior to the Sales Date except for matters otherwise provided for herein. If within the "Presale Period" (as hereinafter defined) the Presale Requirement has not been (i) satisfied; or
(ii) waived by Seller by written notice of such waiver mailed to Buyer, then Seller shall cause all of Buyer's deposits to be returned to Buyer whereupon the Agreement shall be terminated and neither party shall have any claim against the other. The "Presale Period'" shall be the period within one hundred (180) days from ___________, 1999 (the date the first purchaser signed a purchase agreement for the purchase of a unit in the Condominium.) If Seller proceeds after the Presale Requirement or waives the Presale Requirement, Seller commits to construct at least forty-four (44) units in the Condominium.

         C. Notwithstanding Seller's representation of a completion date set forth herein, the expression of an estimated time of delivery on the part of Seller is made as an accommodation to Buyer to assist Buyer in formulating future plans, but shall not be considered as time which is of the essence of the Agreement, and shall be subject to amendment by Seller should Seller's progress or plans be altered by conditions unforeseen by or outside the control of Seller, and any such amendment shall not require formal or specific notice by Seller to Buyer. Buyer understands and agrees that Seller can neither imply nor guarantee a firm completion and availability date for the Resort Unit (other than that guarantee as set forth in the last sentence of this paragraph), such advance projections being, and by their nature having to be, approximations only. Seller shall make reasonable efforts to meet or to accelerate estimated construction schedules, but Seller shall not be obligated to make, provide or compensate Buyer or any other party or person for any accommodations, mortgage rate or cost increases, or other costs incurred by Buyer as a result of delayed or accelerated completion. In any event, however, Seller agrees to substantially complete construction of the Resort Unit within two (2) years of the date Buyer executes the Agreement (the "Completion Date").

         D. Buyer acknowledges that the Initial Packages (as defined in the Rental Program Agreement provided to Buyer), furnishings, fixtures, wall coverings, moldings or other decorating improvements, carpeting, other floor coverings, cabinets, and paints appearing in the model unit which will be included in the Resort Unit may be of a different quality, color or grade than as shown in the model unit. Buyer further acknowledges that quality, colors or grades of items supplied by Seller may vary due to shortages, discontinuances of selections, substantial increases in the costs of same, color run variations, or requirements of governmental agencies. Unless otherwise indicated in the model unit or on the brochure feature sheet used by Seller, the Initial Packages, and kitchen appliances and plumbing fixtures as shown in the model units, or substitutions of similar quality for reasons described above, are included in the Purchase Price of the Condominium Parcel, as are carpeting, other floor coverings, cabinets, and paints.

            III. ADDITIONAL PURCHASE PRICE MATTERS AND CLOSING COSTS

         A. The balance of the Purchase Price shall be paid in US funds by cash, wire transfer, or by cashier's check drawn on a financial institution with offices in Collier or Lee County, Florida.

         B. Seller shall pay the costs of clearing Seller's title, the premium for an owner's policy of title insurance furnished by Developer, documentary stamps on the deed, Seller's prorated share of all property taxes and condominium and other assessments for the year in which the transaction is closed, and the fees of Seller's attorneys.

         C. Buyer shall pay to Seller the sum of one and one-half percent (1.50%) of the Purchase Price for closing costs. Buyer shall also pay all prorated amounts, fees, contributions, and other costs provided for in the Agreement, all utility deposits required by any utility company for service to the Resort Unit; and Buyer's legal fees, if any, and Buyer's financing costs, if applicable. Buyer shall also pay all Condominium assessments and real estate taxes coming due after closing and insurance.

         D. If Buyer elects not to be furnished an owner's policy of title insurance by Seller, and notifies Seller in writing at least thirty (30) days prior to Closing, the Buyer shall be credited with an amount equal to thirty percent (30%) of the minimum risk rate promulgated by the Insurance Commissioner for the State of Florida.

         E. Buyer shall pay an amount equal to the "Annual License Fee" (defined in Article XII) in effect at the time of Closing ($3,500 through October 31, 2002 with four (4%) percent increases each year thereafter) with the pro rata portion of the Annual License Fee being paid for the remainder of the year of Closing and the balance being placed in the "Annual License Fee Account" (as that term is defined in the Rental Program Agreement) toward payment of the next year's Annual License Fee.

         F. In addition to the other closing costs and prorations for which Buyer is responsible under the terms of the Agreement, Buyer will be charged Five Hundred Fifty ($550.00) Dollars as a "Working Fund Contribution" to the Fala Bella Resort and Golf Club Naples Condominium Association, Inc.

         G. Buyer shall also be charged, in accordance with the terms of the Rental Program Agreement, Five Hundred Dollars ($500.00) as an initial one-time administrative expense to cover the costs of the Rental Program as described in the Rental Program Agreement.

                               IV. TITLE INSURANCE

         A. Prior to closing Seller will cause a title insurance commitment to be issued to Buyer to insure title to the Resort Unit subject to no exceptions other than those matters contained in Paragraph B below, standard printed exceptions and exclusions, and other matters affecting title which are to be released of record at the closing. Subsequent to closing, unless Buyer has elected in writing to waive title insurance, Seller will deliver to Buyer an owner's policy of title insurance insuring title to the Resort Unit to Buyer in an amount equal to the Purchase Price and otherwise conforming to said commitment. Seller will also cause to be delivered at closing a mortgagee's policy of title insurance in an amount required by the mortgage lender for an added charge to Buyer of Two Hundred Fifty Dollars ($250.00).
Seller will not provide Buyer with an abstract of title or a survey.

         B. Seller shall issue a title insurance commitment to ensure title to the Resort Unit subject to no exceptions, except those set forth in the Agreement and except those set forth below:

         1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the Proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

         2. Rights or claims of parties in possession not shown by the public records.

         3. Easements, liens or encumbrances, or claims thereof, not shown by the public records.

         4. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.

         5. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

         6. Real Estate and tangible personal property taxes for the year of closing and subsequent years, which are not yet due and payable.

         7. Subject to an easement contained in the Warranty Deed from Lely Development Corporation to Lely Golf Villas I Limited Partnership, recorded on March 9, 1998, in O.R. Book 2396, Page 842, of the Public Records of Collier County, Florida.

         8. Subject to reservation of all gas, oil and mineral rights lying at a depth in excess of 125 feet from the surface.

         9. Subject to the provisions of Lely, a Resort Community, Master Plan of Golf Course Drainage/Excavation prepared by Wilson, Miller, Barton & Peek, Inc., being more fully referenced at EW-162 on sheets 3 and 10 thereof (Lake 10 Excavation), and the South Florida Water Management Permit issued pursuant thereto.

         10. Subject to all matters shown on the Plat of Lely Resort Phase One as shown on Plat recorded in Plat Book 16, Pages 87 through 89 of the Public Records of Collier County, Florida.

         11. Subject to Palmer Cablevision restrictive covenants dated November 16, 1987 and recorded November 25, 1987 in O.R. Book 1311, Pages 1685 through 1703 of the Public Records of Collier County, Florida.

         12. Subject to the Declaration of General Covenants, Conditions and Restrictions for Lely Resort dated March 13, 1990 and recorded March 16, 1990 in O.R. Book 1513, Pages 835 through 867 of the Public Records of Collier County, Florida.

         13. Subject to restrictions contained in the PUD Document and Development Order for Lely, a Resort Community, Collier County Ordinance 85-17, Development Order 85-3 as amended by Resolution 85-249, as amended by Ordinance 91-29, as amended by Ordinance 92-15, as amended by Resolution 92-165, as amended by Development Order 92-2, and Resolution No. 92-166, and as the same may be further amended.

         14. Subject to certain other rights, privileges and licenses retained by Lely Development Corporation and contained in that certain License Agreement, recorded March 9, 1998, in O.R. Book 2396, Page 850, of the Public Records of Collier County, Florida.

         15.      Subject  to  Lely  Community   Development  District  recorded
                  January 16, 1991 in O.R. Book 1586, Pages 530 through 541, inclusive, of the Public Records of Collier County, Florida.

         16. Subject to existing assessment due to Lely Resort CDD, on which only the minimum payment for the year of closing shall be pro-rated at closing.

         17. Also subject to any additional taxes and/or assessments levied by Lely Resort CDD for the year of closing and subsequent years.

         18. Subject to that certain Use and Access Agreement for Lely Golf Villas recorded on March 13, 1998, in O.R. Book 2398, at Page 521, Public Records of Collier County, Florida, as amended.

         19. Subject to that certain Assignment and Assumption recorded on , in O.R. Book , Page , of the Public Records of Collier County, Florida.

         20. Subject to that certain Rental Program Agreement to be recorded the Public Records of Collier County, Florida.

         21. Subject to all matters shown on the Plat of Fala Bella Resort and Golf Club of Naples, as shown on Plat recorded in Plat Book , Pages through , of the Public Records of Collier County, Florida.

         22. Declaration of Neighborhood Covenants for Fala Bella Resort and Golf Club of Naples and accompanying Check-in Center, recorded in O.R. Book ____, Page ____ of the Public Records of Collier County, Florida, as same may be amended.

         23. Subject to the terms, provisions, covenants, liens, conditions and options contained and rights and easements established by the Declaration of Condominium of Fala Bella Resort and Golf Club Naples, A Condominium, and all exhibits thereto, recorded in O.R. Book , Page , of the Public Records of Collier County, Florida, as the same may be amended. Such Declaration and/or Amendments establishes and provides for easements, liens, charges, assessments, a right of first refusal, and the prior approval of a future purchaser or occupant.

         24. Liens for work or materials furnished at the request of the Buyer.

         25. All documents and restrictions contemplated by Agreement and the Standards of which this list of Permitted Exceptions is a part.

         26. All restrictions, reservations, conditions, limitations, affirmative covenants and obligations, easements and other matters of record, including without limitation such zoning or other restrictions upon the use of the property as may be imposed by governmental authorities having jurisdiction.

Notwithstanding the inclusion of any matter herein, if such matter has been terminated of record, the inclusion of such matter herein shall not act to reestablish such matter.

                             V. CLOSING OF THE SALE

         A. Closing will be not sooner than fifteen (15) days after the Resort Unit is substantially completed and approved for occupancy by an appropriate governmental agency. The issuance of a Certificate of Occupancy (C.O.) by the appropriate governmental agency shall be conclusive evidence that the building is substantially completed. Upon the issuance of the C.O., time shall be of the essence of the Agreement. Seller may give such notice orally and an affidavit by a representative of Seller that such notice was given on a specific date shall be conclusive evidence of such notice. Any failure of the Buyer to receive such notice by reason of Buyer's failure to advise Seller of any change of address or phone number shall not relieve the Buyer of its obligation to close on the date as scheduled by the Seller. Seller may postpone the closing for good cause, but it must provide the Buyer with notice of the new day for closing. Should Buyer fail to close on the closing date set by Seller as provided herein, Seller may treat such failure to close as a default or, in the event Seller agrees to close at a later date, Buyer shall further be required to pay to Seller, at the time of closing, a sum equal to eighteen percent (18%) per annum calculated on a daily basis on the outstanding balance of the Purchase Price, as interest from the date set for closing by Seller to the date of the actual closing.

         B. Closing will be made through a closing agent selected by Seller. On the closing date, at the offices of the closing agent or such other place as Seller may designate, Buyer shall pay to Seller in cash the total Purchase Price and all other sums payable to Seller hereunder. No portion of the Purchase Price may be withheld from Seller, or deposited in escrow, on account of incomplete work upon the Resort Unit at the time of closing. Seller agrees to complete all such work as soon after closing as is reasonably possible. Seller will deliver possession of the Resort Unit to Buyer at closing.

         C. Upon payment in full, Seller will deliver to Buyer a Special Condominium Warranty Deed, duly executed by Seller, conveying to Buyer title to the Resort Unit subject to items set forth or contemplated by the Agreement and these Standards, including, without limitation, the Permitted Exceptions detailed in Article IV of these Standards.

         D. The rights of Seller and Buyer pursuant to the terms and conditions of the Agreement are and will be subject and subordinate to the lien of any mortgage now or hereafter placed by Seller on the Condominium or on the Resort Unit prior to closing, and to all amendments, modifications, renewals, consolidations and extensions thereof, and all voluntary and involuntary future advances thereunder; provided, however, that unless Buyer has agreed to assume same Seller shall cause any such mortgage to be discharged of record as to the Condominium Parcel contemporaneously with the delivery or recording of the deed to the Condominium Parcel. At Seller's option, such mortgage may be discharged with the proceeds of the sale of the Condominium Parcel.

         E. The acceptance of the deed by Buyer shall be deemed to be acceptance of full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of the Agreement and these Standards except obligations, if any, under the "Sole Warranties" (as defined in Article VI of these Standards).

                             VI. WARRANTY PROVISIONS

         A. Buyer acknowledges that at the time of execution of the Agreement, Seller has no reason to know of any particular purpose of Buyer in purchasing the Resort Unit and items of personal property sold pursuant to the Agreement other than for use in accordance with the terms of the Rental Program Agreement provided to Buyer. Buyer acknowledges and agrees that the only warranties applicable to the Condominium are those that may validly be imposed thereon by statutory law on the date hereof, as set forth in Section 718.203, Florida
Statutes, as such section exists as of the date of the Agreement ("Sole Warranties"). Buyer further acknowledges and agrees that, to the extent allowed by law, Seller makes no other express or implied warranties whatsoever in regard to the Resort Unit, the common elements, any fixtures or items of personal property sold pursuant to the Agreement or any other real or personal property whatsoever sold hereby.

                        SELLER MAKES THIS EXPRESSLY IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES CONCERNING THE RESORT UNIT SOLD OR TO BE CONSTRUCTED HEREUNDER AND THE PROPERTY SOLD HEREUNDER OR PREVIOUSLY PURCHASED FROM SELLER, AND ANY OTHER REPRESENTATIONS, STATEMENTS OR PROMISES MADE BY ANY PERSON ARE UNAUTHORIZED AND ARE NOT BINDING UPON SELLER. ALL OTHER WARRANTIES WITH RESPECT

                        TO THE RESORT UNIT AND THE PROPERTY HEREUNDER ARE HEREBY DISCLAIMED, TO THE EXTENT PERMITTED BY LAW, WHETHER IMPLIED OR ARISING BY OPERATION OF LAW, COURSE OF DEALING, CUSTOM AND PRACTICE, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF HABITABILITY, MERCHANTABILITY, AND FITNESS FOR PARTICULAR PURPOSE; AND BUYER REPRESENTS THAT BUYER HAS READ AND UNDERSTOOD THIS PROVISION, AND THAT BUYER UNDERSTANDS AND AGREES THAT, BY ENTERING INTO THE AGREEMENT AND ACCEPTING THE BENEFITS OF THE LIMITED WARRANTY DESCRIBED ABOVE, BUYER HAS KNOWINGLY RELINQUISHED ANY AND ALL OTHER WARRANTIES OF ANY KIND OR NATURE REGARDING THE RESORT UNIT AND THE PROPERTY.

         B. Notwithstanding anything to the contrary in the Agreement, Buyer acknowledges and agrees that Seller shall be irreparably harmed if Buyer undertakes the repair or replacement of any defective portion of the Resort Unit, common elements, fixtures, items of personal property or any other real or personal property in connection with the Resort Unit during the time in which the Sole Warranties remain in effect. Accordingly, Buyer hereby agrees: (i) to promptly, upon Buyer's knowledge of the existence of any such defective portion, provide written notice to Seller specifying each such defective portion, upon the receipt of which Seller shall have thirty (30) days ("Repair Period") to commence to repair or replace such defective portion and diligently pursue the completion thereof; and (ii) not to repair, replace or otherwise adjust any such defective portion during the Repair Period; provided, however, that if Seller fails to commence the repair or replacement of such defective portion within the Repair Period, Buyer may repair or replace same. If Buyer fails to comply with the provisions of this Paragraph, Buyer will be deemed to have breached his or her obligation to mitigate damages and Buyer's conduct shall constitute an aggravation of damages.

         C. It is hereby agreed that the maximum liability of Seller under the Sole Warranties shall be the replacement cost of the defective portion of the Resort Unit, common elements, fixtures, items of personal property or other real or personal property. Seller shall have the sole right to determine whether the defect shall be corrected by repair or replacement. In no event shall Seller be liable to Buyer or the Association or any other person or entity for consequential or exemplary damages, or for personal injuries arising from any breach of the Sole Warranties.

         D. Buyer hereby acknowledges that: (i) the Sole Warranties shall not apply if the defective portion of the Resort Unit, common elements, fixtures or any other real or personal property has resulted from or been caused by, in whole or in part, the misuse of same (whether intentional or unintentional) by any person, firm or entity other than Seller or from an accident, casualty or physical alteration or modification; and (ii) the Sole Warranties are further conditioned upon routine maintenance being performed, unless such maintenance is an obligation of Seller or a Seller-controlled association.

         E. The terms of this Article VI shall be deemed to survive the closing of the purchase of the Resort Unit. It is binding on Seller and Buyer and on their respective successors and assigns.

                          VII. DEFAULT BY EITHER PARTY

         A. If the Agreement is not performed by Buyer in accordance with its terms, it may be terminated by Seller and upon such termination Seller may retain all amounts paid by Buyer hereunder as liquidated damages. Such damages are not a penalty, but represent actual damages which Seller will sustain upon any default by Buyer, which damages will be substantial but are not capable of precise determination. In such event, Buyer will not file any action against Seller seeking the return of any portion of the payments made under the Agreement or any reduction in the amount of such liquidated damages.

         B. If the Agreement is not performed by Seller in accordance with its terms, Seller being in default and Buyer not being in default hereunder, after fifteen (15) days written notice to Buyer from Seller and an opportunity to cure, provided, however, if it is a non-monetary item which cannot be cured within fifteen (15) days and Seller commences to cure within such fifteen (15) day period and proceeds with due diligence, the opportunity to cure shall be extended, but not beyond the Completion Date, Buyer may seek specific performance or any other remedy available at law or in equity.

                              VIII. ATTORNEYS' FEES

         In connection with any litigation arising out of the Agreement, the prevailing party shall, if successful, be entitled to recover all costs incurred, including reasonable attorneys' fees, through and including all appellate levels and post-judgment proceedings. The provisions of this Article VII shall survive the Closing.

               IX. PHASE CONDOMINIUM PLAN AND GOVERNING DOCUMENTS

         A. Plan of Development. Seller is developing the Condominium as a phase condominium as provided for by the Act (as hereinafter defined) with each building and certain land constituting a separate phase of the Condominium in accordance with the plan of phase development described in Article 7 of the Declaration and in conjunction with the development of the "Subsequent Phase(s)" as described in Article 6 of such Declaration. Buyer acknowledges that the Condominium will contain a minimum of ten (10) residential resort units, and is expected to contain two hundred (200) residential resort units and four (4) commercial units if all phases of the Condominium are submitted to condominium ownership as planned. The Seller has committed to the construction of at least forty-four (44) units in the Condominium if the Presale Requirement is satisfied or waived. Buyer acknowledges that Seller shall not be obligated to submit the Subsequent Phases to condominium ownership and the decision to submit the Subsequent Phases to condominium ownership as part of the Condominium shall be in the sole discretion of Seller. Buyer further acknowledges that there will be one (1) condominium association responsible for the management of the Condominium. If, as and when the Subsequent Phases are added, the condominium property shall be enlarged and expanded so as to include the real property, the improvements thereon, the easements and the rights appurtenant thereto which are submitted to condominium ownership as part of the Subsequent Phases. Buyer acknowledges that he or she has read and reviewed (or will read and review prior to the expiration of the 15-day period described in Paragraph B below) Articles 5, 6, and 7 of the Declaration, which constitute a complete description of the phasing of the Condominium and which are incorporated herein by reference. Buyer acknowledges that the Condominium will be located in a planned community known as Lely Resort, which planned community is located in a Community Development District known as Lely Resort Community Development District.

                  As further  limitation  of the Sole  Warranties  enumerated in
Article VI of these Standards, Buyer acknowledges and understands that Seller shall be responsible only for the phase(s) in the Condominium that Seller developed and constructed. Buyer acknowledges and understands that Seller has neither developed or constructed the "Common Areas" (as defined in the Governing Documents, a term defined in Paragraph C below) located in or upon the Lely Resort Community nor any other commonly used properties or facilities located in or upon the Lely Resort Community. To the maximum extent permitted by law, Buyer agrees and acknowledges that Seller has made no representations or warranties, whether express or implied whatsoever, with respect to the Common Areas and other commonly used properties or facilities located in or upon the Lely Resort Community. Buyer agrees to not seek or pursue any action against Seller in any manner or forum for any relief, including, but not limited to, monetary damage, injunctive relief, or any other remedy that may occur or arise, either directly or indirectly, from and in connection with any and all facilities not developed and constructed by Seller in or upon the Lely Resort Community. The covenants and provisions of this paragraph shall survive the closing and delivery of the deed.

         B. Condominium Law Statement. The Condominium Act, Chapter 718, Florida Statutes, 1997, as amended through the date of execution of the Agreement ("Act"), requires that the following statement be contained in contracts for the sale of a condominium parcel:

                  THIS AGREEMENT IS VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN FIFTEEN (15) DAYS AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE BUYER, AND RECEIPT BY BUYER OF ALL OF THE ITEMS REQUIRED TO BE DELIVERED TO HIM OR HER BY THE DEVELOPER UNDER SECTION 718.503, FLORIDA STATUTES. THIS AGREEMENT IS ALSO VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN FIFTEEN (15) DAYS AFTER THE DATE OF RECEIPT FROM THE DEVELOPER OF ANY AMENDMENT WHICH MATERIALLY ALTERS OR MODIFIES THE OFFERING IN A MANNER THAT IS ADVERSE TO THE BUYER. ANY PURPORTED WAIVER OF THESE VOIDABILITY RIGHTS SHALL BE OF NO EFFECT. BUYER MAY EXTEND THE TIME FOR CLOSING FOR A PERIOD OF NOT MORE THAN FIFTEEN (15) DAYS AFTER THE

                  BUYER HAS RECEIVED ALL OF THE ITEMS REQUIRED. BUYER'S RIGHT TO VOID THIS AGREEMENT SHALL TERMINATE AT CLOSING.

         C. Documents Described and Provisions to Cancel. Buyer acknowledges that prior to the execution of the Agreement, all of the statutory information to be delivered to Buyer concerning this Condominium required by the Act, or as otherwise legally required or contemplated by the Agreement and/or these Standards (the "Governing Documents") has been delivered to Buyer, the receipt of which is hereby acknowledged by Buyer. The terms and conditions of the Governing Documents are hereby incorporated by reference into the Agreement. Buyer agrees to read and become familiar with the Governing Documents referred to in this Paragraph prior to the expiration of the period in which Buyer may cancel the Agreement under Paragraph B above and to rely solely on these
Governing Documents to the exclusion of all other written or oral representations in deciding whether or not to exercise the right to cancel under Paragraph B above. Buyer has fifteen (15) days from the date indicated on the signature page on which Buyer executes the Agreement to exercise the right of cancellation set forth in Paragraph B above, by delivering written notice to Seller at: 3185 Horseshoe Drive South, Naples, Florida 34104 (which is the place for giving any notices to Seller under the Agreement). Buyer agrees that the Governing Documents may be changed or amended, if necessary, to meet the requirements of a mortgagee, public authority or title insurance company. Buyer agrees to be bound by the terms of the Governing Documents, to acquire the Condominium Parcel subject thereto and to execute any documents required to implement the same, including the Special Condominium Warranty Deed described in
Article V of theses Standards.

                            X. NON-RELIANCE BY BUYER

         Buyer hereby represents to Seller that Buyer has not relied and is not relying upon any warranties, promises, guarantees or representations made by Seller, any agent of Seller, or anyone else acting or claiming to act on behalf of Seller with respect to the purchase by Buyer of the Resort Unit or the other matters set forth herein unless specifically reduced to writing and made a part of the Agreement or the Governing Documents.

                 XI. LELY RESORT COMMUNITY DEVELOPMENT DISTRICT

         Buyer acknowledges that a uniform community development district, as defined in Chapter 190, Florida Statutes, known as the Lely Resort Community Development District (hereinafter "District"), has been established. The District includes the Property, may include all or a portion of Lely Resort, and may also include property in addition to Lely Resort. The District provides certain urban community development services and has the authority to levy and collect fees, rates, charges, taxes and assessments to pay for, finance and provide such services. The District is empowered to plan, establish, acquire, construct or reconstruct, enlarge or extend, equip, operate, and maintain systems and facilities for basic infrastructures which may include without limitation: (1) water management and control lands within the District and the connection of some or any of such facilities with roads and bridges; (2) roads and bridges; (3) potable water distribution; (4) sewage collection; and (5) waste water management. The District imposes taxes and/or assessments on Lely Resort through a special taxing district. These taxes and/or assessments pay for the construction, operation, and/or maintenance costs of certain public facilities within the District and are set annually by the governing board of the District, in addition to the existing special assessment lien(s) which will become liens on the Condominium Parcel and will become the Buyer's obligation as of Closing. These taxes and assessments are in addition to county and all other taxes and assessment provided for by law. These fees, rates, charges, taxes and assessments either appear on the annual real estate tax bill for each Owner in which case they are payable directly to the Collier County Tax Collector, or they appear on a separate bill issued to each Owner by the District. All taxes of the District constitute a lien upon those portions of Lely Resort owned by any Owner. The District has the power to issue any types of bonds permitted by Chapter 190, Florida Statutes. Buyer acknowledges that other services may be added to the District's responsibilities.

         Buyer agrees, by acceptance of a deed or other instrument conveying title to the Property, or any portion thereof, for itself, its successors or assigns, to pay any and all fees, rates, charges, taxes and assessments imposed by the District with respect to the Property and Buyer agrees to abide by all of the District's regulations, as same may be amended from time to time. BUYER SPECIFICALLY AGREES TO DISCLOSE, IN WRITING TO ANY SUBSEQUENT BUYER(S) OF THE PROPERTY, OR ANY PORTION THEREOF, THAT SUCH PROPERTY IS WITHIN THE DISTRICT AND THAT SUCH BUYER SHALL BE SUBJECT TO DISTRICT ASSESSMENTS AS THE SAME MAY EXIST FROM TIME TO TIME. BUYER HEREBY EXPRESSLY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER AND ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, COSTS, CHARGES, OR EXPENSES ARISING OUT OF OR RESULTING FROM BUYER'S FAILURE TO COMPLY WITH THIS ARTICLE

XI. THIS PROVISION AND THE DUTIES, OBLIGATIONS AND LIABILITIES SET FORTH HEREIN SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED IN THE AGREEMENT.

                 XII. USE OF LELY RESORT GOLF CLUB AND GOLF FEES

         Buyer understands and agrees that the use of the Golf Facilities (as defined in the Use and Access Agreement defined hereinbelow) by Buyer are subject to all provisions of that certain Use and Access Agreement for Lely Golf Villas recorded on March 13, 1998, in Official Records Book 2398, at Page 521, Public Records of Collier County, Florida, as amended (the "Use and Access Agreement"), to all provisions of the Rental Program Agreement, the form of which is attached to and incorporated into the Agreement as Exhibit "A", all provisions of the Declaration, and to all provisions of that certain Assignment and Assumption between Seller and Lely Golf Villas II Limited Partnership, a Delaware limited partnership (the "Assignment and Assumption")

         Buyer specifically acknowledges, agrees, and accepts that Designated User golf rights as set forth in the Use and Access Agreement have been previously conveyed to Rental Manager (as defined in the Rental Program Agreement and the Assignment and Assumption) in the Assignment and Assumption, and will not be passed on to Buyer through purchase of the Resort Unit, execution of the Rental Program Agreement, or otherwise. Buyer specifically waives any objection, standing, or right to challenge or question same, or to make any claim whatsoever against any monies, proceeds, royalties or rights that may arise or flow therefrom.

         Buyer further specifically acknowledges, agrees, and accepts his or her responsibility for the fees and costs for which a Unit Owner is responsible in connection with the golf rights of a Resort Unit Owner including without limitation the Annual License Fees and other fees and costs as set forth in the Declaration, the Assignment and Assumption, and the Use and Access Agreement, and specifically waives any objection, standing, or right to challenge the provisions of the Declaration and the Use and Access Agreement, and acknowledges that the terms of the Agreement provide for adequate and full consideration for the terms of same, notwithstanding the responsibilities and obligations with respect to fees and costs of a Resort Unit Owner in connection with such Owner's golf rights.

         Buyer also specifically waives any objection, standing, or right to challenge or question the golf rights as set forth for Owners under the Declaration; hereby accepts the limited golf rights as a Unit Owner granted by the Declaration pursuant to portions of the Use and Access Agreement that will be conveyed to Buyer at closing; and acknowledges that the terms of the Agreement provide for adequate and full consideration therefor.

         The terms of this Article XII shall be deemed to survive the closing of the purchase of the Resort Unit. It is binding on Seller and Buyer and on their respective successors and assigns.

                               XIII. MISCELLANEOUS

         A. The Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided that Buyer shall not assign or transfer the Agreement or any of Buyer's rights hereunder without Seller's consent which may be withheld in Seller's sole and absolute discretion, and any act in derogation hereof shall be null and void and Seller may, at Seller's option, declare Buyer in default and immediately terminate the Agreement.

         B. In the event of total destruction of the Resort Unit by fire, windstorm, hail, hurricane, earthquake, explosion or other casualty prior to closing, Buyer or Seller may terminate the Agreement if the Resort Unit cannot be restored prior to the Completion Date.

         C. Whenever the context shall so require, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and vice versa.

         D. The Agreement embodies the entire agreement between Seller and Buyer with respect to the Resort Unit. No amendment or modification of the Agreement shall be valid unless contained in a writing executed by the party against whom enforcement is sought.

         E. Time is hereby declared to be of the essence in the performance by Buyer of each of Buyer's obligations.

         F. All notices and demands to be given or served pursuant to the terms of the Agreement, unless otherwise specified herein, shall be given (i) by certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth herein and will be deemed delivered and received three (3) days after deposited into the United States mail with sufficient postage; or (ii) by nationally recognized overnight courier service, addressed to the parties at their respective addresses set forth herein, and will be deemed delivered and received one (1) business day after delivery to such overnight courier service.

         G. If two or more persons are named as Buyer, any one of them is authorized to act as agent for, with the right to bind, the other(s) in all matters of every kind or nature with respect to the Agreement.

         H. Buyer is prohibited from recording the Agreement or any memorandum hereof, and upon attempted recordation Seller may, at Seller's option, declare Buyer in default and immediately terminate the Agreement.

         I. Buyer realizes and acknowledges that entry upon the project or the property during construction can be dangerous and that hazards may exist which are not observable. Buyer's entry shall be solely at his or her own risk. Buyer does hereby waive any and all claims against Seller for injury or loss to persons or property arising out of or in connection with such entry by Buyer or any other person accompanying him or her or entering at his or her direction, and Buyer shall defend and hold Seller harmless from and against any injury, loss, damage, or expense to persons or property arising out of or in connection with any such entry. Buyer may not enter the property without Seller's permission.

         J. Buyer acknowledges that South Florida Water Management District is the local permitting authority for surface water permits. Therefore, Buyer understands and acknowledges that on-site lakes, if any, are designed as water management areas and are not designed as aesthetic features. Due to low ground water elevations within the immediate area, lakes located on site, if any, may be extremely shallow during several months of the year. Buyer further understands and acknowledges that Seller (who is also the developer of the Condominium) has no control over such elevations. Buyer waives and forever releases all claims, demands and causes of action, if any, that Buyer may have at any time or times against Seller for all fluctuations in the water elevations in the lakes around the Condominium or in the Condominium, including the absence of any water in the lakes. The provisions of this subparagraph k shall survive closing and delivery of the deed to the Buyer.

         K. Exterior walls will be insulated with batt insulation to a nominal thickness of 6", which, according the manufacturer, will yield an R value of 19. Interior walls will not be insulated. Roof areas shall be insulated with blown insulation to an average thickness of 18" which, according to the manufacturer, will yield an R value of 19. Seller reserves the right to use different types of insulation with different thicknesses and R-Values in accordance with the provisions of Article II of these Standards.

         L. Buyer acknowledges and agrees that there will be a lien against the Resort Unit for any assessment due from the owner of the Resort Unit and not paid to the Association, the Community Association, or the CDD. Buyer further acknowledges and agrees that there will be a lien against the Resort Unit for any assessment or payment due from the owner(s) of the Resort Unit, whether owed by the Resort Unit individually or the Condominium as a whole, or otherwise under the Use and Access Agreement, and not paid in a timely manner, to GEI (as defined in the Use and Access Agreement).

         M.  Florida   Statutes,   Section   404.056,   requires  the  following
notification:

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  Seller has performed no tests to determine radon levels. There are no warranties, express or implied, concerning the presence of radon gas. Buyer understands and agrees that the prevention of radon gas accumulation in the Resort Unit is the exclusive responsibility of Buyer. BUYER HEREBY WAIVES
ALL CLAIMS AND CAUSES OF ACTION OF ANY KIND OR CHARACTER AGAINST SELLER FOR DAMAGES, LOSS OR EXPENSE ARISING FROM OR ASSOCIATED WITH THE PRESENCE OF RADON GAS, KNOWN OR UNKNOWN.

         N. Buyer represents and warrants that the sale of the Resort Unit pursuant to the Agreement was facilitated by the Broker as indicated in the Agreement (there shall be deemed to be no Broker for the sale unless indicated in the Agreement at the time of execution thereof), and that no action or inaction or conduct on the part of Buyer would give rise to a real estate commission being due to any other real estate broker or salesman other than said Broker. Buyer agrees to indemnify and hold Seller harmless from the claims of any such person claiming a real estate commission including, but not limited to, any "Legal Fees" which Seller may incur as the result of any such claims. This representation, warranty and agreement shall survive the closing. "Legal Fees" as used in this subparagraph mean: (i) reasonable fees for attorney and paralegal services incurred in negotiation and preparation for trial, whether or not a proceeding is actually begun, through and including all trial and appellate levels and postjudgment proceedings; and (ii) costs through and including all trial and appellate levels and postjudgment proceedings.

         O. Buyer acknowledges that Seller or a company or other entity affiliated with Seller shall have the right to utilize all of the common elements of the Condominium and any models and/or sales office located or to be located in Lely Resort and/or the Condominium in connection with the sale of units in this or in other projects or developments.

         P. Prior to closing and upon notice from Seller, Buyer shall inspect the Resort Unit with Seller and shall specify any work required to conform the Resort Unit to the plans and specifications. Seller shall have a period of sixty
(60) days from the date of inspection by Buyer to complete all appropriate work. No requests for adjustments, improvements or repairs shall be honored by Seller unless set forth at the time of inspection. The fact that Seller has still to complete the work contemplated pursuant to the inspection shall not delay or postpone the obligation of Buyer to close and pay the balance of the Purchase Price.

         Q. The Agreement shall be construed in accordance with the laws of the State of Florida and venue shall be exclusively in Collier County, Florida.

         R. Buyer acknowledges, prior to or at the time of signing of the Agreement, having received the Energy Efficiency Rating brochure described in
Section 553.996(2), Florida Statutes. The building's energy efficiency rating shall be provided upon request to Buyer pursuant to F.S. 553.996(1)(b). The aforesaid disclosures are for the use of Buyer only.

                                   EXHIBIT "A"

                            RENTAL PROGRAM AGREEMENT

Attach copy with full exhibits thereto, even if duplicate of what is contained in the Offering Circular.

                                                                         ANNEX C

                       FURNISHINGS, FIXTURES & HOUSEWARES

                              FURNITURE & FIXTURES


THREE-BEDROOM UNITS


LIVING/DINING ROOM
                                       Item                                        No.
                                       ----                                        ---
                                       Bar stools                                   3
                                       Round table                                  1
                                       Dining chairs                                6
                                       Chandelier                                   1
                                       Sofa                                         1
                                       Coffee table                                 1
                                       End table                                    1
                                       End table lamp                               1
                                       Floor lamp                                   1
                                       Armoire/TV cabinet                           1
                                       Window treatments                          1 set
                                       Artwork                                      1
                                       Silk plant                                   1
                                       Television/remote control [size?]            1




LANAI
                                       Item                                        No.
                                       Patio table                                  1
                                       Chairs                                       4
                                       Silk plant                                   1




MASTER BEDROOM
                                       Item                                        No.
                                       King bed                                     1




                                       C-1




MASTER BEDROOM
                                       Item                                        No.
                                       ----                                        ---
                                       King headboard                               1
                                       Nightstands                                  2
                                       Nightstand lamps                             2
                                       TV cabinet/armoire                           1
                                       King coverlet and dust ruffle              1 set
                                       Window treatments                          1 set
                                       Artwork                                      1
                                       Television/remote control [size?]            1
                                       Clock radio                                  1


DEN/BEDROOM NO. 3
                                       Item                                        No.
                                       ----                                        ---
                                       Queen sleeper sofa                           1
                                       End table                                    1
                                       End table lamp                               1
                                       Side chair                                   1
                                       Sofa table                                   1
                                       Sofa table lamp                              1
                                       Mirror                                       1
                                       Coffee table                                 1
                                       Window treatments                          1 set
                                       Mini blind                                   1
                                       Artwork                                      1
                                       Clock radio                                  1



BEDROOM NO. 2/ LOCKOUT HOTEL ROOM
                                       Item                                        No.
                                       Double beds                                  2
                                       Double-bed headboards                        2
                                       Coverlets and dust ruffles                   2
                                       Nightstand                                   1




                                       C-2




BEDROOM NO. 2/ LOCKOUT HOTEL ROOM
                                       Item                                        No.
                                       ----                                        ---
                                       Nightstand lamp                              1
                                       Dresser                                      1
                                       Dresser mirror                               1
                                       Dresser lamp                                 1
                                       Chair                                        1
                                       Window treatments                          1 set
                                       Artwork
                                       Television/remote control                    1
                                       Clock radio                                  1
                                       Mini fridge                                  1



MASTER BEDROOM LINENS
                                       Item                                       No.
                                       Pillows                                     4
                                       Flat sheets                               1 set
                                       Pillow cases                              1 set
                                       Mattress cover                              1




                                       C-3





                                   HOUSEWARES

THREE-BEDROOM UNITS


BATHROOMS
                                       Item                                       No.
                                       Shower curtain                              1
                                       Waste basket                                1


COOKWARE
                                       Item                                       No.
                                       ----                                       ---
                                       1 qt. saucepan/lid                          1
                                       2 qt. saucepan/lid                          1
                                       Dutch oven/lid                              1
                                       Skillet                                     1
                                       1 1/2qt. mixing bowl                          1
                                       3 qt. mixing bowl                           1
                                       Baking dish                                 1
                                       Cookie sheet                                1
                                       Broiler pan                                 1


MISCELLANEOUS
                                       Item                                       No.
                                       ----                                       ---
                                       Tea kettle                                  1
                                       Cutting board                               1
                                       Measuring cup                               1
                                       Colander                                    1
                                       Juice pitcher                               1
                                       Ice cube trays                              2
                                       Pot holders                                 2
                                       Waste basket (kitchen)                      1
                                       Place mats                                  8
                                       Measuring spoons                          1 set
                                       Iron                                        1
                                       Ironing board                               1




                                       C-4




MISCELLANEOUS
                                       Item                                       No.
                                       ----                                       ---
                                       Mop                                         1
                                       Broom                                       1
                                       Paper towel holder                          1
                                       Hangers                                    [#?]
                                       Ice buckets/lids                            2
                                       Plastic drink tray                          2


SMALL APPLIANCES
                                       Item                                       No.
                                       Toaster                                     1
                                       Coffee maker (kitchen)                      1
                                       Coffee maker (2nd bedroom/                  1
                                           lock-out hotel room)
                                       AM/FM clock radio                           1


KNIVES/UTENSILS
                                       Item                                       No.
                                       ----                                       ---
                                       Corkscrew                                   1
                                       Vegetable peeler                            1
                                       Basting spoon                               1
                                       Slotted spoon                               1
                                       Turner                                      1
                                       Cooking fork                                1
                                       Carving knife                               1
                                       Paring knife                                1
                                       Ladle                                       1
                                       Bottle opener                               1
                                       Can opener                                  1
                                       Bread knife                                 1


DINNERWARE
                                       Item                                       No.
                                       Dinner plates                               8




                                       C-5




DINNERWARE
                                       Item                                       No.
                                       ----                                       ---
                                       Salad plates                                8
                                       Cereal/soup bowls                           8
                                       Cups                                        8
                                       Saucers                                     8
                                       Platter                                     1
                                       Vegetable bowls                             2
                                       Salt and pepper shakers                   1 set
                                       Creamer                                     1
                                       Sugar bowl                                  1


FLATWARE
                                       Item                                      No.
                                       ----                                      ---
                                       Flatware box                               1
                                       Teaspoons                                  8
                                       Soup spoons                                8
                                       Dinner forks                               8
                                       Salad forks                                8
                                       Dinner knives                              8
                                       Steak knives                               8


GLASSWARE
                                       Item                                      No.
                                       8 1/2 oz. wine glasses                        8
                                       14 oz. beverage glasses                    8
                                       7 oz. juice glasses                        8



                                 OTHER FEATURES
                                       Item                                        No.
                                       Ceiling fan (Lanai)[other rooms?]           [#?]
                                       Carpet [room(s)?]                           N/A
                                       Ceramic tile [rooms?]                       N/A
                                       Light fixtures                            [#?]sets




                                       C-6




                                 OTHER FEATURES
                                       Item                                        No.
                                       ----                                        ---
                                       Dishwasher                                   1
                                       Clothes washer                               1
                                       Dryer                                        1
                                       Luggage racks [room?]                       N/A
                                       Full length mirrors [room?]                 N/A
                                       Bathroom wall vinyl [?]                     N/A





                                       C-7




                                     LINENS

THREE-BEDROOM UNITS


TOWELS (per bathroom)
                                       Item                                       No.
                                       Bath towels                                 4
                                       Hand towels                                 4
                                       Wash cloths                                 4



MASTER BEDROOM LINENS
                                       Item                                       No.
                                       Pillows                                     2
                                       King flat sheets                          1 set
                                       Pillow cases                              1 set
                                       Mattress cover                              1



BEDROOM NO. 2 LINENS
                                       Item                                       No.
                                       Pillows                                     4
                                       King flat sheets                          2 sets
                                       King pillow cases                         2 sets
                                       Mattress cover                              1



DEN LINENS
                                       Item                                       No.
                                       Pillows                                     2
                                       Queen flat sheets                         1 set
                                       Queen pillow cases                        1 set
                                       Mattress cover                              1





                                       C-8




                              FURNITURE & FIXTURES


TWO-BEDROOM UNITS


LIVING/DINING ROOM
                                       Item                                       No.
                                       ----                                       ---
                                       Bar stools                                  3
                                       Dining table                                1
                                       Dining chairs                               4
                                       Chandelier                                  1
                                       Sofa                                        1
                                       Coffee table                                1
                                       End table                                   1
                                       End table lamp                              1
                                       Floor lamp                                  1
                                       Armoire/TV cabinet                          1
                                       Window treatments                          1 set
                                       Artwork                                     1
                                       Silk plant                                  1
                                       Television/remote control [size?]           1


LANAI
                                       Item                                       No.
                                       Patio table                                 1
                                       Chairs                                      4
                                       Silk plant                                  1


MASTER BEDROOM
                                       Item                                       No.
                                       ----                                       ---
                                       King bed                                    1
                                       King headboard                              1
                                       Nightstands                                 2
                                       Nightstand lamps                            2
                                       TV cabinet/armoire                          1
                                       King coverlet and dust ruffle             1 set




                                       C-9




MASTER BEDROOM
                                       Item                                       No.
                                       Window treatments                         1 set
                                       Artwork                                     1
                                       Television/remote control [size?]           1
                                       Silk plant                                  1


BEDROOM NO. 2
                                       Item                                       No.
                                       ----                                       ---
                                       Twin beds                                   2
                                       Twin headboards                             2
                                       Nightstand                                  1
                                       Nightstand lamp                             1
                                       Dresser/mirror                              1
                                       Dresser lamp                                1
                                       Chair                                       1
                                       Coverlets and dust ruffles               2 sets
                                       Window treatments                         1 set
                                       Artwork                                     1
                                       Floor lamp                                  1
                                       Clock radio                                 1
                                       Television/remote control [size?]           1





                                      C-10





                                   HOUSEWARES

TWO-BEDROOM UNITS


BATHROOMS
                                       Item                                       No.
                                       Shower curtain                              1
                                       Waste basket                                1


COOKWARE
                                       Item                                       No.
                                       ----                                       ---
                                       1 qt. saucepan/lid                          1
                                       2 qt. saucepan/lid                          1
                                       Dutch oven/lid                              1
                                       Skillet                                     1
                                       1 1/2qt. mixing bowl                        1
                                       3 qt. mixing bowl                           1
                                       Baking dish                                 1
                                       Cookie sheet                                1
                                       Broiler pan                                 1


MISCELLANEOUS
                                       Item                                       No.
                                       ----                                       ---
                                       Tea kettle                                  1
                                       Cutting board                               1
                                       Measuring cup                               1
                                       Colander                                    1
                                       Juice pitcher                               1
                                       Ice cube trays                              2
                                       Pot holders                                 2
                                       Waste basket (kitchen)                      1
                                       Place mats                                  8
                                       Measuring spoons                          1 set
                                       Iron                                        1
                                       Ironing board                               1




                                      C-11




MISCELLANEOUS
                                       Item                                       No.
                                       ----                                       ---
                                       Mop                                         1
                                       Broom                                       1
                                       Paper towel holder                          1
                                       Hangers                                   [#?]
                                       Ice bucket/lid                              1
                                       Plastic drink tray                          1


SMALL APPLIANCES
                                       Item                                       No.
                                       Toaster                                     1
                                       Coffee maker (kitchen)                      1


KNIVES/UTENSILS
                                       Item                                      No.
                                       ----                                      ---
                                       Corkscrew                                  1
                                       Vegetable peeler                           1
                                       Basting spoon                              1
                                       Slotted spoon                              1
                                       Turner                                     1
                                       Cooking fork                               1
                                       Carving knife                              1
                                       Paring knife                               1
                                       Ladle                                      1
                                       Bottle opener                              1
                                       Can opener                                 1


DINNERWARE
                                       Item                                      No.
                                       Dinner plates                              8
                                       Salad plates                               8
                                       Cereal/soup bowls                          8
                                       Cups                                       8




                                      C-12




DINNERWARE
                                       Item                                      No.
                                       ----                                      ---
                                       Saucers                                    8
                                       Platter                                    1
                                       Vegetable bowls                            2
                                       Salt and pepper shakers                  1 set
                                       Creamer                                    1
                                       Sugar bowl                                 1


FLATWARE
                                       Item                                      No.
                                       ----                                      ---
                                       Flatware box                               1
                                       Teaspoons                                  8
                                       Soup spoons                                8
                                       Dinner forks                               8
                                       Salad forks                                8
                                       Dinner knives                              8
                                       Steak knives                               8


GLASSWARE
                                       Item                                      No.
                                       8 1/2 oz. wine glasses                        8
                                       14 oz. beverage glasses                    8
                                       7 oz. juice glasses                        8





                                      C-13






                                      OTHER FEATURES
                                       Item                                        No.
                                       ----                                        ---
                                       Ceiling fan (Lanai)[other rooms?]          [#?]
                                       Carpet [room(s)?]                           N/A
                                       Ceramic tile [rooms?]                       N/A
                                       Light fixtures                           [#?]sets
                                       Dishwasher                                   1
                                       Clothes washer                               1
                                       Dryer                                        1
                                       Luggage racks [room?]                       N/A
                                       Full length mirrors [room?]                 N/A
                                       Bathroom wall vinyl [?]                     N/A





                                      C-14





                                     LINENS

TWO-BEDROOM UNITS


TOWELS (per bathroom)
                                       Item                                       No.
                                       Bath towels                                 4
                                       Hand towels                                 4
                                       Wash cloths                                 4



MASTER BEDROOM LINENS
                                       Item                                       No.
                                       King pillows                                2
                                       King flat sheets                          1 set
                                       Pillow cases                              1 set
                                       Mattress cover                              1



BEDROOM NO. 2 LINENS
                                       Item                                       No.
                                       ----                                       ---
                                       Twin pillows                                2
                                       Twin flat sheets                         2 sets
                                       Twin pillow cases                        2 sets
                                       Twin Mattress covers                        2




                                      C-15

                                                                         ANNEX D

                                   FLOOR PLANS

Page 1

Phase 1 and Phase 17 (Building 1 and Building 17)
-------------------------------------------------

Typical 10 Unit Building

Depiction of Front Elevation

Page 2

First Floor Plan

Depicts two Typical Unit As and four Typical Unit Bs (two typical and two reversed)

Depiction shows 6 entrance ways off two stairways, including shared entranceway with private entry for hotel room included with Typical Unit A and four sets of air conditioner pads comprising limited common elements at either ends of building. Depiction also shows lanai comprising a limited common element that is included at the rear of each unit.

Page 3

Second Floor Plan

Depicts four Typical Unit Bs (two typical and two reversed)

Depiction shows 4 entranceways off two stairways. Depiction also shows lanai comprising a limited common element that is included at the rear of each unit.

Page 4

Depicts detail of Unit Type A Typical

Detail includes Master Bedroom with walk-in closet and linear closet, Master Bath, Living/Dining area, Second Bedroom with walk-in closet, Kitchen and adjacent laundry area, including appliances, Third Bedroom (private hotel room) and connecting Bath and independent Bath adjacent to Second Bedroom. Depicts HVAC unit space opposite kitchen. Lanai is shown as accessible from Master Bedroom and Living/Dining area. Entrances through Kitchen and Third Bedroom (separate private hotel room).

Depicts detail of Unit Type B Typical

Detail includes Master Bedroom with walk-in closet and linear closet, Master Bath, Living/Dining area, Second Bedroom with linear closet, Kitchen and adjacent laundry area, including appliances and Bath adjacent to Second Bedroom. Depicts HVAC unit space opposite kitchen. Lanai is shown as accessible from Master Bedroom and Living/Dining area. Entrance through kitchen.

Page 6

Phase 2 through Phase 17 (Buildings 2 through Building 16)
----------------------------------------------------------

Typical 12 Unit Building

Depiction of Front Elevation

Page 7

First Floor Plan

Depicts two Typical Unit As and four Typical Unit Bs (three typical and three reversed)

Depiction shows 6 entranceways off two stairways, including shared entranceway with private entry for hotel room included with Typical Unit A and four sets of air conditioner pads comprising a limited common elements at either ends of building. Depiction also shows lanai comprising a limited common element that is included at the rear of each unit.

Page 8

Second Floor Plan

Depicts two Typical Unit As and four Typical Unit Bs (three typical and three reversed)

Depiction shows 6 entranceways off two stairways, including shared entranceway with private entry for hotel room included with Typical Unit A. Depiction also shows lanai comprising a limited common element that is included at the rear of each unit.

Depicts detail of Unit Type A Typical

Detail includes Master Bedroom with walk-in closet and linear closet, Master Bath, Living/Dining area, Second Bedroom with walk-in closet, Kitchen and adjacent laundry area, including appliances, Third Bedroom (private hotel room) and connecting Bath and independent Bath adjacent to Second Bedroom. Depicts HVAC unit space opposite kitchen. Lanai is shown as accessible from Master Bedroom and Living/Dining area. Entrances through Kitchen and Third Bedroom (separate private hotel room).

Page 10

Depicts detail of Unit Type B Typical

Detail includes Master Bedroom with walk-in closet and linear closet, Master Bath, Living/Dining area, Second Bedroom with walk-in closet, Kitchen and adjacent laundry area, including appliances and Bath adjacent to Second Bedroom. Depicts HVAC unit space opposite kitchen. Lanai is shown as accessible from Master Bedroom and Living/Dining area. Entrance through Kitchen.

Pages 11 through 28

Depicts unit identification detail, including unit numbers.

                                                                       ANNEX E-1

                    FALA BELLA RESORT AND GOLF CLUB OF NAPLES
                            RENTAL PROGRAM AGREEMENT

         THIS AGREEMENT is made on the day of , 199__, between LELY GOLF VILLAS II LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Rental Manager"), and *
      (hereinafter referred to as "Owner").[* If jointly owned, one individual is to be named primary contact.] In consideration of the terms, covenants and conditions of this Rental Program Agreement, it is agreed as follows:

                       I. NATURE AND DURATION OF AGREEMENT

         A. Owner agrees to make available for rental the property known as Resort Unit of Fala Bella Resort and Golf Club of Naples, a Condominium (the "Condominium"), located within a project generally known as the "Fala Bella Resort and Golf Club of Naples", in Collier County, in the State of Florida (hereinafter referred to as the "Resort Unit" or "Unit"). Owner contracts with Rental Manager to serve as exclusive rental agent for the Resort Unit. It is understood that the Resort Unit, and Rental Manager's rights hereto, include the right to use of the limited common elements that may be reserved for the Unit and a right to use of an undivided share in common elements appurtenant to the Unit as defined by the Declaration of Condominium of Fala Bella Resort and Golf Club of Naples, recorded in the Public Records of Collier County, Florida at Official Records Book , Page and all amendments thereto, if any (the "Declaration"). The Declaration, together with the Articles of Incorporation and Bylaws of Fala Bella Resort and Golf Club of Naples Condominium Association, Inc. (the "Condominium Association"), and any rules and regulations that may be issued by the Condominium Association, are hereinafter referred to as the "Condominium Documents".

         B. Rental Manager will use the Resort Unit as a resort rental accommodation unit and will rent it to guests who will occupy the Resort Unit. It is agreed that Rental Manager will give its best efforts to securing suitable renters, but that Rental Manager does not guarantee a specific rental occupancy rate or a specific level of rental income. Rental Manager will set all rental rates, and any other charges that may be assessed to guests, and will determine all conditions under which the Resort Unit is rented. In doing so, it is understood that a primary objective of Rental Manager will be to maintain the goodwill of all rental guests and prospective guests, exclusive of those destructive of property or in violation of the terms and conditions of this Rental Program Agreement. It is specifically agreed that Rental Manager will take whatever action it deems necessary to ensure the goodwill of guests, the long-term benefits to owners of property within the Condominium, and the integrity of this Rental Program Agreement.

         C. Owner acknowledges that the services to be performed hereunder by the Rental Manager shall relate only to the management and rental of the Unit, and this Rental Program Agreement does not create any responsibility of the Rental Manager with respect to the Common Elements of the Condominium or to other properties or facilities in the Fala Bella Resort and Golf Club of Naples.




                                      E-1-1

         D. Owner hereby specifically authorizes the Rental Manager to enter into such agreements as the Rental Manager shall deem in its discretion appropriate for Rental Manager's operation of the resort and the Resort Unit.

         E. This Rental Program Agreement will continue in force and will govern all transactions between Owner and Rental Manager for the duration and term of the Use and Access Agreement (as such term is hereinafter defined), the initial term of which, subject to extension, expires at 11:59 P.M. on June 30, 2034.

                         II. EXCLUSIVE SERVICE CONTRACT

         A. It is understood that this Rental Program Agreement is an exclusive service contract and that Rental Manager will have sole responsibility for renting the Resort Unit. It is agreed that the Resort Unit will not be enrolled in any other rental service program or any organized effort by the Owner to rent the Resort Unit without the participation of Rental Manager through this Rental Program Agreement. The Owner may not utilize a third party to assist in renting the Resort Unit, including but not limited to travel agents, real estate brokers or other rental agents. The Owner may not advertise for rentals or, otherwise, solicit rentals of the Resort Unit. Any rental of the Resort Unit by the Owner, or any other party(ies), without the express written consent of Rental Manager, will be a violation of this Rental Program Agreement. If such violation occurs, Rental Manager and Owner agree that in addition to all injunctive relief that Rental Manager will be paid, by Owner, liquidated damages for each such violation; said liquidated damages to be equal to sixty-six percent (66%) of the highest daily rate then in effect for similar type units times the number of days the Resort Unit was rented.

         B. In the event, however, that a prospective renter is directed to the Rental Manager by Owner, Rental Manager agrees to make reasonable efforts to place such renter in Owner's Unit, should the Unit be available for the requested duration of stay.

                               III. RENTAL REVENUE

         A. Rental Manager will collect from its guests all applicable rental revenue resulting from rental of the Resort Unit. It is agreed that such rental revenue will be solely determined by Rental Manager and will be subject to change from time to time at the sole discretion of Rental Manager. Rental revenue does not include any funds collected for taxes or other governmental payment requirements, including but not limited to sales tax and tourist tax .

         B. After payment of any and all applicable travel agent fees, airline booking fees, credit card and check collection fees, and any other applicable collection or booking costs, from the monthly gross rental revenue earned by the Resort Unit, Rental Manager will transfer three percent (3%) of the remaining adjusted gross rental revenue to the Interior Maintenance Fund (hereinafter referred to as "IMF") established for the Resort Unit. Rental Manager will retain fifty percent (50%) of the adjusted gross rental revenue of each calendar year as its commission for securing and servicing the rentals. The balance will be paid to the Owner, subject to Rental Manager's right to deduct from Owner's portion of the adjusted gross rental revenue any costs incurred by Rental Manager with respect to the Resort Unit, as set forth in Section D below.

         C. Rental Manager will pay to Owner by check all amounts due for the preceding month on or about the 20th day of each month.

         D. Rental Manager reserves the right, in all instances, whether or not specifically set forth elsewhere in this Rental Program Agreement, to deduct from Owner's portion of the adjusted gross rental revenue, any costs incurred by Rental Manager with respect to the Resort Unit. Such costs may include, at Rental Manager's discretion, without limitation, unpaid taxes, assessments, liens, judgments, IMF deficiencies, golf fees and Annual License Fees due under the Use and Access Agreement, costs for any insurance purchased for the Resort Unit by Rental Manager pursuant to Section XI.D, and any additional fees or costs provided for in this Rental Program Agreement. In no event shall Rental Manager's decision to incur such costs be deemed to make Rental Manager liable for any costs other than those set forth as Rental Manager's in this Rental Program Agreement.

         E. Deposit funds for prospective guests are the property of the Rental Manager until such time as the guest completes the applicable stay, and the Rental Manager reserves the right to retain any forfeited deposit funds. Interest on deposit funds shall run to the benefit of the Rental Manager.

                          IV. INTERIOR MAINTENANCE FUND

         A. Rental Manager will establish for the Resort Unit an Interior Maintenance Fund ("IMF") which will be funded, each month, at a rate equal to three percent (3%) of the adjusted gross rental revenue credited to the Resort Unit during the preceding month. Interest earned on monies held in the IMF will be credited to the IMF. The IMF funds may be commingled with other Resort Unit IMF funds, provided separate accountings are maintained.

         B. Monies in the IMF will be used by Rental Manager, at its sole discretion, to repair or replace furnishings, linens, decorative items, accessories, floor and wall coverings, equipment and appliances as it deems necessary. In making such repairs or replacements, Rental Manager agrees to consult with Owner to the extent practicable. The Rental Manager has the authority, but no obligation, to in its discretion advance funds to the IMF, and to on its own authority recoup any such advanced funds from future revenues, unless otherwise reimbursed by Owner.

         C. Owner understands that Rental Manager makes no warranty as to the sufficiency of monies held in the IMF to pay the cost of all required repairs and replacements. Owner agrees that if there are insufficient funds in the IMF at the time repairs or replacements are necessary, the Owner will be responsible for providing funds to the Rental Manager for such repairs or replacements. Owner further understands and agrees that Rental Manager has no obligation to advance funds against anticipated future rental income to the Owner for purposes of meeting such expenses.

         D. Owner understands and agrees that monies held in the IMF will be the property of Rental Manager, and Owner will have no claim therein. Rental Manager agrees that monies in the IMF will be spent only for repairs and replacements to the Resort Unit and will not be used for any other purpose. Rental Manager agrees to provide Owner, annually, a complete and detailed accounting of all income and expense charged to the IMF.

                   V. INTERIOR SUPPLY, MAINTENANCE AND REPAIR

         A. The Resort Unit as purchased by Owner includes the initial items of the then standard "Furnishings Package" and "Housewares Package" (hereinafter jointly the "Initial Packages"). The respective contents of such Initial
Packages as currently contemplated are listed in Appendix B and Appendix C hereto. Rental Manager retains the right in its sole discretion to modify from time to time the contents of the Initial Packages, and replacements thereto.

         B. Rental Manager will, at its expense, make minor repairs to the Resort Unit as listed in Appendix A. Any other repairs to the Resort Unit shall be done at Owner's expense.

         C.  Rental  Manager  will,  at its  expense,  maintain  the  Housewares
Package, replacing items which are lost or damaged as needed. Maintenance and replacement of the Furnishings Package shall be done at Owner's expense.

         D. Rental Manager will, at its expense, regularly "deep clean" the Resort Unit, including the cleaning of carpets, upholstery, draperies and bedspreads, as required.

         E. As described in the section titled, "Interior Maintenance Fund," Rental Manager will arrange, at its sole discretion, at Owner's expense, to repair or replace any and all furnishings, linens, decorative items, accessories, floor and wall coverings, equipment and appliances as it deems necessary and for which adequate funds are available in the Resort Unit's IMF. Services provided by Rental Manager maintenance personnel will be charged at the then-current labor rates.

         F. Rental Manager will advise Owner, in advance, if possible, of any repairs to the Resort Unit for which Owner is responsible and the cost of which is expected to exceed the balance in the Resort Unit's IMF. In the event of emergency conditions, as determined by Rental Manager, arrangements will be made for repairs to be performed without notice to Owner if Owner cannot be immediately contacted. Rental Manager will forward to Owner the bill for actual costs. Bills not paid by Owner within thirty (30) days may, at Rental Manager's discretion, be paid by Rental Manager. In such instance, Rental Manager will deduct the amount paid, plus a ten percent (10%) surcharge, from Owner's rental payment(s). Owner will be liable for any amounts unpaid.

         G. The Rental Manager will make periodic walk-through inspections of the Unit to check for any apparent damage, and to make sure the appliances, plumbing and electrical systems are in working order. The Rental Manager will also make any mutually agreed upon special observations an Owner might request, within reason. This shall not be interpreted as a guarantee by the Rental Manager against loss resulting from theft, casualty, or similar loss, nor shall the Rental Manager accept any liability for same unless otherwise provided in this Rental Program Agreement.

                             VI. SECURITY AGREEMENT

         A. Owner hereby grants to Rental Manager a security interest in any and all personal property included within the Unit, including but not limited to the Initial Packages, located on or at the premises where the Unit is located, including without limitation any and all property of similar type or kind hereafter located on or at such premises for the purpose of securing all obligations of Owner set forth in this Rental Program Agreement. This instrument is a self-operative security agreement with respect to the above described property (the "Personal Property"), but Owner agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Rental Manager may request.

         B. Owner shall not lease, sell, convey or in any manner transfer the Personal Property without the prior written consent of Rental Manager, except as part of the sale of the Resort Unit.

         C. The Personal Property shall be kept at the Unit and Owner will not remove the Personal Property from the Unit without the prior written consent of Rental Manager.

         D. All covenants and obligations of Owner contained herein relating to the Unit shall be deemed to apply to the Personal Property whether or not expressly referred to herein.

         E. This Rental Program Agreement constitutes a Security Agreement as that term is used in the Uniform Commercial Code of Florida.

                      VII. ONE-TIME ADMINISTRATIVE EXPENSE

         Concurrent with the execution of this Rental Program Agreement, Owner agrees to pay to the Rental Manager the sum of Five Hundred Dollars ($500.00) as an initial one-time administrative expense to defray the costs of the computerized rental and income tax reporting systems, administrative expenses related to initial set-up and management of the computer system, and set-up of telephone systems. This fee is non-refundable. This expense is neither connected with nor to be applied or credited to the Owner's account in regard to the division of rental revenue.

                              VIII. OWNER OCCUPANCY

         A. (i) Owner occupancy of the Unit is subject to the limitations contained in the Declaration. During the period of December 16 of each calendar year through April 15th in the next calendar year ("Limited Use Season"), the Owner may occupy the Resort Unit a maximum of seven (7) days during any one 30-day period. Once all seven (7) days have been used, the Owner must wait 10 more days before being eligible to occupy the Resort Unit, with the exception that there may be one period of up to fourteen (14) days of Owner occupancy of the Resort Unit within a particular 30-day period, in which case the Owner may not occupy the Resort Unit for a period of 10 days before and after the first and last day of such use. Notwithstanding any other provision of the Declaration, this Rental Program Agreement, or otherwise, the Owner may not occupy the Resort Unit for more than a total of four (4) cumulative weeks during each Limited Use Season throughout the term of this Rental Program Agreement. During any use by Owner in excess of this four (4) week cumulative total, Owner shall be responsible for costs and fees of such use as would any other rental guest. Other than availability, there are no limitations on Owner's occupancy of the Resort Unit other than during the Limited Use Season.

                  (ii)  The  references   herein  to  some   provisions  of  the
Declaration are for convenience of reference only, and shall not affect the construction of the provisions of the entire Declaration.

         B. In order to minimize the chances of your Resort Unit being unavailable, the Rental Manager encourages Owner to provide Rental Manager with written notice at least six months in advance of the dates during which Owner wishes to use the Resort Unit. Owner understands that Rental Manager will use its best efforts to accommodate Owner but that Rental Manager makes no guarantee that it will be able to do so. In the event Owner's Resort Unit is unavailable, and Owner elects to use another Resort Unit, Owner understands that he or she will be responsible for costs and fees of such use as would any other rental guest.

         C. Owner agrees not to enter the Resort Unit or to permit any person, whether family member, repairperson, guest or other, to enter the Resort Unit, other than during confirmed periods of occupancy by Owner, without prior notification to, approval of and coordination by Rental Manager.

         D. Owner understands and agrees that in all cases, where the Resort Unit is occupied by or has been reserved for a rental guest, Owner has no right to occupy the Resort Unit during that period.

         E. Owner agrees to abide by the then-current Rental Manager check-in and check-out times during periods of occupancy by Owner and Owner's guests.

         F. Owner understands and agrees that standard Rental Manager housekeeping services will not be provided while the Resort Unit is occupied by Owner and Owner's guests. Owners in residence may request periodic housekeeping services, subject to availability and at rates then in effect.

         G. Owner understands and agrees that in all cases, periods of occupancy by Owner and/or Owner's guests shall be only as permitted by applicable law and the Declaration.

         H. Owner and Owner's guests are required by Florida Statutes to register at the check-in facility before entering the Resort Unit. Please abide by the standard check-in and check-out times. Failure to check out on time could result in a late departure fee, as it might conflict with an arriving rental guest. All keys (except for private storage lockers) must be returned to the registration desk upon check-out.

         I. Owner agrees to properly secure any personal belongings such as golf clubs, personal items, and mementos in a locked area to be specified by the Rental Manager when the Owner is not using the Resort Unit.

                                 IX. GOLF RIGHTS

         A. Owner understands and agrees that the use of the Golf Facilities (as defined in the Use and Access Agreement defined hereinbelow) by Owner are subject to all provisions of that certain Use and Access Agreement for Lely Golf Villas recorded on March 13, 1998, in Official Records Book 2398, at Page 521, Public Records of Collier County, Florida, as amended (the "Use and Access Agreement"), to all provisions of the Declaration, to all provisions of this Rental Program Agreement, and to all provisions of that certain Assignment and Assumption from Lely Golf Villas I Limited Partnership, a Delaware limited partnership, to Rental Manager which is recorded in

Official Records Book at Page , of the Public Records of Collier County, Florida (the "Assignment and Assumption").

         B.   Notwithstanding   any  other  provision  of  this  Rental  Program
Agreement, the Use and Access Agreement, the Assignment and Assumption, the Declaration, or otherwise, the rights of Owner to play golf are at all times subject to availability. The rights of Owner to play golf are also subject to the limitations contained in the Use and Access Agreement, the Assignment and Assumption, this Rental Program Agreement, and the Declaration, which limitations and rights include, without being limited to, the right to play one 18-hole round of golf at the Golf Facilities for a maximum of one hundred (100) rounds per year (year means the period from November 1 through October 31 of following calendar year), provided that no one individual shall be entitled to play more than forty-two (42) times per year (year means the period from November 1 through October 31 of following calendar year), under the following conditions:

         (1) If his or her Unit is not occupied by a Designated User (as defined in the Use and Access Agreement) renting the Unit through the rental program, any person classified as a Unit Owner or having the rights of a Unit Owner, may make an advance reservation up to one (1) year in advance, and will not be required to pay a greens fee. Such reservation will be canceled if the Unit is subsequently rented.

         (2) If the Unit is occupied by a Designated User renting the Unit through the rental program, the Unit Owner shall have no advance reservation rights to play golf, but shall be eligible to play on a stand-by space available basis (i.e., no reservation under this Agreement, even after tee time is open to public) without payment of a greens fee. This play will count toward the one hundred (100) play times and toward the maximum of forty-two (42) per person.

         (3) If the Unit Owner is scheduled to play one (1) eighteen (18) hole round of golf at the Golf Facilities the Unit Owner may play a second eighteen
(18) hole round if there is space available at the actual tee-off time without any reservation, without payment of a greens fee. The play will count toward the one hundred (100) play times and towards the maximum of forty-two (42) per person.

         (4) Use of the Golf Facilities by the Unit Owner under these provisions is limited during each Limited Use Season (as defined in Article VIII hereinabove), during which time Unit Owner(s) will be able to use the Golf Facilities a maximum of seven (7) days during any one (1) thirty (30) day period and once all seven (7) days have been used, the Unit Owner(s) must wait ten (10) more days for before being eligible for additional golf privileges, with the exception that there may be one (1) period of up to fourteen (14) days of use per year within a particular thirty (30) day period (in which case the Unit Owner may not use the Golf Facilities for a period of ten (10) days before and after the first and last day of such use). If such Unit Owner(s) desires to play golf at the Golf Facilities more than one hundred (100) times for all of those falling in the category of Unit Owner, and more than forty-two (42) times for any individual per year, the Unit Owner(s) may do so, subject to the same reservation privileges, as are applicable to the general public. The published resort greens fee will be paid for such use in excess of one hundred (100) rounds per all Owner(s) or those classified as having the use rights of Owner(s) and in excess of forty-two (42) per individual as classified as an Owner from November to April. During the months of May through October, from 1999 through 2004, no greens fee will be paid for such excess rounds. Commencing in May of

2005, one-half (1/2) of the published resort greens fee will be paid for such excess use during the months of May through October. Owner understands and agrees that the 42-round maximum is an annual total per Unit.

         (5) The recitation of some provisions of the Use and Access Agreement, the Assignment and Assumption, and/or the Declaration herein is for convenience of reference only, and shall not affect the construction of the provisions of the entire Use and Access Agreement, the Assignment and Assumption and the Declaration.

         C. Owner further specifically acknowledges, agrees, and accepts that Designated User golf rights as set forth in the Use and Access Agreement have been previously conveyed to Rental Manager in the Assignment and Assumption, and not passed on to Owner through purchase of the Resort Unit, execution of the Rental Program Agreement, or otherwise. Owner specifically waives any objection, standing, or right to challenge or question same, or to make any claim whatsoever against any monies, proceeds, royalties or rights that may arise or flow therefrom.

         D. Owner specifically waives any objection, standing, or right to challenge or question the golf rights as accepted by Owner under the Declaration; hereby accepts the limited golf rights as a Unit Owner granted by the Declaration pursuant to portions of the Use and Access Agreement; and acknowledges adequate and full consideration therefor.

                             X. RIGHTS AND REMEDIES

         A. If for any reason Rental Manager violates the terms of this Rental Program Agreement, including but not limited to, gross negligence or failure to pay rent for more than forty-five (45) days, Owner has the right to pursue specific performance of this Rental Program Agreement, and all other legal and equitable remedies available to Owner. Owner will give Rental Manager at least fifteen (15) days written notice of Owner's intention to invoke the remedies allowed under this section either by hand delivery, in person or by registered or certified mail. Notice will be deemed given upon receipt.

         B. If, for any reason, Owner violates any of the terms of this Rental Program Agreement, including but not limited to, abuse of the Resort Unit by Owner or his or her guests, Owner's failure to pay taxes and assessments or utility bills, or failure to maintain the Resort Unit and its contents in good order and repair, Rental Manager has the right to pursue specific performance of this Rental Program Agreement, and all other legal and equitable remedies available to Rental Manager. Rental Manager will give Owner written notice of Rental Manager's intention to invoke the remedies allowed under this section either by hand delivery, in person or by registered or certified mail. Notice will be deemed given upon receipt. All remedies available to Rental Manager with respect to this Rental Program Agreement shall be cumulative and may be pursued concurrently or successively. No delay by Rental Manager in exercising any such remedy shall operate as a waiver thereof or preclude the exercise thereof during the continuance of that or any subsequent default.

         C. In any court proceeding where it is determined that a party failed to perform under the terms of this Rental Program Agreement, the aggrieved party will be entitled to an award of reasonable fees for attorney and paralegal services incurred in negotiation and preparation for litigation, whether or not an action is actually begun, through and including all trial and appellate levels and post-judgment proceedings; and court costs through and including all trial and appellate levels and post-judgment proceedings ("Attorneys' Fees").

         D. Rental Manager reserves the right to collect from the Owner, through rental revenue or otherwise, interest on any late or outstanding obligations of Owner to Rental Manager at a rate of interest defined herein as the "Default Rate". Rental Manager further reserves the right to collect from the Owner, through rental revenue or otherwise, late and/or service charges on any returned checks or unpaid amounts due to Rental Manager from Owner in the amount of 10% of the amount in question. The Default Rate shall be the highest rate allowable by law at the time of default, provided, however, that at no time shall any interest or charges in the nature of interest be taken, exacted, received or collected which would exceed the maximum rate permitted by law.

         E. Any and all payments due from the Owner in accordance with the provisions of this Rental Program Agreement, with interest thereon at the Default Rate and costs of collection, including, but not limited to, Attorney's Fees, are hereby declared to be a charge and continuing lien upon each Unit of such Owner. Any and all such payments, together with interest thereon at the Default Rate, and other costs of collection including, but not limited to, Attorney's Fees, shall be the personal obligation of the Owner of such Unit. Said lien shall be effective only from and after the time of the recordation amongst the Public Records of a written, acknowledged statement by the Rental Manager setting forth the amount due to the Rental Manager as of the date the statement is signed. Upon full payment of all sums secured by that lien, the party making payment shall be entitled to a satisfaction of the statement of lien in recordable form. Notwithstanding anything to the contrary herein contained, where an institutional mortgagee of record obtains title to a Unit as a result of foreclosure of its first mortgage or deed in lieu of foreclosure, such acquirer of title, its successors or assigns, shall not be liable for the amount of liens, if any, pertaining to such Unit or chargeable to the former Owner thereof which became due prior to the acquisition of title as a result of the foreclosure or deed in lieu thereof, unless the lien(s) against the Unit in question is secured by a claim of lien that is recorded prior to the recordation of the mortgage which was foreclosed or with respect to which a deed in lieu of foreclosure was given.

         F. Unless a different method is required by Florida law, as amended from time to time, the Rental Manager's lien for unpaid charges or costs may be foreclosed by the procedures and in the manner provided in Section 718.116 of the Florida Condominium Act, as it may be amended from time to time, for the foreclosure of a lien upon a condominium parcel for unpaid assessment. If final judgment is obtained, it shall include interest on the unpaid amounts at the Default Rate, and Attorney's Fees to be fixed by the court, together with the costs of the action, and the prevailing party shall be entitled to recover Attorney's Fees in connection with any appeal of such action.

                                  XI. INSURANCE

         A. Owner will, at his or her expense, maintain in effect throughout the term of this Rental Program Agreement, both property damage liability insurance and bodily injury liability insurance in the minimum amount of Three Hundred Thousand Dollars ($300,000.00) for each occurrence. All policies will be with financially sound and reputable insurers deemed acceptable by Rental Manager and will list LELY GOLF VILLAS II LIMITED PARTNERSHIP and "Rental Operator" (as that term is hereinafter defined) as additional insureds on all liability policies. Owner will notify Rental Manager immediately of any incident which might give rise to a liability claim.

Rental Manager will notify Owner immediately of any incident which might give rise to a liability claim. Rental Manager will not be liable for any damage to or destruction of Owner's property, including but not limited to goods, equipment, fixtures, inventory or any other property used or retained by Owner, except as provided in this Rental Program Agreement.

         B. Owner expressly understands that Owner is solely responsible for insuring Owner's personal property and contents within the Resort Unit and shall carry insurance sufficient to replace all personal property and other items contained within the Unit which are not insured by the Condominium Association or the Rental Manager.

         C. Owner will deliver to Rental Manager a Certificate of Insurance evidencing that the abovementioned insurance is in full force and effect; that Rental Manager will receive ten (10) days written notification from each and every insurance company BEFORE an insurance policy is canceled for any reason, including but not limited to failure by Owner to pay any premium or to renew any insurance policy provided for by this Rental Program Agreement; and that LELY GOLF VILLAS II LIMITED PARTNERSHIP and Rental Operator have been added as additional insured to such policy. The above mentioned Certificate(s) of Insurance will be mailed, upon commencement of the Rental Program Agreement and prior to the renewal of policies each year, to:

                                    Lely Golf Villas II Limited Partnership
                                    3185 Horseshoe Drive South
                                    Naples, Florida 34104
                                    Attention:   A. Jack Solomon

or such other address as the parties shall be notified of in writing.

         D. Failure to do any of the above will be considered a material breach of this Rental Program Agreement, and Rental Manager may purchase property damage liability insurance and bodily injury liability insurance for the Resort Unit; such policies to name Rental Manager and Owner as insured. The cost of such insurance will be deducted from the rental payments due Owner.

         E. Owner agrees that the policy of insurance referred to above will be primary insurance for any liability, loss and/or damage, including but not limited to, bodily injury or death arising from acts or occurrences within the interior portions of the Resort Unit.

                              XII. OWNER PRIVILEGES

         A. Owner understands that Rental Manager owns, operates, or has access to certain amenities which enhance the attractiveness and value of the property (i.e. Golf Facilities, the check-in facility, bar and grill, etc.). Rental Manager operates these amenities for a fee, and access to them is restricted to Owners, rental guests and others, as designated by Rental Manager. Rental Manager reserves the right to add other amenities or facilities for use for a fee or otherwise, in Rental Manager's sole discretion.

         B. Rental Manager will provide for Owner during the period this Rental Program Agreement is in effect access to the meeting rooms, sundry shop, and other amenities offered in the check-in facility, subject to reasonable limitations as may be imposed by the Rental Manager.

         C. Upon posting of adequate credit, the Owner will be allowed to maintain a sundries account with the Rental Manager for all incidental purchases of services, valet, food and beverages, or other miscellaneous personal services. Said account will be billed by the Rental Manager at regular intervals at Operator's discretion. Among other charges, the Owner and Owner's guests shall pay for any and all local and long distance telephone customary charges from the Unit during their stay. If the Owner shall desire that a designated guest of the Owner staying in the Unit shall pay his or her own incidentals, then the Owner must inform the Rental Manager in writing of that fact prior to the guest's check-in and the guest must establish his or her own incidental account and credit in the ordinary and customary manner, otherwise the Owner will be responsible for such incidental charges.

         D. The Rental Manager shall accept mail and packages for the Owner and the Owner's guests only, but shall have no liability for proper delivery of same.

                   XIII. WRITTEN COMMUNICATIONS/CORRESPONDENCE

         Owner understands that he or she cannot rely on verbal or telephone instructions to Rental Manager regarding reservations, maintenance or any other matter. All such communications must be confirmed in writing.

                        XIV. OWNER PAYMENT OF OBLIGATIONS

         A. Owner will fully and promptly pay any utility charges assessed to the Resort Unit not otherwise handled through the Condominium. Owner agrees that Rental Manager may pay delinquent utility bills to avoid interruption of service.

         B. Owner agrees to pay and discharge as they become due, promptly and before delinquency, all taxes, condominium fees, assessments, golf fees, liens, mortgage payments, and all other costs and expenses levied in connection with the ownership, use and maintenance of the Resort Unit.

         C. Owner agrees to pay during the terms of this Rental Program Agreement on the first of each month or, if not paid, in the period from November through August one/tenth of the Annual License Fee (as defined in the Use and Access Agreement) attributable to the Resort Unit under the Use and Access Agreement, and fully acknowledges that such amount will increase during the term of this Rental Program Agreement which amount shall be deducted from the amount otherwise payable to Owner under this Rental Program Agreement. The Annual License Fee for the Resort Unit is due from the Rental Manager to GEI (as defined in the Use and Access Agreement) on or before November 1 of each year; however, the full amount of the Annual License Fee for the Resort Unit subject to this Agreement is due from the Owner to the Rental Manager on or before August 20th of each year. In the event that all golf fees are not paid in full for the applicable year (such fees being due on or before August 20th for the subsequent November through October period), Rental Manager is authorized to deduct such unpaid amounts from Owner's rental revenue account as funds become available. The Rental Manager shall establish for the Resort Unit an "Annual License Fee Account" to be funded by the Owner's payments towards the applicable Annual License Fee. Interest earned on the Annual License Fee Account will be credited to the benefit of the Owner. The Annual License Fee Account funds may be commingled, provided separate accountings are maintained.

         D. The Rental Manager reserves the right to a receiver, and may, at any time while a suit is pending to foreclose any mortgage against the Resort Unit or to enforce any claims arising hereunder, apply to the court having jurisdiction thereof for the appointment of a receiver, and such court shall forthwith appoint a receiver of the Resort Unit. Rental Manager may elect to accept payments from such receiver, trustee, or other judicial officer during the term of their occupancy of their fiduciary capacity without affecting Rental Manager's rights as contained in this Rental Program Agreement.

         E. Nothing contained in this Rental Program Agreement nor any transaction related hereto shall be construed or so operate as to require the Owner to pay interest at a rate greater than it is now lawful in such case to contract for, or to make any payment or to do any act contrary to law. The Rental Manager shall reimburse the Owner for any interest paid in excess of the highest rate allowed by law or any other payment which may inadvertently be required to be paid contrary to law.

                             XV. ELECTRONIC SERVICES

         Rental Manager may furnish in-unit television programming services and private branch exchange (PBX) telephone services at Rental Manager's expense. Owner will permit Rental Manager to install and maintain in the Resort Unit one or more telephones connected to Rental Manager's switchboard. Owner agrees that Rental Manager's PBX service will be the sole source of telephone service for the Resort Unit. Long-distance and local telephone call service may be charged to the registered occupant of the Resort Unit and will be collected upon check-out. Owner agrees to accept responsibility for all charges resulting from such calls made by Owner and Owner's guests.

                                XVI. PEST CONTROL

         Pest control services, at the Owner's expense, will be arranged for by the Rental Manager on a monthly basis, unless service adequate in the Rental Manager's opinion is provided through the Condominium Association. If the Rental Manager arranges for basic or supplemental pest control service, the Rental Manager will charge the Owner's account a reasonable amount.

                         XVII. ASSIGNMENT/BINDING EFFECT

         A. Rental Manager may assign its rights and duties under this Rental Program Agreement to any other entity as long as the Assignee agrees, in writing, to assume and perform the terms and covenants of this Rental Program Agreement. Upon such assumption, Rental Manager shall be released from any and all obligations hereunder.

         B. Notwithstanding any other provision of this Rental Program Agreement, Rental Manager has the right without limitation to contract with, or delegate its duties to, an independent operator ("Rental Operator"), at Rental Manager's discretion. Rental Operator shall have the protections and rights to exercise, on behalf of Rental Manager, all of the rights and benefits accorded to the Rental Manager hereunder during the term of any such contract with Rental Operator, including, but not limited to, the indemnifications accorded Rental Manager under Article XVIII.

         C. The Owner shall advise the Rental Manager in writing within five (5) days of the Unit being offered for sale. Sales personnel must apply for and sign for keys to the Unit for sale at the check-in facility. In order to ensure guest privacy, keys will not be issued to sales personnel during the period of a guest's occupancy, without the guest's consent. All keys must be returned on the date of issuance. A monetary or other deposit, which may be posted by the Owner, will be required of sales personnel as security for any key issued. The Rental Manager hereby specifically denies, and the Owner hereby specifically releases the Rental Manager from, all responsibilities for any loss or damage suffered by the Owner as a result of or arising in any way out of the Rental Manager's issuance of Unit keys to sales personnel. The Owner shall inform the Rental Manager in writing ten (10) days prior to any proposed transfer of title to the Resort Unit, and within twenty-four (24) hours of any actual transfer of title to the Unit.

         D. Upon sale and/or deeding of the Resort Unit by Owner to other parties, all rights and duties of the owner under this Rental Program Agreement shall automatically be assigned to the subsequent title holder(s) for the duration of this Rental Program Agreement. The Rental Manager shall advise the Owner of such Owner's IMF balance and Annual License Fee Account balance in the event of a transfer of the Resort Unit to other parties. Although such assignment shall be binding with no further action, by acceptance of a deed or other manner of conveyance of the Resort Unit, the subsequent owner(s) agree to execute promptly upon request from the Rental Manager such written documentation of the assumption of this Rental Program Agreement as Rental Manager shall reasonably deem appropriate. Assignment of this Rental Program Agreement shall NOT relieve the prior owner of any obligations outstanding under this Rental Program Agreement prior to such assignment. Rental Manager reserves the right to hold responsible for any such obligations either the prior owner or the subsequent owner, as the Rental Manager shall elect.

         E. This Rental Program Agreement may, at Rental Manager's discretion, be recorded, in full or in part through a memorandum of its terms, in the Public Records of Collier County, Florida.

                    XVIII. INDEMNIFICATION AND HOLD HARMLESS

         A. Rental Manager agrees to indemnify and hold Owner harmless from any and all claims, demands, costs (including Attorney's Fees), damages (including, without limitation, death) or judgments against Owner arising out of this Rental Program Agreement and/or the activities contemplated by this Rental Program Agreement. Rental Manager's duty to indemnify Owner will extend to all liability, loss, damage, cost or expense to Owner arising from or in relation to any event or occurrence taking place during the term of this Rental Program Agreement, and Rental Manager's duty to indemnify Owner will be binding on all successors and assigns of Rental Manager.

         B. At Rental Manager's option, Owner agrees to allow Rental Manager to participate in the defense against any claims brought or action filed against Owner with respect to the indemnity contained herein.

         C. Notwithstanding the foregoing, Owner agrees to indemnify and hold Rental Manager harmless from any and all claims, demands, costs (including Attorney's Fees), damages (including but not limited to property damage, personal injury and wrongful death) or judgments against Rental Manager arising out of neglect or misconduct by the Owner and/or Owner's guests. Owner agrees to indemnify and holds Rental Manager harmless from any and all claims, demands, costs (including Attorney's Fees), damages (including but not limited to property damage, personal injury and wrongful death) or judgments against Rental Manager arising out of this Rental Program Agreement and/or the activities contemplated by this Rental Program Agreement, due to neglect or misconduct by the Owner and/or Owner's guests. Owner's duty to indemnify Rental Manager shall extend to all liability, loss, damage, cost or expense to Rental Manager, and the Owner's duty to indemnify Rental Manager shall be binding on all successors and assigns of Owner.

         D. At Rental Manager's option, Owner agrees to defend against any claims brought or action filed against Rental Manager with respect to the Owner's indemnity contained herein.

         E. The Owner acknowledges and agrees that the Rental Manager shall not be liable for any loss or damage to any person, furnishings or appurtenances thereto, or to property of any nature brought thereon resulting from any source, including but not limited to claims for damage resulting from (1) actions or omissions of renters or their guests; (2) injury done or occasioned by wind, rain or other elements; and/or (3) theft, vandalism, fire or acts of God. The Rental Manager assumes no financial or other responsibility for lost, stolen or damaged property owned by the Owner other than to notify the Owner of any such loss, theft, or damages promptly after the same may actually become known to the Rental Manager, and replacement of same at Owner's expense pursuant to Article V of this Rental Program Agreement.

         F. The Owner and the Rental Manager hereby waive any and all rights against each other and any of their guests, agents and employees, each of the other, for damages and claims caused by fire or other perils, and of subrogation against the Rental Manager, the Condominium Association, and/or other Owners. Owner shall ensure that any insurance policies purchased by the Owner or the Condominium Association insuring property within Fala Bella Resort and Golf Club of Naples shall provide for full waiver of any rights of subrogation, which would preclude the insurer from denying the claim of Owner because of negligent acts of the Rental Manager, or vice versa. In the absence of such provision, the waivers by Owner and Rental Manager stated herein shall nonetheless be binding.

                    XIX. CONDOMINIUM DOCUMENTS AND OPERATIONS

         A. During the term of this Rental Program Agreement, Owner will not vote to amend or otherwise alter the Condominium Documents of the Condominium Association or support any action by the Condominium Association Board on behalf of its members that would prevent or restrict the use of the Resort Unit by Rental Manager as a resort rental accommodation unit; and if said Condominium Documents are amended or action taken that in any way prevent or restrict Rental Manager's use of the Resort Unit as a resort rental accommodation Unit (whether Owner votes for such amendment or action or not), Rental Manager may thereafter, at its option, without limiting any other rights or remedies which may be available to Rental Manager, at any time, cancel this Rental Program Agreement. This Rental Program Agreement shall remain of full effect for the entire term hereof even in the event of termination of the Condominium pursuant to the Condominium Documents or otherwise.

         B. The Owner acknowledges and agrees that this Rental Program Agreement is not intended to be and shall in no event be construed or interpreted to be an agreement entered into by a condominium association or a condominium management contract pursuant to the provisions of F.S. 718.302, an agreement for operation, maintenance, or management of a condominium pursuant to F.S. 718.3025, a contract for products and services pursuant to F.S. 718.3026, a management contract, maintenance contract, or other contract pursuant to F.S. 718.503(1)(b)(5), or a management contract pursuant to F.S. 718.504(11) or F.S.
718.504 (23[e]).

                                   XX. NOTICES

         All notices, demands and requests given by either party hereto to the other party shall be in writing. All notices, demands and requests by the Owner to the Rental Manager shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed to the Rental Manager at the address as the Rental Manager may from time to time designate by written notice to the Owner, given as herein required. All notices, demands and requests by the Rental Manager to the Owner shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed to the Owner, or to such other address as the Owner may from time to time designate by written notice to the Rental Manager given as herein required. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be deposited in any post office or branch post office regularly maintained by the United States Government. Initial addresses for notices hereunder are as follows:

         For Owner to:



      For Rental Manager to:             Lely Golf Villas II Limited Partnership
                                         Attention: A. Jack Solomon
                                         3185 Horseshoe Drive South
                                         Naples, Florida 34104

                        XXI. PROMOTIONAL USE AND SIGNAGE

         A. The Owner, in an effort to assist in promoting rental business, hereby authorizes the Rental Manager to use the Resort Unit to house advance conference planners, tour planners, travel writers, representatives of Rental Manager visiting the resort in connection with the performing Rental Manager's services, airline representatives and other persons on a complimentary or discounted basis. Owner understands and agrees that he or she will not be entitled to any rental income payment for such complimentary use.

         B. Rental Manager will have the right to install, display and maintain signs and other advertising material or notices on, in, and about the Resort Units and the Condominium Property in connection with the marketing and operation of its rental activities. The Owner hereby waives any objection he or she might have against these rights to install, display and maintain such signs and other advertising material or notices.

                       XXII. COSTS OF COLLECTION AND VENUE

         A. In the event this Rental Program Agreement is placed by the Rental Manager in the hands of an attorney for the collection of any sum payable hereunder, the Owner agrees to pay all costs of collection, including Attorney's Fees, incurred by the Rental Manager, either with or without the institution of any action or proceeding, and in addition to all costs, disbursements and allowances provided by law. All such costs so incurred shall be deemed to be secured by this Rental Program Agreement.

         B. Both parties further agree that venue for any such action will be Collier County, Florida. This Rental Program Agreement will be recorded in the public records of Collier County and will be construed in accordance with the laws of the State of Florida.

         C. OWNER AND RENTAL MANAGER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN. OWNER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE RENTAL MANAGER NOR THE RENTAL MANAGER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE RENTAL MANAGER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. OWNER ACKNOWLEDGES THAT THE RENTAL MANAGER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

                              XXIII. OWNER WARRANTS

         A. Owner warrants that he or she has read this Rental Program Agreement and that he or she understands that by entering into this Rental Program Agreement he or she restricts his or her personal use of the Resort Unit.

         B. Owner further warrants that this Rental Program Agreement is a covenant running with the property, including resale, subsequent deeding to other parties, or any form of conveyance of the Resort Unit or any interest therein, including but not limited to foreclosure, tax sale, bankruptcy, and/or mortgage(s) and other security arrangements, and termination of the Condominium.

                XXIV. ENTIRE AGREEMENT AND SUCCESSORS IN INTEREST

         This Rental Program Agreement contains the entire and only agreement between the parties concerning the Resort Unit and will be binding on the heirs, personal representatives, successors and assigns, respectively, of each party. The declaration of any provision of this Rental Program

Agreement to be invalid will not affect the validity of any other provision or of the Rental Program Agreement itself.

                            XXV. RADON GAS DISCLOSURE

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health Unit.

                        XXVI. COMPLIANCE WITH REGULATIONS

         The Owner hereby acknowledges and requests the Rental Manager to take responsibility for the filing, collection and reporting of all related sales and rental taxes earned in the operation of the Unit. Further the Owner and the Rental Manager agree to abide by all rules, orders, determinations, ordinances and any other legislation of any federal, state, municipal, or other governmental authority that would pertain to the operation of the Unit.

                                XXVII. INSURANCE

         The Rental Manager shall maintain such insurance as will protect it from any claims under the Worker's Compensation act and other employee claims or damages because of bodily injury or death to its employees or subcontractors, agents, or their employees. Certificates of such insurance shall be available for review by the Owner upon request.

                   XXVIII. RENTAL MANAGER - OWNER RELATIONSHIP

         This Rental Program Agreement shall not be deemed to create any relationship of employer and employee or of principal and agent as between the Owner and the Rental Manager, and it is specifically agreed that the Rental Manager is an independent contractor. The Rental Manager shall not be liable for or responsible for any damage to the Unit or its contents caused by any person, including any tenant of the Unit.

                                  XXIX. TITLES

         Titles or captions to the various sections hereof are used for convenience of reference only and shall be considered of no effect in the construction of any provisions of this Rental Program Agreement.

                            XXX. HEIRS AND/OR ASSIGNS

         This Rental Program Agreement shall be binding upon the heirs, executors, administrators, grantees, successors and/or assigns of the Owner and on the successors and assigns of the Rental Manager.

                         XXXI. ADDITIONAL DOCUMENTATION

         Owner hereby agrees to execute and deliver any and all documents as may be reasonably required by Rental Manager at any time in order to carry out the terms of this Rental Program Agreement and give effect hereto.

                         XXXII. MODIFICATIONS IN WRITING

         This Rental Program Agreement may not be changed, terminated or modified orally or in any other manner than by an instrument in writing signed by the party against whom enforcement is sought. This requirement for modifications shall not apply to items contemplated to be modified on a regular basis under the terms of this Rental Program Agreement, including without limitation, changes to the Initial Packages, and to the rates and fees of the rental program.

         In Witness hereof, the said parties have signed and sealed this instrument on the aforesaid date.

                                      AS TO RENTAL MANAGER :
Signed and sealed in the
presence of:                          LELY GOLF VILLAS II LIMITED PARTNERSHIP
                                      a Delaware limited partnership

                                      By:      RONTO GOLF MANAGEMENT, INC.
                                               a Florida corporation
                                               a General Partner

Witness                               By:

Printed Name                          Printed Name:

Witness                               Its:

Printed Name                                        (CORPORATE SEAL)

                                      AS TO OWNER:


Witness                               OWNER OF RECORD

Printed name                          Social Security Number:        *

Witness

Printed Name


Witness                               OWNER OF RECORD

Printed Name                          Social Security Number:        *


Witness

Printed Name
      *Must correspond with name of Owner appearing on lease payment checks

STATE OF FLORIDA                      )
                                      ) SS:
COUNTY OF __________                  )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by , as of RONTO GOLF MANAGEMENT, INC., a Florida corporation, as a general partner of LELY GOLF VILLAS II LIMITED PARTNERSHIP, a Delaware limited partnership. He/She is personally known to me or who has produced as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this ____ day of ________________, 19___.

My Commission Expires:
                                Notary Public

                                Typed, printed or stamped name of Notary Public

STATE OF FLORIDA                      )
                                      ) SS:
COUNTY OF __________                  )

         I  HEREBY  CERTIFY  that  on this  day,  before  me,  an  officer  duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _________________________________________, who is personally known to me or who has produced ________________________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this ____ day of ___________________, 19___.

My Commission Expires:
                                 Notary Public

                                 Typed, printed or stamped name of Notary Public

STATE OF FLORIDA                    )
                                    ) SS:
COUNTY OF __________                )

         I  HEREBY  CERTIFY  that  on this  day,  before  me,  an  officer  duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _________________________________________, who is personally known to me or who has produced ________________________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this ____ day of ___________________, 19___.

My Commission Expires:
                                 Notary Public

                                 Typed, printed or stamped name of Notary Public

                                   APPENDIX A
                              MINOR REPAIR SERVICES

Rental Manager will provide the following services at no charge:

         Respond to all calls for maintenance, inspect and diagnose problem, take action to stop cause of problem, and requisition services as required.

         Replace light bulbs.

         Unstop toilets, sinks or tubs by use of a plunger.

         Replace fastener caps on toilets.

         Unclog and reset garbage disposals.

         Replace batteries in smoke detectors, remote controls and clocks.

         Reconnect or replace drapery pull rods.

         Replace drapery and shower curtain hooks, glides and wands.

         Change A/C filters and add algae tablets as needed.

         Make adjustments to and/or lubricate screens, cabinet doors and drawers, sliding glass doors and closet doors.

         Inspect, adjust and lubricate locks on doors, glass sliders and screens.

         Tighten sliding glass door handles, closet door and cabinet drawer pulls.

         Replace flapper balls and fluid masters.

         Replace standard plastic electrical wall plate covers.

         Replace halos, finials and lamp sockets.

         Secure and replace towel racks and tissue roll holders.

         Reset electrical service breakers.

         Reset Ground Fault Indicators.

         Clean out traps in dishwashers.

         Caulk around bathtubs, vanities and sinks.

                                                                       ANNEX E-2


                           RESORT MANAGEMENT AGREEMENT


         RESORT MANAGEMENT AGREEMENT (this "Agreement") made as of the ___ day of May, 1999 between LELY GOLF VILLAS II LIMITED PARTNERSHIP, a Delaware limited partnership ("Rental Manager") and MERISTAR MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company ("Rental Operator").


                                    RECITALS

         A. Rental Manager has, or shall acquire, the right to manage approximately 200 fully furnished residential condominium units (the "Rental Units"), and four commercial units and a management building (such commercial units and management building being collectively the "Resort Facilities" and the Rental Units, the Resort Facilities and certain other facilities all as more specifically set forth in Section 1.1 below being hereinafter collectively referred to as the "Managed Facilities"), which management building will be located adjacent to but not on the property constituting the condominium (the "Condominium") of which the Rental Units and the four commercial units are a part, all as more particularly described herein and to be constructed on a site located at Lely Resort, Naples, Florida (the Managed Facilities, together with certain other facilities of the Condominium more particularly identified herein not being managed by Rental Manager, being hereinafter referred to as the "Resort"). The Resort will be known as the "Fala Bella Resort and Golf Club of Naples" (or such other name as may be designated by Rental Manager);

         B.  Each of the  Rental  Units  shall be  subject  to a Rental  Program
Agreement (individually and collectively, the "Rental Program Agreement") pursuant to which Rental Manager shall, among other things, undertake to operate such units as a vacation rental property on behalf of the owners thereof;

         C. Lely Golf Villas I Limited Partnership ("Lely I") has entered into a certain Use and Access Agreement (as amended and as partially assigned to Rental Manager, the "Use and Access Agreement"), pursuant to which owners and certain other users of the Rental Units shall have the right to use the Flamingo Island and Mustang Golf courses at Lely Resort (the "Golf Course") subleased and operated by Golf Enterprises, Inc. (the "Golf Course Rental Manager") on a preferred basis as more particularly set forth in the Use and Access Agreement;

         D. The rights of Lely I under the Use and Access Agreement have been partially assigned to, and the obligations of Lely I under the Use and Access
Agreement have been partially assumed by, Rental Manager prior to the date hereof pursuant to a certain Assignment and Assumption Agreement between Lely I and Rental Manager;

         E. Rental Manager desires to engage Rental Operator to manage the Managed Facilities and to perform Rental Manager's obligations under the Rental Program Agreement and the Use and Access Agreement on behalf of Rental Manager; and




                                       E-2-1

         F. Rental Manager and Rental Operator desire to evidence their agreement with respect to the operation, direction, management and supervision of certain aspects of the Resort as more particularly set forth below.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, Rental Manager and Rental Operator agree as follows:


                                    ARTICLE I

                             THE MANAGED FACILITIES

         1.1. Rental Manager and Rental Operator acknowledge that the Managed Facilities consist of and contain:

         A. Rental Manager's rights and obligations under the Rental Program Agreement with respect to the operation of 200 Rental Units (64 of which are three-bedroom, three-bath units which can function as 64 two-bedroom, two-bath units and 64 hotel rooms) owned by third parties or affiliates of the Rental Manager, each of which Rental Units are or shall be subject to the Rental Program Agreement. Each of the Rental Units shall be stocked with a "Furnishings Package" and a "Housewares Package" (as such terms are used in the Rental Program Agreement) consisting of (i) all furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures and other equipment and (ii) all dishware, glassware, silverware, linens, and other items of a similar nature, necessary or desirable to operate each Rental Unit as a mid-tier vacation resort rental property (collectively, the "Initial Package"). The Initial Package with respect to each Rental Unit shall be provided at the expense of and owned by the owner of each such Rental Unit, and shall be replaced from time to time from an interior maintenance fund of 3% of gross revenues from such unit (the "IMF") or by the unit owner if the IMF with respect to such owner does not have sufficient funds.

         B. The Resort Facilities, including a (i) management building containing a reception area, sundry shop, arcade and meeting room(s) and (ii) four commercial units, one of which is the resort center (the "Resort Center") with a bar and grill type restaurant (the "Restaurant"), a gym, his and her sauna and massage room, and three of which are for storage and vending;

         C. Mechanical systems and built-in installations (the "Installations") with respect to the Resort Facilities including, but not limited to, heating, ventilation, air conditioning, electrical and plumbing systems, elevators and escalators, and built-in laundry, refrigeration and kitchen equipment;

         D. Furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures, equipment and vehicles, if any, incorporated into or used in connection with the Resort Facilities (the "FF&E");

         E. Chinaware, glassware, silverware, linens, and other items of a similar nature used in connection with the Resort Facilities (the "Operating Equipment");

         F. Stock and inventories of paper supplies, cleaning materials and similar consumable items and food and beverage used in connection with the Resort Facilities and Rental Units (the "Operating Supplies"); and



                                       E-2-2

         F. The rights and obligations of the Rental Manager under the Use and Access Agreement.

The Managed Facilities do not include the common elements of the Condominium (the "Common Elements") including without limitation the golf practice area, swimming pool, spas and tennis courts comprising a portion of the Condominium (the "Recreational Facilities").


                                   ARTICLE II

                                 OPERATING TERM

         2.1. This  Agreement  shall have a term (the "Term")  commencing on the date hereof (the "Commencement Date") and expiring on the fifth (5th) anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of this Agreement or unless extended by the written agreement of Rental Manager and Rental Operator.


                                   ARTICLE III

         GENERAL SERVICES BY RENTAL OPERATOR; MARCO ISLAND BEACH ACCESS

         3.1. During the Operating Term, Rental Operator, as agent and for the account of Rental Manager, shall in accordance with the Budgets (as defined in Section 9.4) and the other applicable provisions of this Agreement and the Rental Program Agreement, and subject to the availability of funds (including without limitation funds from the IMF):

         A. Recruit, train, direct, supervise, employ and dismiss on-site staff ("Resort Employees") for the operation of the Managed Facilities;

         B. Develop and implement advertising, marketing, promotion, publicity and other similar programs for the Resort;

         C. (i) Negotiate and enter into leases, licenses and concession agreements (collectively, "Leases") for stores, office space and lobby space within the Resort Facilities, if any, collect the rent under such Leases and otherwise administer the Leases and (ii) negotiate and enter into contracts for the provision of services to the Managed Facilities; provided, however, that without the Rental Manager's prior written consent Rental Operator shall not enter into any Leases for a term in excess of one (1) year or any contracts which are not terminable on 30 days notice or less without the payment of penalty or premium;

         D. Apply for, process and take all necessary steps to procure and keep in effect in Rental Manager's name (or, if required by the licensing authority, in Rental Operator's name or both) all licenses and permits required for the operation of the Managed Facilities;

         E. Maintain and replace on an as required basis all Initial Packages with respect to each Rental Unit from such Rental Unit's IMF or from other funds provided by provided by the owners of the respective Rental Units (the "Rental Unit Owners");




                                      E-2-3

         F. Purchase all FF&E, Operating Equipment and Operating Supplies necessary for the operation of the Resort Facilities;

         G. Provide routine accounting and purchasing services as required in the ordinary course of business;

         H. Maintain the Resort Facilities in a good state of repair and in accordance with all applicable laws, ordinances, regulations, rulings and orders of governmental authorities;

         I. Maintain the Rental Units as required under the Rental Program Agreement;

         J. Represent Rental Manager in connection with the making of any capital improvements to the Resort Facilities or the renovation and refurbishment of the Resort Facilities and to that end negotiate and enter into agreements for architectural, engineering, testing, consulting and construction services;

         K. Provide all other services required of Rental Manager under the Rental Program Agreement, including without limitation the payments to the Rental Unit Owners pursuant to Article III of the Rental Program Agreement, and exercise all rights of Rental Manager under the Rental Program Agreement;

         L. Provide technical services in connection with the initial training of Resort Employees, marketing of the resort, implementation of standard operating procedures and installation of central reservation services and centralized accounting databases and interfaces at the Resort (collectively, "Start-Up Technical Services");

         M. Provide the services of its Vacation Planning Center in Ft. Myers, Florida, including handling direct inquiries, taking reservations, providing confirmations either electronically or by mail, and fulfilling brochure requests; and

         N. Provide such other services as are required under the terms of this Agreement or as are customarily performed by management companies of similar properties in the area of the Resort.

         3.2 In consideration of the privileges extended to Rental Manager pursuant to Section 3.3 below, Rental Manager shall offer, or shall cause to be offered, to Rental Operator, the opportunity to purchase up to twelve (12) full golf memberships at its [Forest Glen] golf course facility (the "Forest Glen Course"), at a purchase price of $3,500 per membership, each of which memberships shall entitle Rental Operator to reserve two (2) tee times per day at the Forest Glen Course in advance on an unrestricted basis, which tee times may be used by Rental Operator for itself or for guests at other hospitality facilities owned or operated by Rental Operator or its affiliates. If Operator elects to purchase such memberships, it shall purchase such memberships no later than the later to occur of (i) November 1, 1999 or (ii) the date on which the Forest Len Course is opened for business with the public as set forth in a written notice from Rental Manager to Rental Operator, such notice to be delivered not later than thirty (30) days prior to such opening date. Operator shall pay the then full published greens fee rate for each tee time reserved; provided, however, that (i) the aggregate purchase price paid for such memberships shall be credited against such greens fees until such time as such aggregate greens fees equal the aggregate greens fees for tee times reserved by Rental Operator (the "Transition Point") and (ii) from and after the Transition Point Operator shall only pay seventy-five percent (75%) of the full published rate for each tee time reserved. If at any time during the Term Rental Operator is or becomes unable to obtain the benefits as set forth herein of the memberships acquired by



                                       E-2-4

Rental Operator pursuant to the terms of this Section, then from and after such date and for so long as Rental Operator is unable to obtain such benefits Rental Manager shall either (i) provide Rental Operator with alternative golf access which in the opinion of Rental Operator delivers substantially the same benefits to Rental Operator as set forth in this Section at no additional cost to Rental Operator or (ii) pay to Rental Operator in consideration of Rental Manager's rights under Section 3.3 below an amount equal to $2,500 per month, pro-rated for any partial month, payable at the times and in the manner provided with respect to the Basic Fee.

         3.3 During the Term and for so long as Rental Manager is in compliance with the requirements and provisions of Section 3.2 and is not otherwise in default of its obligations under this Agreement, Rental Operator shall allow Rental Unit Owners and other occupants (each, a "Patron") of the Rental Units (but only, with respect to each such Patron, during such periods as such Patron is actually occupying a Rental Unit) of the Managed Facilities use of the beach at its Radisson - Marco Island resort without charge therefor and on such other terms and conditions as Rental Operator shall designate provided the same shall not discriminate against said Patrons of the Managed Facilities All costs of such operation, including without limitation any transportation to and from such beach provided to the patrons of the Managed Facilities, shall be an Operating Expense.


                                   ARTICLE IV

                   GENERAL OPERATION OF THE MANAGED FACILITIES

         4.1. Rental Manager hereby engages Rental Operator as the exclusive Rental Operator of the Managed Facilities during the Term and Rental Operator hereby accepts such engagement. Subject to the terms of this Agreement, the Rental Program Agreement and the applicable Budgets, Rental Operator shall have control and discretion in the operation, direction, management and supervision of the Managed Facilities. Such control and discretion of Rental Operator shall include, without limitation, the determination of credit policies (including entering into agreements with credit card organizations), terms of admittance, charges for rooms, food and beverage policies, entertainment and amusement policies, leasing, licensing and granting of concessions for commercial space at the Managed Facilities, exercise and performance of all rights and obligations under the Rental Program Agreement and all phases of advertising, promotion and publicity relating to the Managed Facilities.

         4.2. Rental Operator shall operate the Managed Facilities and all of its facilities and activities in the same manner as is customary and usual in the operation of similar resorts in the area of the Resort to the extent consistent with the Managed Facilities's facilities.

         4.3 Rental Operator will be available to consult with and advise Rental Manager, at Rental Manager's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Managed Facilities. Rental Operator shall in all events consult with Rental Manager before implementing any material changes in policies and procedures relating to the Managed Facilities.

         4.4      Intentionally deleted.

         4.5 A copy of the Rental Program Agreement is attached hereto as Exhibit B. Rental Manager shall not amend the Rental Program Agreement with respect to any Rental Unit or the Use and Access



                                       E-2-5

Agreement without first consulting with Rental Operator with respect thereto and providing Rental Operator a written copy thereof. Rental Manager shall not amend or revise the Rental Program Agreement Unit or the Use and Access Agreement in any manner which would materially reduce the rights of Rental Operator under this Agreement or which would materially increase the obligations of Rental Operator under this Agreement without the prior written consent of Rental Operator, which consent may be granted or withheld in Rental Operator's sole discretion; provided, however, that Rental Manager may so amend or revise the Rental Program Agreement or the Use and Access Agreement without the consent of Rental Operator if such amendment or revision is required by the application of the Condominium Act (as hereinafter defined) or other applicable law on the condition that if such amendment or revision either materially increases the obligations or liabilities of, or decreases the fees to be received by, Rental Operator under this Agreement, then Rental Operator shall have the right to terminate this Agreement upon sixty (60) days' prior written notice to Rental Manager delivered no later than sixty (60) days after delivery to Rental Operator of a copy of such amendment or revision.


                                    ARTICLE V

                       AGENCY; MANAGED FACILITY EMPLOYEES

         5.1. In the performance of its duties as Rental Operator of the Managed Facilities, Rental Operator shall act solely as agent of Rental Manager. Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Rental Manager and Rental Operator. Except as otherwise provided in this Agreement, (a) all debts and liabilities to third persons incurred by Rental Operator in the course of its operation and management of the Managed Facilities in accordance with the provisions of this Agreement shall be the debts and liabilities of Rental Manager only and (b) Rental Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Managed Facilities as agent for Rental Manager. Rental Operator may so inform third parties with whom it deals on behalf of Rental Manager and may take any other reasonable steps to carry out the intent of this paragraph.

         5.2. Notwithstanding the provisions of Section 5.1, all Managed Facility Employees shall be employees of Rental Operator. All compensation of the Managed Facility Employees shall be an Operating Expense (as defined in Section 11.2).

         5.3. Rental Operator, with Rental Manager's prior approval, may enroll the Managed Facility Employees in pension, medical and health, life insurance and similar employee benefit plans substantially similar to corresponding plans implemented in first-class, full-service Resorts in the area of the Resort. Such plans may, with Rental Manager's prior approval, be joint plans for the benefit of employees at more than one resort, motel or other hospitality facility owned, leased or managed by Rental Operator or its affiliates. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees which Rental Operator may expend in connection therewith shall be the responsibility of Rental Manager and shall be an Operating Expense. The administrative expenses of any joint plans will be equitably apportioned by Rental Operator among properties covered by such plan.

         5.4. Rental Operator, in its discretion and on an "as available" basis only, may provide temporary lodging for Rental Operator's executive employees visiting the Managed Facilities in connection with the



                                       E-2-6
performance of Rental Operator's services and allow them the use of Managed Facilities, in either case at a discounted price or without charge as the case may be.

         5.5. Rental Operator shall not be liable for any failure of the Managed Facilities to comply prior to the Commencement Date with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees affecting labor union activities, civil rights or employment in the United States, including, without limitation, the Civil Rights Act of 1870, 42 U.S.C. ss. 1981, the Civil Rights Acts of 1871, 42 U.S.C. ss. 1983 the Fair Labor Standards Act, 29 U.S.C. ss. 201, et seq., the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, et seq., as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss. 621, et seq.,the Rehabilitation Act, 29 U.S.C. ss. 701, et seq., the Americans With Disabilities Act of 1990, 29 U.S.C. ss. 706, 42 U.S.C. ss. 12101, et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 301, et seq., the Equal Pay Act, 29 U.S.C. ss. 201, et seq., the National Labor Relations Act, 29 U.S.C. ss. 151, et seq., and any regulations promulgated pursuant to such statutes (collectively, as amended from time to time, and together with any similar laws now or hereafter enacted, the "Employment Laws").

         5.6. Rental Operator shall from time to time develop and implement policies, procedures and programs for the Managed Facilities (collectively, the "Employment Policies") reasonably designed to effect compliance with the Employment Laws. The Employment Policies shall be consistent with industry standards from time to time for reputable resort management companies.

         5.7. At Rental Manager's request, Rental Operator shall periodically make recommendations to Rental Manager with respect to the desirability of maintaining Employment Practices Liability Insurance ("Employment Insurance") for the benefit of the Rental Unit Owners and the owner(s) of the Resort Facilities, the Rental Manager and Rental Operator. If Rental Manager shall approve the purchase of Employment Insurance, the premium for such insurance (or an allocable amount in the event that more than one property is covered by such policy) shall be an Operating Expense.


                                   ARTICLE VI

                               PROVISION OF FUNDS

         6.1. In performing its services under this Agreement, Rental Operator shall act solely as agent and for the account of Rental Manager. Rental Operator shall not be deemed to be in default of its obligations under this Agreement to the extent it is unable to perform any obligation due to the lack of available funds from the operation of the Managed Facilities, from the IMF or as otherwise provided by Rental Manager.

         6.2. Rental Operator shall in no event be required to advance any of its funds (whether by waiver or deferral of its management fees or otherwise) for the operation of the Managed Facilities.





                                       E-2-7

                                   ARTICLE VII

                              CENTRALIZED SERVICES

         7.1. Rental Operator may, with Rental Manager's prior approval in each instance, provide or cause its affiliated companies to provide for the Managed Facilities and its guests the full benefit of any reservations system hereafter established by Rental Operator or its affiliates and provide, or cause its affiliated companies to provide, such aspects of any accounting or purchasing services or other group benefits and services as are made available generally to properties managed by Rental Operator, all of which are collectively referred to as "Centralized Services."

         7.2. Subject to the provisions of the applicable Budget and Rental Manager's prior approval, Rental Operator or such of Rental Operator's affiliated companies as provide Centralized Services shall be entitled to be reimbursed for the Managed Facilities' share of the total costs that are reasonably incurred in providing such Centralized Services on a system-wide basis to hospitality facilities managed by Rental Operator or its affiliates which costs may include, without limitation, salaries (including payroll taxes and employee benefits) of employees and officers of Rental Operator and its affiliates, costs of all equipment employed in the provision of such services and a reasonable charge for overhead. The Managed Facilities' share of such costs shall be determined in an equitable manner by Rental Operator (which shall be reasonably satisfactory to Rental Manager) and substantiated to Rental Manager after each fiscal year end and shall be an Operating Expense of the Managed Facilities. Notwithstanding the foregoing, Rental Operator's fee for providing centralized accounting services shall be the amount set forth in
Article X.


                                  ARTICLE VIII

                        WORKING CAPITAL AND BANK ACCOUNTS

         8.1. Rental Manager will provide Rental Operator with initial working capital for the Managed Facilities in the amount of Fifty Thousand Dollars ($50,000). Thereafter, funds sufficient in amount to constitute normal working capital for the uninterrupted and efficient operation of the Managed Facilities shall be maintained from Total Revenues (as defined in Article XI), from each Rental Unit's IMF or from the Rental Unit Owner of each such Rental Unit as required by the Rental Program Agreement, or with respect to the Resort Facilities otherwise provided by Rental Manager in an amount at least equal to the working capital specified in the most recent Cash Flow Forecast (as defined in Section 9.4).

         8.2. All funds received by Rental Operator in the operation of the Managed Facilities, including working capital furnished by Rental Manager, shall be deposited in a special account or accounts bearing the name of the Managed Facilities (the "Agency Account") in such federally insured bank, savings and loan or trust company as may be selected by Rental Operator and reasonably approved by Rental Manager. Any successor or substitute bank, savings and loan or trust company shall be selected in the same manner. From the Agency Account, Rental Operator shall pay all Operating Expenses, Fixed Charges, debt service, ground rent (if any), capital costs and other amounts required to be paid by Rental Operator on Rental Manager's behalf under this Agreement. In addition to the Agency Account, an account shall be established at the same institution for a reserve for replacements, substitutions and additions to the FF&E (the "FF&E Reserve Account"). IMF accounts shall be established in the name of Rental Operator and maintained, operated and used in accordance with the Rental Program Agreement.



                                       E-2-8

         8.3. The Agency Account and the FF&E Reserve Account shall be in the name of Managed Facilities and shall be under the control of Rental Operator. Checks or other documents of withdrawal shall be signed only by representatives of Rental Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably satisfactory to Rental Manager. The premiums for bonding or other insurance shall be an Operating Expense except for premiums for bonding off-site executive employees of Rental Operator. Upon the expiration or termination of this Agreement all remaining amounts in the Agency Account and the FF&E Reserve Account shall be transferred to Rental Manager.


                                   ARTICLE IX

                     BOOKS, RECORDS AND STATEMENTS; BUDGETS

         9.1. Rental Operator shall keep full and accurate books of account and other records reflecting the results of the operation of the Managed Facilities in accordance with the "Uniform System of Accounts" (Ninth Revised Edition 1996, as further revised from time to time) as adopted by the American Hotel and Motel Association of the United States and Canada ("Uniform System") with such exceptions as may be required by the provisions of this Agreement; provided, however, that Rental Operator may, with prior notice to Rental Manager, make such modifications to the methodology in the Uniform System as are consistent with Rental Operator's standard practice in accounting for its operations under management contracts gen erally, so long as such modifications do not affect the determination of Total Revenues, Operating Expenses or Fixed Charges under
Article XI. Except for the books and records which may be kept in Rental Operator's home office or other suitable location pursuant to the adoption of a central billing system or other centralized service (copies of which such books and records with respect to the Managed Facilities shall be available for inspection by Rental Manager upon reasonable prior written notice), the books of account and all other records relating to or reflecting the operation of the Managed Facilities shall be kept at the Managed Facilities and shall be available to Rental Manager and its representatives at all reasonable times for examination, audit, inspection and transcription. All of such books and records including, without limitation, books of account, guest records and front office records, shall be the property of Rental Manager. Upon any termination of this Agreement, all of such books and records (including without limitation off-site books and records with respect to centralized services provided to the Managed Facilities), shall thereafter be available to Rental Operator at all reasonable times for inspection, audit, examination and transcription for a period of three
(3) years.

         9.2. Rental Operator shall deliver to Rental Manager within twenty (20) days after the end of each month, the following items (collectively, the "Monthly Reports"):

                  A. An executive summary noting highlights of operations for such month;

                  B.       A balance sheet as of the last day of such month;

                  C.       A source and use of funds statement for such month;

                  D.       An income and expense statement for such month;




                                       E-2-9

                  E. A twelve-month summary and forecast of operations for the current fiscal year utilizing (i) actual year-to-date figures, (ii) forecasts for the next 30, 60 and 90 day periods and (iii) budgeted amounts for the balance of the fiscal year;

                  F. A twelve-month summary and forecast of cash flow for the current fiscal year utilizing (i) actual year-to-date figures, (ii) forecasts for the next 30, 60 and 90 day periods and (iii) budgeted amounts for the balance of the fiscal year;

                  G. A summary of year-to-date capital expenditures and budgeted amounts for the balance of the year; and

                  H. Such other monthly reports as Rental Manager may reasonably request and as are customarily provided by Rental Managers of similar resorts in the area of the Managed Facilities.

The Monthly Reports shall be prepared in accordance with the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Rental Operator's standard financial reporting and budgeting practices.

         9.3. Year-end financial statements for the Managed Facilities (including a balance sheet, income statement and statement of sources and uses of funds) shall be prepared and certified by an independent certified public accountant selected by Rental Manager. Rental Operator shall cooperate in all respects with such accountant in the preparation of such statements.

         9.4. On or before each November 1 during the Term, Rental Operator shall submit to Rental Manager for the next fiscal year the following items (collectively, the "Budgets"):

                  A. An operating budget (the "Operating Budget") setting forth in reasonable line-item detail the projected income from and expenses of all aspects of the operations of the Managed Facilities;

                  B. A capital budget (the "Resort Facilities Capital Budget) setting forth in reasonable line-item detail proposed capital projects and expenditures for the Resort Facilities including but not limited to FF&E expenditures;

                  C. A capital  budget  (the  "Rental  Units  Capital  Budget ")
         setting forth in reasonable line-item detail proposed capital expenditures for the Rental Units (the Resort Facilities Capital Budget and the Rental Units Capital Budget being collectively referred to as the "Capital Budget");

                  D. A cash flow forecast (the "Cash Flow Forecast") on a monthly basis; and

                  E. Such other reports or projections as Rental Manager may reasonably request and as are customarily provided by Rental Managers of similar facilities in the area of the Resort.

The Budgets shall be prepared in accordance with the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Rental Operator's standard financial reporting and budgeting practices.

         9.5. Upon approval of the Budgets by Rental Manager, Rental Operator shall cause the Managed Facilities to be operated substantially in accordance with the Budgets and the Rental Program Agreement.
Rental Operator shall not, without Rental Manager's prior approval:

                  A. Incur any expense for any line-item in the Operating Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the lesser of (i) 10% or (ii) $5,000 or more for the applicable fiscal period set forth in the Operating Budget, provided that Rental Operator may, without Rental Manager's approval,
         (i) pay any expenses (the "Necessary Expenses") regardless of amount, which are necessary for the continued operation of the Managed Facilities and which are not within the reasonable control of Rental Operator (including, but not limited to, those for taxes, utility charges and debt service) and (ii) pay any expenses (the "Emergency Expenses") regardless of amount which, in Rental Operator's good faith judgment, are immediately necessary to protect the physical integrity or lawful operation of Managed Facilities or the health or safety of its occupants; or

                  B. Incur any expense for any line-item in the Resort Facilities Capital Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the lesser of (i) 10% or (ii) $5,000 more provided that Rental Operator may, without Rental Manager's approval, pay any Emergency Expenses which are capital in nature.

                  C. Incur any expense for any line-item in the Rental Units Capital Budget which either (i) causes the aggregate expenditures for such line-item to exceed the budgeted amount by the lesser of (x) 10% or (y) $5,000 (provided that Rental Operator may, without Rental Manager's approval, pay any Emergency Expenses which are capital in nature) or (ii) is not permitted of Rental Manager under the Rental Program Agreement.

         9.6. If the Budgets (or any component of the Budgets), have not been approved by Rental Manager prior to any applicable fiscal year, then, until approval of the Budgets (or such components) by Rental Manager, Rental Operator shall cause the Managed Facilities to be operated substantially in accordance with the such prior year's Budgets except for, or as modified by, (a) those components of such Budgets for the applicable fiscal year approved by Rental Manager, (b) the Necessary Expenses which shall be paid as required and (c) the Emergency Expenses which shall be paid as required.

         9.7 Rental Operator shall on a monthly basis prepare and distribute to each Rental Unit Owner a summary of activity during the preceding calendar month with respect to such Rental Unit Owner's Rental Unit, including a summary of all charges to or disbursements to such owner with respect to such Rental Unit and the IMF allocable to such Rental Unit Owner's Rental Unit, as well as any other notices and reports to be delivered to such owner pursuant to the Rental Program Agreement.

                                    ARTICLE X

                                 MANAGEMENT FEES
               AND PAYMENTS TO RENTAL OPERATOR AND RENTAL MANAGER

         10.1. Rental Manager shall pay to Rental Operator, on a monthly basis, for services rendered under this Agreement (including without limitation the Start-Up Technical Services") a management fee (the "Basic Fee") equal to the sum of (i) two and one-half percent ( 2.5%) of Total Non-Golf Revenues (as hereinafter defined), plus (ii) one-half of one percent (0.5%) of Total Net Golf Revenues (as hereinafter defined). Prior to the later to occur of (x) the first anniversary of the Commencement Date and (y) the date on which all of the Rental Units comprising the Resort have been completed, the aggregate Basic Fee shall not be less than $7,500 per month.

         10.2. In addition to the Basic Fee, Rental Manager shall pay to Rental Operator, on a monthly basis, for its centralized accounting services a fee (the "Accounting Fee") equal to $3,000 per month.

         10.3. In addition to the Basic Fee and the Accounting Fee, Rental Manager shall pay to Rental Operator on an annual basis an incentive management fee (the "Incentive Fee") determined in accordance with Exhibit A to this Agreement.

         10.4. In each month during the Operating Term, Rental Operator shall be paid out of the Agency Account the Basic Fee and the Accounting Fee for the preceding month, as determined from the monthly income and expense statement, such payment to be made upon delivery of the income and expense statement for such month showing the computation of Total Non-Golf Revenues, Total Golf Revenues and the Basic Fee for such month.

         10.5. On or before the twentieth (20th) day following the last day of each calendar month of each fiscal year during the Operating Term, Rental Operator shall as agent for Rental Manager pay to the Rental Unit Owners from the Agency Account all amounts required to be paid to the Rental Unit Owners pursuant to Article III of the Rental Program Agreement.

         10.6. On or before the twentieth (20th) day following the last day of each calendar quarter (or such other fiscal period as Rental Manager and Rental Operator may determine) of each fiscal year during the Operating Term, after (a) payment of Operating Expenses and other amounts required to be paid under this Agreement, (b) payment of applicable travel agent fees, airline booking fees, credit card and check collection fees and any other applicable collection or booking costs to be paid from gross rental receipts from Rental Units pursuant to the first sentence of Section III(B) of the Rental Program Agreement (to the extent not duplicative of payments under clause (a) above), (c) deposits to the FF&E Reserve Account in accordance with the Budget, (d) deposits to the IMF for each Rental Unit in accordance with the Rental Program Agreement, (e) payments to Rental Unit Owners pursuant to Section III(B) of the Rental Program Agreement (net of any amounts deducted pursuant to Section III(D) of the Rental Program Agreement) and (e) retention of working capital sufficient to assure the uninterrupted and efficient operation of the Managed Facilities, in accordance with the most recently approved Cash Flow Forecast, all remaining funds in the Agency Account shall be paid to Rental Manager.

         10.7. At the end of each fiscal year and following receipt by Rental Manager of the annual audit set forth in Section 9.3, an adjustment will be made, if necessary, based on the audit so that Rental Operator shall have received the accurate Basic Fee and Incentive Fee for such fiscal year. Within thirty (30) days of receipt by Rental Manager and Rental Operator of such audit, Rental Operator shall either (a) place in the Agency Account or remit to Rental Manager, as appropriate, any excess amounts Rental Operator may have received for such fees during such calendar year or (b) be paid out of the Agency Account or by Rental Manager, as appropriate, any deficiency in the amounts due Rental Operator for the Basic Fee and the Incentive Fee.

         10.8. In addition to the foregoing Rental Manager shall pay to Rental Operator on a monthly basis an amount equal to $15 per confirmed room reservation placed by the Rental Operator's Vacation Planning Center during the preceding month (the "VPC Fee").


                                   ARTICLE XI

                               CERTAIN DEFINITIONS

         11.1. A. The term "Total Non-Golf Revenues" shall mean all income, revenue and proceeds resulting from the operation of the Managed Facilities and all of its facilities (net of refunds and credits to guests and other items deemed "Allowances" under the Uniform System) which are properly attributable under the Uniform System to the period in question, other than Total Golf
Revenues. Subject to Section 11.1B, Total Revenues shall include, without limitation, all amounts derived from:

                  (i) All rentals of and other payments in connection with Rental Units, banquet facilities and conference facilities;

                  (ii) The sale of food and beverage whether sold in the Restaurant or other facility, delivered to a guest room, sold through an in-room facility or vending machines, provided in meeting or banquet rooms or sold through catering operations;

                  (iii)  Charges  for   admittance  to  or  the  use  of  Resort
         Facilities, other than the Golf Course, or any entertainment events at the Managed Facilities;

                  (iv)     Rentals paid under Leases;

                  (v)  Charges  for  other   Managed   Facilities   services  or
         amenities, including, but not limited to, telephone service, in-room movies, and laundry services; and

                  (vi) The gross income amount on which the proceeds of business interruption or similar insurance are determined.

         B.       Total Non-Golf Revenues shall not include:

                  (i) Sales or use taxes,  resort  and/or hotel taxes or similar
         governmental   impositions   collected  by  Rental  Manager  or  Rental
         Operator;

                  (ii) Tips, service charges and other gratuities received by Managed Facility Employees;

                  (iii) Proceeds of insurance except as set forth in Section 11.01A;

                  (iv) Proceeds of the sale or condemnation of any condominium unit in the Resort, any interest therein or any other asset, or the proceeds of any loans or financings;

                  (v) Capital contributed to Rental Manager or the Managed Facilities;

                  (vi) Capital contributed by Rental Unit Owners in excess of 3% of adjusted gross rental revenues from each such Rental Unit Owners' Rental Unit used to fund the IMF as provided in the Rental Program Agreement;

                  (vii) The repayment of any loans or interest thereon made by Rental Manager other than in the ordinary course of Managed Facilities operations; and

                  (viii) The receipts of any tenant, licensee or concessionaire under a Lease.

         11.2 The term "Total Golf Revenues" shall mean all greens fees, golf cart rental fees, equipment rental fees and other fees received by Rental Operator or Rental Manager for the use of the Golf Course from patrons of the Managed Facilities or otherwise (net of refunds and credits to guests and other items deemed "Allowances" under the Uniform System) which are properly attributable under the Uniform System to the period in question. The term "Total Net Golf Revenues" shall mean Total Golf Revenues with respect to the period in question, less any payments to the Golf Course Rental Manager owed with respect to such Total Golf Revenues pursuant to the Use and Access Agreement with respect to such period.

         11.3. A. The term "Operating Expenses" shall mean all costs and expenses of maintaining, conducting and supervising the operation of the Managed Facilities and all of its facilities which are properly attributable under the Uniform System to the period in question. Operating Expenses shall include, without limitation:

                  (i)  The  cost  of  all  Operating   Equipment  and  Operating
         Supplies;

                  (ii) Salaries and wages of Managed Facilities personnel, including costs of payroll taxes and employee benefits. The salaries or wages of off-site employees or executives of Rental Operator shall not be Operating Expenses, provided that if it becomes necessary for an off-site employee or executive of Rental Operator to temporarily perform services at the Managed Facilities of a nature normally performed by Managed Facility Employees, his salary (including payroll taxes and employee benefits) for such period only as well as his traveling expenses shall be Operating Expenses;

                  (iii) The cost of all other goods and services obtained in connection with the operation of the Managed Facilities including, without limitation, heat and utilities, laundry, landscaping and exterminating services and office supplies;

                  (iv) The cost of all repairs to and maintenance of the Managed Facilities;

                  (v) Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under
         Article XIII (other than insurance against physical damage to the Managed Facilities) and losses incurred on any self-insured risks (including deductibles);

                  (vi) All taxes, assessments, permit fees, inspection fees, and water and sewer charges and other charges (other than income or franchise taxes) payable by or assessed against Rental Manager with respect to the operation of the Managed Facilities, excluding Property Taxes (as defined in Section 11.3);

                  (vii) Legal fees and fees of any independent certified public accountant for services directly related to the operation of the Managed Facilities;

                  (viii) All expenses for advertising the Managed Facilities and all expenses of sales promotion and public relations activities;

                  (ix) All out-of-pocket expenses and disbursements reasonably incurred by Rental Operator, pursuant to, in the course of, and directly related to, the management and operation of the Managed Facilities under this Agreement. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, facsimile, air express and other incidental expenses, but, except as otherwise provided in this Agreement, shall not include any of the regular expenses of the central offices maintained by Rental Operator, other than offices maintained at the Managed Facilities for the management of the Managed Facilities. Rental Operator shall maintain and make available to Rental Manager invoices or other evidence supporting such charges;

                  (x)      The Basic Fee, the VPC Fee and the Accounting Fee;

                  (xi) Any other item specified as an Operating Expense in this Agreement; and

                  (xii) Any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System unless specifically excluded under the provisions of this Agreement.

         B.       Operating Expenses shall not include:

                  (i)      Amortization and depreciation;

                  (ii) the making of or the repayment of any loans or any interest thereon;

                  (iii) The costs of any alterations, additions or improvements which for Federal income tax purposes must be capitalized and amortized over the life of such alteration addition or improvement;

                  (iv) any payments to the Golf Course Rental Manager with respect to Total Golf Revenues pursuant to the Use and Access Agreement, to the extent such amounts are deducted in determining Total Net Golf Revenues;

                  (iv) Payments out of the FF&E Reserve Account or any IMF account;

                  (v) Any amounts paid or payable by Rental Unit owners pursuant to the Rental Program Agreement; or

                  (vi)     Any item defined as a Fixed Charge in Section 11.4.

         11.4 "Fixed Charges" shall mean the cost of the following items relating to the Managed Facilities or its facilities which are properly attributable under the Uniform System to the period in question:

                  (i) Only to the extent such amounts are paid from Total Non-Golf Revenues, payments to or (to the extent not duplicative of any other amounts deducted from Total Non-Golf Revenues) on behalf of Owners of Rental Units pursuant to the Rental Program Agreement;

                  (ii) Real estate taxes, assessments, personal property taxes and any other ad valorem taxes imposed on or levied in connection with the Managed Facilities, excluding any such amounts owed by Rental Unit owners under the Rental Program Agreement or otherwise with respect to the Rental Units (collectively, "Property Taxes");

                  (iii)  Insurance   against  physical  damage  to  the  Managed
         Facilities;

                  (iv) Rental payments or payments for purchase options under leases of equipment which are capital leases under the Uniform System; and

                  (v) Payments into the FF&E Reserve Account or (only to the extent such funds were included within Total Non-Golf Revenues) any IMF account.

         11.5. "Total Revenues" for any period shall mean the sum of Total Non-Golf Revenues for such period plus Total Net Golf Revenues for such period.

         11.5. "Net Operating Income" for any period shall mean the amount, if any, by which Total Revenues for such period exceed the sum of (a) Operating Expenses for such period and (b) Fixed Charges for such period.

         11.6. "Fiscal year" shall mean each calendar year or partial calendar year within the Operating Term unless Rental Manager and Rental Operator otherwise agree.


                                   ARTICLE XII

                                  FF&E RESERVE

         12.1. During each fiscal year there shall be allocated and paid on a monthly basis to the FF&E Reserve Account from Total Revenues or other funds provided by Rental Manager such amount as is reflected in the applicable Budget for such fiscal year.

         12.2. All funds in the FF&E Reserve Account, together with any interest earned thereon and the proceeds of any sale of FF&E (which proceeds shall be deposited in the FF&E Reserve Account) shall be used solely for purposes of replacing or refurbishing the FF&E in accordance with the applicable Capital Budget.


                                  ARTICLE XIII

                                    INSURANCE

         13.1. Provided that funds from Total Revenues or funds otherwise provided by Rental Manager are available, Rental Operator shall arrange for and maintain the following insurance in connection with the Managed Facilities:

                  A. Insurance covering the Resort Facilities (and the Rental Units to the extent replacement of property therein is the responsibility of Rental Manager under the Rental Program Agreement) on an all-risk, broad form basis, against such risks as are customarily covered by such insurance (including, without limitation, boiler and machinery insurance, but excluding the Common Elements and damage resulting from earthquake, war, and nuclear energy), in aggregate amounts which shall be not less than the full replacement cost of the Resort Facilities, the Installations and the FF&E (exclusive of foundations and footings);

                  B. Commercial general liability insurance with respect to the Resort (including broad form endorsement and coverage against liability arising out of the ownership or operation of motor vehicles) with a combined single limit of not less than $25,000,000 for each occurrence for liability for (i) bodily injury, (ii) death, (iii) property damage,
         (iv) assault and battery, (v) false arrest, detention or imprisonment or malicious prosecution, (vi) libel, slander, defamation or violation of the right of privacy, (vii) wrongful entry or eviction, or (viii) liquor law or dram shop liability;

                  C. Worker's compensation insurance or insurance required by similar employee benefit acts having a minimum per occurrence limit as Rental Manager may deem advisable against all claims which may be brought for personal injury or death of Managed Facility Employees, but in any event not less than amounts prescribed by applicable state law;

                  D. Fidelity bonds, in such amounts and with such deductibles as Rental Manager may require, covering Rental Operator's employees at the Managed Facilities (other than executive employees of Rental Operator) or in job classifications normally bonded in other resorts it manages in the United States or otherwise required by law;

                  E. Business interruption insurance covering loss of income for a minimum period of six (6) months resulting from interruption of business caused by the occurrence of any of the risks insured against under "all-risk" policy referred to in Section 15.1A;

                  F. If elected by Rental  Manager  pursuant  to Section  5.5 of
         this  Agreement,   Employment  Insurance  with  reasonable  limits  and
         deductibles to be determined by Rental Manager;

                  G. If the Managed Facilities are located within an area designated "flood prone" pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may be amended from time to time, flood insurance in such amount as Rental Manager may reasonably require; and

                  H. Such other or additional insurance as may be (i) required under the provisions of any applicable mortgage, deed of trust, ground lease or franchise agreement (collectively, "Major Agreements") or (ii) customarily carried by prudent Rental Operators of mid-tier resorts in the geographic area of the Resort.

         13.2. All insurance policies shall name the owners of the Managed Facilities and Rental Manager as the insured party and shall name as additional insureds Rental Operator, each Rental Unit Owner as its interest may appear and such other parties as may be required by the terms of the Major Agreements as appropriate.

         13.3. All insurance policies shall be in such form and with such companies as shall be reasonably satisfactory to Rental Manager and shall comply with the requirements of any Major Agreement. Insurance may (at Rental Manager's election or with Rental Manager's prior approval) be provided under blanket or master policies covering one or more other resorts operated by Rental Operator or owned by Rental Manager. The portion of the premium for any blanket or master policy which is allocated to the Managed Facilities as an Operating Expense or Fixed Charge shall be determined in an equitable manner by Rental Operator and reasonably approved by Rental Manager.

         13.4. All insurance policies shall specify that they cannot be canceled or modified on less than twenty (20) days prior written notice to both Rental Manager and Rental Operator and any additional insureds (or such longer period as may be required under a Major Agreement) and shall provide that claims shall be paid notwithstanding any act or negligence of Rental Manager or Rental Operator or their respective agents or employees.

         13.5. All insurance policies shall provide, to the extent obtainable on a commercially reasonable basis) that the insurance company will have no right of subrogation against the owner(s) of the Resort Facilities, Rental Manager, Rental Operator, the Rental Unit Owners, the Condominium Association (as hereinafter defined), any party to a Major Agreement or any of their respective agents, employees, partners, members, officers, directors or beneficial Rental Managers.

         13.6. Rental Manager and Rental Operator hereby release one another from any and all liability associated with any damage, loss or liability with respect to which property insurance coverage is provided pursuant to this Article or otherwise.

         13.7. The proceeds of any insurance claim (other than proceeds payable to third parties under the terms of the applicable policy) shall be paid into the Agency Account unless otherwise required by the terms of a Major Agreement.

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                                   ARTICLE XIV

                                 PROPERTY TAXES

         14.1. Provided that funds from Total Revenues or funds otherwise provided by Rental Manager are available, Rental Operator shall pay all Property Taxes on behalf of Rental Manager not less than ten (10) days prior to the applicable due dates. Upon Rental Manager's request, Rental Operator shall promptly furnish Rental Manager with proof of payment of Property Taxes.

         14.2. Upon Rental Manager's request, Rental Operator shall from time to time advise Rental Manager of the desirability of contesting the validity or amount of any Property Tax (a "Tax Contest"). Rental Manager may, whether or not Rental Operator so recommends, pursue a Tax Contest, and Rental Operator agrees to cooperate with Rental Manager in a Tax Contest and execute any documents or pleadings required for such purpose, provided that the facts set forth in such documents or pleadings are accurate and that such cooperation or execution does not impose any liability on Rental Operator. All costs and expenses incurred by Rental Manager and Rental Operator in connection with a Tax Contest shall be Operating Expenses.


                                   ARTICLE XV

                       DAMAGE OR DESTRUCTION; CONDEMNATION

         15.1. If the Managed Facilities are damaged by fire or other casualty, Rental Operator shall promptly notify Rental Manager. This Agreement shall remain in full force and effect subsequent to such casualty provided that either party may terminate this Agreement upon thirty days prior notice to the other party if (a) Rental Manager shall elect to close the Managed Facilities as a result of such casualty (except on a temporary basis for repairs or restoration) or (b) Rental Manager shall determine in good faith not to proceed with the restoration of the Managed Facilities and provided further that Rental Operator may terminate this Agreement upon thirty days prior notice to Rental Manager if 25% or more of the Rental Units are unavailable for rental for a period of one hundred twenty days or more as a result of such casualty.

         15.2. If all or any portion of the Managed Facilities becomes the subject of a condemnation proceeding or if Rental Operator learns that any such proceeding may be commenced, Rental Operator shall promptly notify Rental Manager. Either party may terminate this Agreement on thirty (30) days notice to the other party if (a) all or substantially all of the Managed Facilities is taken through condemnation or (b) less than all or substantially all of the Managed Facilities is taken, but, in the reasonable judgment of the party giving the termination notice, the Managed Facilities cannot, after giving effect to any restoration as might be reasonably accomplished through available funds from the condemnation award, be profitably operated as amid-tier resort.

         15.3. Any condemnation award or similar compensation shall be the property of Rental Manager or the Rental Unit Owners, as their interests appear, provided that Rental Operator shall have the right to bring a separate proceeding against the condemning authority for any damages and expenses specifically incurred by Rental Operator as a result of such condemnation.

                                   ARTICLE XVI

                                EVENTS OF DEFAULT

         16.1.  The following shall constitute events of default:

                  A. If either party shall be in default in the payment of any amount required to be paid under the terms of this Agreement, and such default continues for a period of ten (10) after written notice from the other party;

                  B. If either party shall be in material default in the performance of its other obligations under this Agreement, and such default continues for a period of thirty (30) days after written notice from the other party, provided that if such default cannot by its nature reasonably be cured within such thirty-day period, an event of default shall not occur if and so long as the defaulting party promptly commences and diligently pursues the curing of such default;

                  C. If either party shall (i) make an assignment for the benefit of creditors, (ii) institute any proceeding seeking relief under any federal or state bankruptcy or insolvency laws, (iii) institute any proceeding seeking the appointment of a receiver, trustee, custodian or similar official for its business or assets or
         (iv) consent to the institution against it of any such proceeding by any other person or entity (an "Involuntary Proceeding"); or

                  D. If an Involuntary Proceeding shall be commenced against either party and shall remain undismissed for a period of sixty (60) days.

         16.2. If any event of default shall occur, the non-defaulting party may terminate this Agreement on five (5) days prior notice to the defaulting party.

         16.3. The right of termination set forth in Section 16.2 shall not be in substitution for, but shall be in addition to, any and all rights and remedies for breach of contract available in law or at equity.

         16.4. Neither party shall be deemed to be in default of its obligations under this Agreement if and to the extent that such party is unable to perform such obligation as a result of fire or other casualty, act of God, strike or other labor unrest, unavailability of materials, war, riot or other civil commotion or any other cause beyond the control of such party (which shall not include the inability of such party to meet its financial obligations).


                                  ARTICLE XVII

                               TERMINATION RIGHTS

         17.1. In addition to any other rights to terminate this Agreement granted to Rental Manager hereunder, Rental Manager shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Rental Operator upon the payment of a termination fee equal to (a) $100,000, if the effective date of such termination shall occur during the period commencing on the Commencement Date and ending on the day prior to the first anniversary of the Commencement Date, (b) $66,000, if the effective date of such termination shall occur during the period commencing on the first anniversary of the Commencement Date and ending on the day prior to the second anniversary of the Commencement Date, and (c) $33,000, if the effective date of such termination shall occur during the period commencing on the second anniversary of the Commencement Date and ending on the day prior to the third anniversary of the Commencement Date. From and after the third anniversary of the Commencement Date through the expiration or earlier termination of this Agreement Rental Manager shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Rental Operator without the payment of any termination fee.

         17.2 Rental Operator shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Rental Manager if (i) seventy-five percent (75%) of the Rental Units comprising the Resort shall not have been substantially completed on or before December 31, 2002 or (ii) the application of the Condominium Act (as hereinafter defined) results in an amendment or interpretation of this Agreement which either materially increases the obligations or liabilities of, or decreases the fees to be received by, Rental Operator under this Agreement, such notice to be delivered no later than (a) February 28, 2003, with respect to any termination under clause (i) above or (b) sixty days after Operator has received written notice of such amendment or interpretation, together with supporting documentation, from Rental Manager.


                                  ARTICLE XVIII

                                   ASSIGNMENT

         18.1. Rental Operator shall not assign, pledge or encumber this Agreement or its interest in this Agreement without the prior consent of Rental Manager, provided that Rental Operator may, without the consent of Rental Manager, assign this Agreement to (a) any entity controlling, controlled by or under common control with Rental Operator (control being deemed to mean the ownership of 50% or more of the stock or other beneficial interest in such entity and/or the power to direct the day-today operations of such entity); (b) any entity which is the successor by merger, consolidation or reorganization of Rental Operator or Rental Operator's general partner or parent corporation or
(c) the purchaser of all or substantially all of the resort management business of Rental Operator or Rental Operator's general partner or parent corporation.

         18.2. Rental Manager shall not assign this Agreement without the prior consent of Rental Operator, provided that Rental Manager may assign this Agreement without Rental Operator's consent to any person or entity acquiring Rental Manager's interest in, and assuming Rental Manager's obligations under, all of the Rental Program Agreements if such assignee shall agree in writing to be bound by this Agreement and to assume all of Rental Manager's obligations under this Agreement from and after the effective date of the assignment.

         18.3. Upon any permitted assignment of this Agreement and the assumption of this Agreement by the assignee, the assignor shall be relieved of any obligation or liability under this Agreement arising after the effective date of the assignment.





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                                   ARTICLE XIX

                                     NOTICES

         19.1. Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission, receipt electronically or verbally confirmed, or by nationally-recognized overnight courier, receipt confirmed, addressed if to:

     Rental Manager:           3185 Horseshoe Drive South
                               Naples, Florida 34104
                               Attention: Mr. A. Jack Solomon
                               Facsimile No.: 941-649-8870

     with a copy to:           Ruden, McCloskey, Smith, Schuster & Russell, P.A.
                               Suite 1500, 200 E. Broward Blvd.
                               Ft. Lauderdale, Florida 33301
                               Attention: John L. Farquhar, Esq.
                               Facsimile No.: (954) 764-4996

     and Rental Operator:      1010 Wisconsin Avenue, N.W.
                               Washington, D.C.  20007
                               Attention:  Mr. David McCaslin
                               Facsimile No.: (202) 295-2188

or to such other addresses as Rental Operator and Rental Manager shall designate in the manner provided in this Section 19.1. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed, if sent by certified mail, (b) on the business day it shall have been sent by facsimile transmission (unless sent on a non-business day or after business hours in which event it shall be deemed given on the following business day), or (c) on the date received if it shall have been given to a nationally-recognized overnight courier service.


                                   ARTICLE XX

                                    ESTOPPELS

         20.1. Rental Manager and Rental Operator agree that from time to time upon the request of the other party or a party to a Major Agreement, it shall execute and deliver within ten (10) days after the request a certificate confirming that this Agreement is in full force and effect, stating whether this Agreement has been modified and supplying such other information as the requesting party may reasonably require.

                                   ARTICLE XXI

                                 INDEMNIFICATION

         21.1. Rental Operator shall indemnify and hold the owner(s) of the Resort Facilities, Rental Manager (and Rental Manager's and such owner's) agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, wilful misconduct or negligence of the executive or off-site employees of Rental Operator, (b) the breach by Rental Operator of any provision of this Agreement or (c) any action taken by Rental Operator which is beyond the scope of Rental Operator's authority under this Agreement. Rental Manager shall promptly provide Rental Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Rental Operator shall have the option of defending any claim or suit brought against the Rental Manager with counsel selected by Rental Operator and reasonably approved by Rental Manager. Rental Manager shall cooperate with the Rental Operator or its counsel in the preparation and conduct of any defense to any such claim or suit.

         21.2. Except as provided in Section 21.1, Rental Manager shall indemnify and hold Rental Operator (and Rental Operator's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance of Rental Operator's services under this Agreement, (b) any act or omission (whether or not wilful, tortious, or negligent) of Rental Manager or any third party or (c) or any other occurrence related to the Managed Facilities whether arising before, during or after the Operating Term. Rental Operator shall promptly provide Rental Manager with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Rental Manager shall have the option of defending any claim or suit brought against Rental Operator with counsel selected by Rental Manager and reasonably satisfactory to Rental Operator. Rental Operator shall cooperate with the Rental Manager or its counsel in the preparation and conduct of any defense to any such claim or suit.

         21.3. Supplementing the provisions of Sections 21.1 and 21.2, if any claim shall be made against Rental Manager and/or Rental Operator which is based upon a violation or alleged violation of the Employment Laws (an "Employment Claim"), the Employment Claim shall fall within Rental Operator's indemnification obligations under Section 21.1 only if it is based upon (a) the wilful misconduct or negligence of Rental Operator's executive employees (including such wilful misconduct or negligence as may arise in the hiring, supervision or dismissal of any Managed Facility Employee) or (b) Rental Operator's breach of its obligations under Section 5.6 and shall otherwise fall within Rental Manager's indemnification obligations under section 21.2.

         21.4. The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Operating Term.

                                  ARTICLE XXII

                        CONDOMINIUM MANAGEMENT DISCLAIMER

         RENTAL OPERATOR ACKNOWLEDGES AND AGREES THAT RENTAL MANAGER DOES NOT HAVE THE RIGHT TO MANAGE THE FALLA BELLA RESORT AND GOLF CLUB OF NAPLES CONDOMINIUM ASSOCIATION, INC. (THE "CONDOMINIUM ASSOCIATION") OR THE COMMON ELEMENTS. RENTAL OPERATOR SHALL HAVE NO RIGHTS HEREUNDER TO MANAGE THE CONDOMINIUM ASSOCIATION OR THE COMMON ELEMENTS OR TO PROVIDE MANAGEMENT OF THE
CONDOMINIUM BUT ONLY OF THE MANAGED FACILITIES. IT IS THE INTENT OF RENTAL MANAGER AND RENTAL OPERATOR THAT THIS AGREEMENT IS NOT THE TYPE OF MANAGEMENT AGREEMENT CONTEMPLATED BY CHAPTER 718 FLORIDA STATUTES AS BEING REGULATED BY F.S. ss.718 (THE "CONDOMINIUM ACT"), AND THIS AGREEMENT IS TO BE INTERPRETED IN SUCH A MANNER AS NOT TO BE A MANAGEMENT AGREEMENT CONTEMPLATED BY THE CONDOMINIUM ACT. IF THERE ARE ANY PROVISIONS OF THIS AGREEMENT WHICH WOULD RENDER THIS AGREEMENT SUBJECT TO THE CONDOMINIUM ACT, SUCH PROVISIONS SHALL BE MODIFIED BY THE PARTIES HERETO TO THE LEAST AMOUNT NECESSARY SO THAT THIS AGREEMENT WILL NOT BE INTERPRETED TO BE A MANAGEMENT AGREEMENT OR OTHER AGREEMENT REGULATED BY THE CONDOMINIUM ACT.


                                  ARTICLE XXIII

                                  MISCELLANEOUS

         23.1. Rental Manager and Rental Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable as between them and as against third parties.

         23.2. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Rental Manager acknowledges that in entering into this Agreement Rental Manager has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Rental Operator.

         23.3. The headings of the titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

         23.4. A waiver of any of the terms and conditions of this Agreement may be made only in writing and shall not be deemed a waiver of such terms and conditions on any future occasion.

         23.5. This Agreement shall be binding upon and inure to the benefit of Rental Manager and Rental Operator and their respective successors and permitted assigns.

         23.6. This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the state in which the Resort is located. Venue for any litigation commenced in connection with or with respect to this Agreement shall be exclusively Collier County, Florida.

         IN WITNESS WHEREOF, Rental Operator and Rental Manager have duly executed this Agreement the day and year first above written.


                            LELY GOLF VILLAS II LIMITED PARTNERSHIP, a
                            Delaware limited partnership

                            By: RONTO GOLF MANAGEMENT, INC., a Florida corporation, a general partner

                                     By:  _____________________
                                     Name:    A. Jack Solomon
                                     Title:   President

                            MERISTAR MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company

                                     By:      MeriStar H & R Operating Company,
                                              L.P., a Delaware
                                              limited partnership, member

                                     By:      MeriStar Hotels & Resorts, Inc.,
                                              a Delaware corporation, general
                                              partner


                                               By:  _____________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                            INCENTIVE FEE PROVISIONS

         1. Rental Manager shall pay to Rental Operator an incentive fee (the "Incentive Fee") for each fiscal year equal to (x) fifteen percent (15%) of the amount (the "Incentive Fee") by which Net Operating Income with respect to such fiscal year exceeds $900,000 (prorated for any partial fiscal year); provided, however, that in no event shall the aggregate amount of Basic Fee and Incentive Fee with respect to any fiscal year exceed four percent (4%) of Total Revenues with respect to such fiscal year.

         2. The Incentive Fee for any fiscal year with respect to which it shall be payable shall be paid to Rental Operator within thirty (30) days after the end of each fiscal year and shall be subject to adjustment as provided in
Section 10.6.

                                                                         ANNEX F

                             ESTIMATED CLOSING COSTS


At closing on your unit, you will be required to pay the following:

         a) The balance of the purchase price, consisting of the agreed purchase price less all deposits and any interest earned thereon;

         b) An amount equal to 1.5% of the purchase price for closing costs (.7% for documentary stamps on deed, .5% plus for title insurance and balance for closing agent charges);

         c) A $550 working fund contribution payable to the condominium association;

         d) A $500 administrative fee payable to the Rental Manager to defray set-up costs for rental and tax reporting and computer and phone systems;

         e) Initially, a sum of $3,500 which will be applied to the Annual Licensing Fee due the golf course operator for golf privileges. The Annual Licensing Fee is $3,500 (increasing 4 percent per year beginning November 1,
2002). You are responsible for the prorated sum due from the date of closing to October 31 of the year of closing. The balance of the sum paid at closing will be applied to the next year's Annual Licensing Fee, which will reduce the amount otherwise withheld from rental revenues to fund this obligation in the following year;

         f) Pro-rated quarterly condominium assessments from the date of closing to the end of the relevant quarter. This quarterly assessment is fixed at $729 per quarter for a 2-bedroom unit and $907 per quarter for a 3- bedroom unit until December 31, 2001 or the Majority Election Date (as defined in the association by-laws); and

         g) At closing you will be credited or charged with pro-rata real estate taxes and charged with CDD assessments for the year of closing. At the end of the year, if you received a credit for real estate taxes, you will be responsible for paying these taxes and assessments in full. The annual CDD assessment for operating expenses is in addition to amounts payable by you to amortize the principal and interest on CDD obligations incurred for existing capital improvements of approximately $2,120. You may pay this amount at closing or over a 12-year period at $296 per year.

In addition to the foregoing, you are responsible for your own attorney's fees, if any. In the event you elect to finance a portion of the purchase price, you are also responsible for any related loan fees and costs.

                            SUMMARY OF CLOSING COSTS



Balance of the purchase price                             $

Closing costs at 1.5% of the purchase price

Condominium association working fund contribution         $  550

Rental Manager administration fee                            500

Annual Licensing Fee                                       3,500
                                                           ------
                                                           4,550

Pro-rated condominium association quarterly assessment

Utility deposits

Credit or charge for pro-rated real estate taxes

Pro-rated annual CDD assessment

Total                                                     $



Optional Prepayment

         Prepayment of CDD Capital Improvement Debt       $2,120

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of the anticipated cost to Lely Golf I in connection with the issuance and distribution of the securities to be registered. All amounts, other than the registration fee, are estimates.

Legal:                                                     $ *
Advertising, Printing & Promotion Expenses:                $ *
Accounting:                                                $ *
Registration Fees:                                         $10,564
                                                            ------
                                                           $ *

* To be added by amendment

ITEM 32.  SALES TO SPECIAL PARTIES

         There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration, except as follows:


ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

         No sales of unregistered securities have been made, other than the issuance of limited partnership interests to certain affiliates of one of the general partners of Lely Golf I at the time of organization of Lely Golf I, which issuances are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.


ITEM 34.  INDEMNIFICATION OF EXECUTIVE COMMITTEE MEMBERS AND
                   ADMINISTRATIVE PARTNER

         The governing provisions of Lely Golf I provide nonliability of and indemnification to the Executive Committee members and Administrative Partner except for (i) acts not reasonably believed by the acting partner to be in the best interest of Lely Golf I and within the scope of authority conferred on such partner; (ii) fraud, bad faith, willful misconduct or gross negligence; (iii) the breach by Lely Golf I of any of its representations or warranties made under any purchase, loan or other agreement entered into connection with the acquisition of the partnership property, which breach was the result of information or matters relating to such partner; or (iv) any liability imposed by Securities Act of 1933. Lely Golf I currently provides no insurance coverage for the errors or omissions of Executive Committee members or the administrative partner or the officers or directors of the corporate general partner of the members of the general partner that is a limited liability company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, Lely Golf I has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.


ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

         Assuming that the maximum number units offered hereby are sold at the highest price in the proposed range of prices for each unit category, the gross proceeds from the sale of units will be approximately $38,000,000 exclusive of offering expenses estimated at $ . All of the net proceeds of this offering will be paid to Lely Golf I except for amounts paid in addition to the purchase price for closing costs that are payable to third parties. None of the net proceeds representing the purchase price of the units will be available to fund operations of Fala Bella. The total revenue less the total estimated costs of $35,500 represent Lely Golf I's pre-tax profit and are available to pay management fees to Ronto, distributions to the general partners and their affiliated entities and income taxes. Lely Golf I will deliver the units and the amenities comprising Fala Bella, free and clear of any and all liens.


ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

         1. Financial Statements at and for the period from inception to December 31, 1998, audited by Arthur Anderson, L.L.P., independent Certified Public Accountants and Interim Financial Statements at and for the period ended March 31, 1999 of Lely Golf Villas I Limited Partnership.

         2. Projected Financial Performance of Two- and Three-Bedroom Units in Year 5 of Operations

b)  Exhibit Index

Exhibit
Number             Description
------             -----------
3.1                Agreement of Limited Partnership
3.2                Certificate of Limited Partnership
5.1                Opinion of Ruden, McClosky, Smith, Schuster & Russell, P.A.
10.1               Rental Program Agreement
10.2               Assignment and Assumption Agreement
10.3               Real Estate Sales Agreement
10.4               Leasehold Mortgage and Security Agreement
10.5               Mortgage and Security Agreement
10.6               License Agreement
10.7               Use and Access Agreement
10.8               Declaration of Condominium of Fala Bella Resort and Golf Club
                    of Naples
10.9               Articles of Incorporation of the Fala Bella Resort and Golf
                    Club of Naples
                   Condominium Association, Inc.
10.10              Bylaws of the Fala Bella Resort and Golf Club of Naples
                    Condominium
                   Association, Inc.
10.11              Development Agreement
10.12              Resort Management Agreement
10.13              First Amendment to Use and Access Agreement
10.14              Agreement for Purchase of Real Estate
10.15              Amendment to Agreement For Purchase of Real Estate
10.16              Articles of Incorporation for Lely Resort Master Property
                    Owners
                   Association, Inc.
10.17              By-Laws of Lely Resort Master Property Owners Association,
                    Inc.
23.1               Consent of Arthur Anderson, L.L.P.
23.2               Consent of Ruden, McClosky, Smith, Schuster & Russell, P.A.
                   (filed as part of Exhibit 5.1)

Exhibit
Number             Description
------             -----------
23.3               Consent of Horwath Landauer Consulting, Inc.
24.1               Power of Attorney (filed as part of Signature Page)


ITEM 37           UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida on May 28, 1999.


                                  LELY GOLF VILLAS I LIMITED PARTNERSHIP
                                  (Registrant)

                                  RONTO GOLF DEVELOPMENTS,
                                  INC., a general partner


                          By:     /s/ A. Jack Solomon
                                  -------------------
                                  A. JACK SOLOMON
                                  President and
                                  Director of Ronto Golf Developments, Inc., a
                                  General Partner, and member of registrant's
                                  Executive Committee


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints A. Jack Solomon and Richard P. Hoch, acting together but not singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, acting together but not singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together but not singly, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                                    Date
---------                                   -----                                                    ----

                                            President and Director of Ronto                      May 28, 1999
                                            Golf Developments, Inc., a
                                            General Partner, and member of
 /s/ A. Jack Solomon                        registrant's Executive Committee
A. JACK SOLOMON


                                            Managing Member of Westbrook Lely                    May 28, 1999
                                            Golf Villas I, L.L.C., a General Partner,
                                            and member of registrant's
 /s/ Richard P. Hoch                        Executive Committee
RICHARD P. HOCH

                                            Managing Member of Westbrook Lely                    May 28, 1999
                                            Golf Villas I, L.L.C., a General Partner,
                                            and member of registrant's
 /s/ Jonathan H. Paul                       Executive Committee
JONATHAN H. PAUL




                                  Exhibit Index
                                  -------------



Exhibit No.             Description                                                                           Page
-----------             -----------                                                                           ----
3.1                     Agreement of Limited Partnership                                                         +
3.2                     Certificate of Limited Partnership
5.1                     Opinion of Ruden, McClosky, Smith, Schuster & Russell, P.A.
10.1                    Rental Program Agreement                                                                 *
10.2                    Assignment and Assumption Agreement                                                      *
10.3                    Real Estate Sales Agreement                                                              *
10.4                    Leasehold Mortgage and Security Agreement                                                *
10.5                    Mortgage and Security Agreement                                                          *
10.6                    License Agreement                                                                        *
10.7                    Use and Access Agreement
10.8                    Declaration of Condominium of Fala Bella Resort and Golf Club
                        of Naples
10.9                    Articles of Incorporation of the Fala Bella Resort and Golf Club of
                        Naples Condominium Association, Inc.
10.10                   Bylaws of the Fala Bella Resort and Golf Club of Naples
                        Condominium Association, Inc.
10.11                   Development Agreement                                                                    *
10.12                   Resort Management Agreement                                                              *
10.13                   First Amendment to Use and Access Agreement
10.14                   Agreement for Purchase of Real Estate                                                    *
10.15                   Amendment to Agreement for Purchase of Real Estate                                       *
10.16                   Articles of Incorporation for Lely Resort Master Property Owners
                        Association, Inc.
10.17                   By-laws of Lely Resort Master Property Owners Association, Inc.
23.1                    Consent of Arthur Anderson, L.L.P.




                                      II-8



Exhibit No.             Description                                          Page
-----------             -----------                                          ----
23.2                    Consent of Ruden, McClosky, Smith, Schuster & Russell, P.A.
                        (filed as part of Exhibit 5.1)
23.3                    Consent of Horwath Landauer Consulting, Inc.
24.1                    Power of Attorney (filed as part of Signature Page)


*   To be filed by amendment.
+   Previously filed with the Form S-11 registration statement (no. 333-73415) filed with the Securities and Exchange
Commission on March 5, 1999.
*   Included in Annexes to Prospectus.
